    As filed with the Securities and Exchange Commission on December 17, 2008


                                                     REGISTRATION NO. 333-149199


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 3
                                       to

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GLOBAL RESOURCE CORPORATION
               (Exact name of registrant as specified in charter)


             NEVADA                           2860                     84-1565820
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)


                         408 BLOOMFIELD DRIVE-UNITS #1-3
                              WEST BERLIN, NJ 08091
                                 (856) 767-5661
     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                         408 BLOOMFIELD DRIVE-UNITS #1-3
                              WEST BERLIN, NJ 08091
(Address of principal place of business or intended principal place of business)

                                   ERIC SWAIN
                             Chief Executive Officer
                          408 BLOOMFIELD DRIVE-UNIT #1
                              WEST BERLIN, NJ 08091
                                 (480) 219-5005
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              SOL V. SLOTNIK, P.C.
                         11 East 44th Street-19th Floor
                               New York, NY 10017
                                 (212) 687-1222


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                    CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF          AMOUNT TO      PROPOSED MAXIMUM       PROPOSED MAXIMUM     REGISTRATION
SECURITIES TO BE                REGISTERED   OFFERING PRICE PER     AGGREGATE OFFERING         FEE(4)
REGISTERED                        (2)             SHARE (1)              PRICE (3)



Mobilestream Acquisition
Shares of Common Stock
par value $.001 per share       11,145,225       $   1.55             $17,275,098.75     $    678.91

Mobilestream Acquisition
Warrants                         3,705,867           -0-                  -0-                 -0-

Mobilestream Acquisition
Warrant Shares of Common
Stock, par value $.001
per share                        3,705,867       $   4.75(4)          $17,602,868.25     $    691.79

Carbon Recovery Acquisition
Shares of Common Stock
par value $.001 per share       11,188,996       $   1.55             $17,342,943.80     $    681.58


Carbon Recovery
Acquisition
Class B Warrants                 3,908,340           -0-                  -0-                -0-

Carbon Recovery
Acquisition
Class B Warrant
Shares of Common
Stock, par value
$.001 per share                  3,908,340       $   2.75(4)          $   10,747,935     $    422.39

Carbon Recovery
Acquisition
Class D Warrants                 1,397,600           -0-                    -0-                -0-

Carbon Recovery
Acquisition
Class D Warrant
Shares of Common
Stock, par value
$.001 per share                  1,397,600       $   2.75(4)          $    3,843,400     $    151.05

Carbon Recovery
Acquisition
Class E Warrants                 1,397,600           -0-                    -0-                -0-

Carbon Recovery
Acquisition
Class E Warrant
Shares of Common
Stock,par value
$.001 per share                  1,397,600       $   4.00(4)          $    5,590,400     $    219.70


     (1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the bid and asked prices of the Common Stock on December 9, 2008 as reported on the electronic Bulletin Board.

     (2) 10,409,407 warrants (the "Warrants") and 22,334,221 shares (the "Shares") of our common stock are being registered for distribution to the beneficiaries of the Mobilestream Liquidating Trust and the Carbon Recovery Liquidating Trust, and 10,409,407 shares of our common stock are being registered for distribution upon exercise of warrants to purchase shares of our common stock (the "Warrant Shares"), and include:

          (i) 11,145,225 currently issued shares of our common stock (the "Mobilestream Acquisition Common Stock") being distributed by a liquidating trustee to the beneficiaries of a liquidating trust (the "Mobilestream Liquidating Trust") established in connection with the acquisition of the assets (the "Mobilestream Acquisition") of Mobilestream Oil, Inc. ("Mobilestream") by the Company;


          (ii) 3,705,867 currently issued warrants (the "Mobilestream Acquisition Warrants") to purchase shares of our common stock are being distributed to the beneficiaries of the Mobilestream Liquidating Trust in connection with the Mobilestream Acquisition;

          (iii) 3,705,867 shares of our common stock (the "Mobilestream Acquisition Warrant Shares") issuable upon the exercise of the Mobilestream Acquisition Warrants are being registered herewith;

          (iv) 11,188,996 currently issued shares of our common stock (the "Carbon Recovery Acquisition Common Stock") are being distributed by the liquidating trustee to the beneficiaries of a liquidating trust (the "Carbon Recovery Liquidating Trust") established in connection with the acquisition by the Company (the "Carbon Recovery Acquisition") of the assets of Carbon Recovery Corporation ("Carbon Recovery");


          (v) 3,908,340 currently issued warrants (the "Carbon Recovery Acquisition Class B Warrants") to purchase shares of our common stock are being distributed to the beneficiaries of the Carbon Recovery Liquidating Trust in connection with the Carbon Recovery Acquisition;

          (vi) 3,908,340 shares of our common stock (the "Carbon Recovery Acquisition Class B Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class B Warrants are being registered herewith;

          (vii) 1,397,600 currently issued warrants (the "Carbon Recovery Acquisition Class D Warrants") to purchase shares of our common stock are being distributed to the beneficiaries of the Carbon Recovery Liquidating Trust in connection with the Carbon Recovery Acquisition;

          (viii) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class D Warrant Shares") issuable upon the exercise of the Carbon Recovery Class D Warrants are being registered herewith;

          (ix) 1,397,600 currently issued warrants (the "Carbon Recovery Acquisition Class E Warrants") to purchase shares of our common stock are being distributed to the beneficiaries of the Carbon Recovery Liquidating Trust in connection with the Carbon Recovery Acquisition; and

          (x) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class E Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class E Warrants are being registered herewith.


     (3) Pursuant to Rule 457(c) calculated based on the exercise price of the various categories of Warrants being registered.

     (4) The filing fee has been paid previously.


     The registrant herby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                   SUBJECT TO COMPLETION DATED December --, 2008




The information in this prospectus is not complete and may be changed. This Prospectus is included in the registration statement filed by Global Resource Corporation with the Securities and Exchange Commission. The warrant holders and stockholders to whom the Shares, the Warrants and the Warrant Shares may be distributed may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                               10,409,407 WARRANTS

                        32,743,628 SHARES OF COMMON STOCK

                           GLOBAL RESOURCE CORPORATION

                       ----------------------------------


     This prospectus covers the registration and the distribution by the liquidating trustee (the "Liquidating Trustee") of the Mobilestream Liquidating Trust and the Carbon Recovery Liquidating Trust of (1) 22,334,221 shares of our common stock and (2) warrants to purchase a total of 10,409,407 shares of our common stock, and (3) the registration of 10,409,407 shares of our common stock underlying the exercise of the warrants as described below in Prospectus
Summary:


     Our common stock is quoted on the Pink Sheets under the symbol "GBRC.PK". On December 9, 2008, the closing price of the common stock on the Pink Sheets was $1.60 per share.


     No underwriter or person has been engaged to facilitate the sale of the Shares, the Warrants or the Warrant Shares in this offering, and none of the proceeds from the sale of the Shares or the Warrant Shares will be placed in escrow, trust or similar account.

     We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the Shares, the Warrants or the Warrant Shares means that information contained in this prospectus is correct after the date of this prospectus. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

INVESTING IN OUR WARRANTS OR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. BEFORE MAKING AN INVESTMENT, PLEASE READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS WHICH BEGINS ON PAGE 3.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is December __, 2008.

                                TABLE OF CONTENTS

Prospectus Summary..........................................................   1

Risk Factors................................................................   3

Special Note Regarding Forward Looking Statements...........................   9

Use of Proceeds.............................................................  10

Market Price of Common Stock and Other Stockholder Matters..................  10

Management's Discussion and Analysis and Plan of Operation..................  11

Business....................................................................  17

Directors, Executive Officers, Promoters and Control Persons................  23

Executive Compensation......................................................  26

Security Ownership of Certain Beneficial Owners and Management .............  30

Certain Relationships and Related Transactions..............................  33

Plan of Distribution........................................................  37

Legal Proceedings ..........................................................  38

Description of Securities...................................................  38

Experts.....................................................................  42

Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities...............................................................  42

Legal Matters...............................................................  43

Where You Can Find More Information.........................................  43

Index to Financial Statements...............................................  44

     You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company, or the Shares, Warrants or Warrant Shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus; but it does not contain all information you should consider before investing in our common stock. Read the entire prospectus before making an investment decision.

     Throughout this prospectus, the terms "we" "us" our" and "our company" refer only to Global Resource Corporation, and the terms the "Warrants" and the "Warrant Shares" refer respectively, to the aggregate of the different classes of warrants and the number of shares of our common stock issuable upon exercise of the separate classes of Warrants we have registered in this offering.

     The following summary contains basic information about this offering. It does not contain all of the information that is important to you.

THE OFFERING:


     This prospectus covers the registration and the distribution by the liquidating trustee (the "Liquidating Trustee") of the Mobilestream Liquidating Trust and the Carbon Recovery Liquidating Trust of (1) 22,334,221 shares of our common stock and (2) warrants to purchase a total of 10,409,407 shares of our common stock, as well as the registration of 10,409,407 shares of our common stock underlying the exercise of the warrants as follows:


(i) 11,145,225 currently issued shares of our common stock (the "Mobilestream Acquistion Common Stock") to beneficiaries of a liquidating trust (the "Mobilestream Liquidating Trust") established in connection with the acquisition of assets (the "Mobilestream Acquisition") by the Company of Mobilestream Oil, Inc. ("Mobilestream");

(ii) 3,705,867 currently issued warrants to purchase shares of our common stock (the "Mobilestream Acquisition Warrants") to the beneficiaries of the Mobilestream Liquidating Trust in connection with the Mobilestream Acquisition;

(iii) 3,705,867 shares of our common stock (the "Mobilestream Acquisition Warrant Shares") issuable upon the exercise of the Mobilestream Acquisition Warrants;

(iv) 11,188,996 currently issued shares of our common stock (the "Carbon Recovery Acquisition Common Stock") to the beneficiaries of a liquidating trust (the "Carbon Recovery Liquidating Trust") established in connection with the acquisition by the Company (the "Carbon Recovery Acquisition") of the assets of Carbon Recovery Corporation ("Carbon Recovery");

(v) 3,908,340 currently issued warrants to purchase shares of our common stock (the "Carbon Recovery Acquisition Class B Warrants") to the beneficiaries of the Carbon Recovery Liquidating Trust in connection with the Carbon Recovery Acquisition;

(vi) 3,908,340 shares of our common stock (the "Carbon Recovery Acquisition Class B Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class B Warrants are being registered herewith;

(vii) 1,397,600 currently issued warrants to purchase shares of our common stock (the "Carbon Recovery Acquisition Class D Warrants") to the beneficiaries of the Carbon Recovery Liquidating Trust in connection with the Carbon Recovery Acquisition;


(viii) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class D Warrant Shares") issuable upon the exercise of the Carbon Recovery Class D Warrants are being registered herewith;


(ix) 1,397,600 currently issued warrants to purchase shares of our common stock (the "Carbon Recovery Acquisition Class E Warrants") to the beneficiaries of the Carbon Recovery Liquidating Trust in connection with the Carbon Recovery Acquisition; and


(x) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class E Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class E Warrants are being registered herewith.

     From time to time in this prospectus, we refer to the shares registered under this prospectus collectively as the "Shares", the different classes of warrants we have registered collectively as the "Warrants" and the separate numbers of shares of our common stock we have registered and that are issuable upon exercise of the Warrants collectively as the "Warrant Shares."


     In connection with the Mobilestream and Carbon Recovery acquisitions described below under "BUSINESS - History of the Company", we agreed to file a registration statement covering the distribution by the Carbon Recovery Liquidating Trustee and the Mobilestream Liquidating Trustee of the following:
(i) the shares of common stock issued in the Mobilestream Acquisition, (ii) the warrants to purchase shares of our common stock issued in the Mobilestream Acquisition; (iii) the shares of common stock to be issued upon exercise of the Mobilestream Warrants, (iv) the shares of common stock issued in the Carbon Recovery Acquisition, (v) the Class B, D and E Warrants to purchase shares of our common stock issued in the Carbon Recovery Acquisition; and (vi) the shares of common stock to be issued upon exercise of the Class B, D and E Warrants.

     The Shares, the Warrants and the Warrant Shares may be offered by our respective distributees through public or private transactions at then prevailing market prices or privately negotiated prices. There is no organized market for our Warrants, and we do not expect such a market to be created or developed in connection with this offering. The offering will terminate: (i) with respect to the Shares and the Warrants when the distribution by the Liquidating Trustee to the stockholders of Mobilestream and Carbon Recovery is completed, and (ii) with respect to the Warrant Shares on the earlier of the dates on which the Warrants expire or all of the Warrants are exercised and all Warrant Shares have been issued. We will not receive any proceeds from the distribution by the Liquidating Trustee of the Shares or the Warrants to the respective stockholders of Mobilestream and Carbon Recovery or from the sale of the Shares or Warrant Shares by such stockholders upon exercise of the Warrants. Any proceeds from the exercise of the Warrants will be added to our working capital.


COMPANY OVERVIEW


     We are a development stage company with three provisional patent applications and two utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately twelve corresponding foreign patent applications pending in commercially relevant countries. Our patent applications cover our proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources including shale deposits, tar sands, capped oil wells, waste oil streams and tires. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications. With the acquisitions of
(i) the assets and (ii) the development stage business of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"), and Mobilestream Oil, Inc. ("Mobilestream") in September 2006 and December 2006, respectively, described below, our business became and continues to be: (i) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; (ii) the licensing of our technology to third parties to exploit the technology; and (iii) the construction of plants to exploit that technology.


     For 9 months prior to the Carbon Recovery and Mobilestream asset acquisitions, we were a shell corporation, and prior thereto we were engaged in various businesses. For a description of our prior business history see:
"Business-History of the Company."


     Our offices are currently located at 408 Bloomfield Drive, Units #1-3, West Berlin, New Jersey 08091, and our telephone number is (856) 767-5661. We have a website at www.globalresourcecorp.com but the contents of the website and all hyperlinks therefrom are expressly excluded from this prospectus.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK, WARRANTS AND WARRANT SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE BUYING WARRANTS OR SHARES OF OUR COMMON STOCK. OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS MAY BE MATERIALLY AND ADVERSELY AFFECTED AS A RESULT OF ANY OF THE FOLLOWING RISKS. THE TRADING AND PRICE PER SHARE OF OUR COMMON STOCK COULD DECLINE AS A RESULT OF ANY OF THESE RISKS. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK. SOME OF THE STATEMENTS IN "RISK FACTORS" ARE FORWARD LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS".

RISKS RELATED TO OUR BUSINESS OPERATIONS

     WE HAVE A LIMITED OPERATING HISTORY, AND INVESTORS MAY NOT HAVE A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

     Although we were incorporated in 2000, we acquired our operating assets for our current business only in September and December 2006 and are a development stage company. Accordingly, we have a limited operating history upon which investors may evaluate our prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

     o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
     o    time line to develop, test, manufacture, market and sell our products;
     o negotiation and implementation of strategic alliances or similar arrangements with companies with sufficient resources to support our research and manufacturing efforts;
     o    need for acceptance of products;
     o ability to anticipate and adapt to a competitive market and rapid technological developments;
     o    dependence upon key personnel.

     We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

     WE ARE A DEVELOPMENT STAGE COMPANY WITH A HISTORY OF LOSSES AND CAN PROVIDE NO ASSURANCE OF OUR FUTURE OPERATING RESULTS.

     We are a development stage company with no revenues from our contemplated principal business activity. We have incurred net losses and negative cash flows since inception and expect such losses and negative cash flows to continue in the foreseeable future. We currently have no product revenues, and may not succeed in developing or commercializing any products which will generate product or licensing revenues. We do not know when we will have any products on the market, and each such product will be manufactured only upon receipt of an order. In addition, the sale completion for each of our machines requires a process of testing, during which our products could fail. We may not be able to enter into agreements with one or more companies experienced in the manufacturing and marketing of complex equipment machines and, to the extent that we are unable to do so, we will not be able to market our products. Eventual profitability will depend on our success in developing, manufacturing, and marketing our products. We may never achieve profitability.

     THE DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN HAS BEEN ALLEVIATED.


     Our audited financial statements were prepared on the assumption that we will continue as a going concern. At December 31, 2007, we reported that we had incurred substantial net losses for the years ended December 31, 2007 and 2006. We also have had substantial losses for the nine months ended September 30, 2008 and we have not commenced operations to have a revenue stream. These factors raised substantial doubt about our ability to continue as a going concern at that time. However, during the nine months ended September 30, 2008, we raised over $11 million in cash through a private placement of shares of common stock. With this additional capital and projected cash flow expenditures over the next 12 months, our management considers the facts and circumstances which raised substantial doubt about our ability to continue as going concern to be alleviated. We estimate that our current cash reserves will be sufficient to permit us to continue our anticipated level of operations until December 31, 2009. However, we plan to increase sales and marketing efforts, research and development, and administrative expenses relating to our business in 2009. We intend to use these reserves, as well as other funding resources, in the event they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although we can provide no assurance that these additional funds will be available in the amounts or at the times we may require. Furthermore, our ability to develop other applications of our technology will require the infusion of even larger amounts of capital than we currently possess. See "Risk Factors-We will need additional capital in order to satisfy our business objectives."


     WE WILL NEED ADDITIONAL CAPITAL IN ORDER TO SATISFY OUR BUSINESS
     OBJECTIVES.


     To date, we have financed our operations principally through offerings of securities exempt from the registration requirements of the Securities Act. We believe that our available resources and cash will be sufficient to meet our anticipated working capital needs until December 31, 2009. Notwithstanding the foregoing, we estimate that we will require substantial additional financing at various intervals in order to continue our research and development programs, including significant requirements for operating expenses including intellectual property protection, and for commercialization of our products. We can provide no assurance that additional funding will be available on a timely basis, on terms acceptable to us, or at all. In the event that we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology.


     Our future capital requirements will depend upon many factors, including:

     o effects of commercialization activities and facility expansions if and as required;
     o    our ability to establish collaborative relationships;
     o    increases in our management, research, sales and marketing personnel;
     o    competing technological and market developments;
     o    continued progress in our research and development programs; and
     o    patent prosecutions.

     If we cannot secure adequate financing when needed, we may be required to delay, scale back or eliminate one or more of our research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves. In such event, our business, prospects, financial condition, and results of operations may be adversely affected as we may be required to scale-back, eliminate, or delay development efforts or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize our products.

     WE CAN PROVIDE NO ASSURANCE OF THE SUCCESSFUL AND TIMELY DEVELOPMENT OF OUR PRODUCTS.

     Our products are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products that we have developed and may in the future develop are not likely to be commercially available for some time because of the time and expense in building an individual machine. The proposed development schedules for our products may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction, or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the technology involved, and the other factors described elsewhere in "Risk Factors", there can be no assurance that we will be able to complete successfully the development or marketing of any new products.

     WE LACK THE RESOURCES AND EXPERIENCE NEEDED TO MANUFACTURE OUR PRODUCTS.

     We currently lack the resources and experience needed to manufacture any of our products. Our ability to conduct trials and commercialize our products will depend, in part, on our ability to manufacture our products, either directly or, as currently intended, through contract manufacturers, at a competitive cost and in accordance with current good manufacturing practices and safety, environmental, health and other regulatory requirements. We anticipate that we will be required to depend on contract manufacturers or collaborative partners for the manufacturing of our products during the testing phases and intend to use contract manufacturers to produce any products we may eventually commercialize. We have identified and entered into an arrangement with one such manufacturer thus far. If we are not able to obtain or maintain contract manufacturing on commercially reasonable terms, we may not be able to conduct or complete trials of our machines or commercialize our products. We have identified multiple suppliers for most if not all of the components of our machines, although we can provide no assurance that these components will be available when needed on commercially reasonable terms.

     In order to succeed, we ultimately will be required to either develop such manufacturing capabilities or to outsource manufacturing on a long-term basis to third parties. We can provide no assurance that third parties will be interested in manufacturing our products on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish manufacturing capabilities either by developing our own organization or by entering into agreements with others, we may be unable to commercialize our products, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion or our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

     IN THE FUTURE, WE MAY RELY UPON COLLABORATIVE AGREEMENTS WITH LARGE INDUSTRIAL AND MANUFACTURING COMPANIES.

     In the future, we may rely heavily on collaborative agreements with large industrial and manufacturing companies, governments, or other parties for our revenues. Our inability to obtain any one or more of these agreements, on commercially reasonable terms, or at all, or to circumvent the need for any such agreement, could cause significant delays and cost increases and materially affect our ability to develop and commercialize our products.

     WE HAVE LIMITED SALES, MARKETING, AND DISTRIBUTION CAPABILITIES. WE WILL BE REQUIRED TO EITHER DEVELOP SUCH CAPABILITIES OR TO OUTSOURCE THESE ACTIVITIES TO THIRD PARTIES.

     We currently have limited sales, marketing and distribution capabilities. In order to succeed, we ultimately will be required to either develop such capabilities or to outsource these activities to third parties. We can provide no assurance that third parties will be interested in acting as our outsourced sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish sales, marketing, or distribution capabilities either by developing our own organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion of our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

     WE RELY UPON OUR PATENT APPLICATIONS TO PROTECT OUR TECHNOLOGY. WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies. We currently hold several pending patent applications in the United States and corresponding patent applications filed in certain other countries covering the proposed use of microwaves for the recovery of hydrocarbons and fossil fuels. Further, we intend to rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We intend to depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid our confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties; however, our technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology or the licensed technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations.

     The patent position of petroleum extraction and decomposition technology firms is generally uncertain and involves complex legal and factual questions. We do not know whether any of our current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to processes competitive with ours. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States or Canada.

     Patent litigation may occur in our industry and we cannot predict how this will affect our efforts to form strategic alliances, conduct testing or manufacture and market any products under development. If challenged, our pending patents may not be held valid. We could also become involved in interference proceedings in connection with one or more of our patent applications to determine priority of invention. If we become involved in any litigation, interference or other administrative proceedings, we will likely incur substantial expenses and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination could subject us to significant liabilities or require us to seek licenses that may not be available on favorable terms, if at all. We may be restricted or prevented from manufacturing and selling our products in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

     Our commercial success will also depend significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are, in many cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. In the event of infringement or violation of another party's patent, we may be prevented from pursuing product development or commercialization. See "Business--Patents and Licenses".

     WE CAN PROVIDE NO ASSURANCE THAT OUR PRODUCTS WILL OBTAIN REGULATORY APPROVALS AT OR PRIOR TO THE TIME OF INSTALLATION.

     The installation of any of our products at a customer site may require the prior approval of various federal and state regulatory authorities governing such areas as the environment, hazardous waste, health and worker safety. We cannot predict with any certainty the amount of time necessary to obtain such approvals and whether any such approvals will ultimately be granted. Operational trials of our built to scale machines as opposed to laboratory scale models may reveal that one or more of our products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Delays in obtaining any necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product's potential commercial success and on our business, prospects, financial condition, and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event we may be required to withdraw such product from the market. See "Business - Governmental Regulation".

     WE DEPEND UPON OUR SENIOR MANAGEMENT AND SKILLED PERSONNEL AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE.


     We currently depend upon the efforts and abilities of our senior executives, as well as the services of other key personnel. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have no "Key Man" insurance policies on any of our senior executives. In addition, recruiting and retaining qualified engineering and scientific personnel to perform future research and development work will be critical to our success. There is currently a shortage of employees with expertise in our areas of research, and this shortage is likely to continue. Competition for skilled personnel is intense and turnover rates are high. Our ability to attract and retain qualified personnel may be limited. Our inability to attract and retain qualified skilled personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations.


RISKS RELATED TO THE SHARES, THE WARRANTS AND THE WARRANT SHARES

     IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED PERIODIC PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR STOCK PRICE, REGARDLESS OF OUR OPERATING RESULTS. THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, AND IT MAY BE DIFFICULT TO RESELL YOUR SHARES OF COMMON STOCK OR WARRANTS WHEN YOU WANT OR AT PRICES YOU FIND ATTRACTIVE.

     The price of our common stock is quoted on the Pink Sheets and constantly changes. We expect that the market price of the common stock will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

     o    quarterly variations in our financial results;

     o operating results that vary from the expectations of management, securities analysts and investors;

     o changes in expectations as to our business, prospects, financial condition, and results of operations;

     o    announcements by us or our competitors of material developments;

     o the operating and securities price performance of other companies that investors believe are comparable to us;

     o    future sales of our equity or equity-related securities;

     o changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;

     o    departures of key personnel; and

     o    regulatory and intellectual property considerations.

As a result of these fluctuations, you may experience difficulty selling shares of our common stock or warrants when desired or at acceptable prices.

     FUTURE SALES OF COMMON STOCK OR THE ISSUANCE OF SECURITIES SENIOR TO THE COMMON STOCK OR CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, COMMON STOCK COULD MATERIALLY ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK, AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS.


     Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock. However, it should be noted that upon the effectiveness of this registration statement, there will immediately be an additional 22,334,221 free-trading shares of our common stock issued and outstanding and, subject to exercise of the Warrants, another 10,409,407 shares of our common stock that could be introduced into the public markets during the next four months.


     OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK REGULATIONS THAT IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK. AS A CONSEQUENCE, THE ABILITY OF OUR STOCKHOLDERS TO SELL SHARES OF OUR COMMON STOCK COULD BE IMPAIRED.

     The Securities and Exchange Commission (the "Commission") has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions that are not applicable to our company at present. Our common stock is subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. The regulations require that prior to any transaction involving a penny stock, a risk disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase, and must have received the purchaser's written consent to the transaction prior to sale. As such the market liquidity for the common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

     You should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     o    control of the market for the security by one or a few broker-dealers;

     o    "boiler room" practices involving high-pressure sales tactics;

     o manipulation of prices through prearranged matching of purchases and sales;

     o    the release of misleading information;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

     We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.



     WE WILL NOT PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

     We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders or otherwise may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. See "Dividend Policy" and "Description of Securities -- Common Stock".

              SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 3.

     The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the distribution of our shares of common stock or Warrants by the Carbon Recovery Liquidating Trustee or the Mobilestream Liquidating Trustee to the beneficiaries of the Carbon Recovery Liquidating Trust or the Mobilestream Liquidating Trust. In addition, we will not receive any proceeds from the subsequent sale or other disposition of the common stock or Warrants by the former stockholders of Mobilestream and Carbon Recovery. However, we will receive the exercise price for any Warrants upon their exercise to purchase shares of our common stock underlying the Warrants ("Warrant Shares"). If all such Warrants are exercised, the total proceeds we would receive is $37,784,358.50; however, it should be noted that as at today's date none of the Warrants are "in the money". See "DESCRIPTION OF SECURITIES-Warrants." We expect to use the proceeds, if any, we receive from the exercise of Warrants for general working capital purposes. We will pay the expenses of registration of the Warrant Shares underlying the Warrants, including legal and accounting fees.


MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

MARKET INFORMATION


     Our common stock has been traded over the counter in the Pink Sheets since April 2007. The trading symbol for our common stock is "GBRC.PK." From September 2004 to April 2007 our common stock traded on the OTCBB. In April 2007 our common stock was delisted from the OTCBB for failure to satisfy applicable maintenance criteria. The following table sets forth quarterly high and low bid prices for the common stock for the periods presented, as reported by the OTCBB and, since April 2006, the Pink Sheets. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We consider our stock to be "thinly-traded" and any reported sales prices may not be a true market based valuation of the stock.


Fiscal Year Ended December 31, 2005
                                                HIGH BID       LOW BID
First Quarter*                                   $.047          $.006
Second Quarter*                                   .074           .011
Third Quarter*                                    .034           .013
Fourth Quarter*                                   .0265          .012

Fiscal Year Ended December 31, 2006
First Quarter*                                    .035           .013
Second Quarter*                                   .032           .015
Third Quarter                                     3.00           1.75
Fourth Quarter                                    4.60           1.10

Fiscal Year Ended December 31, 2007
First Quarter
Second Quarter                                    2.43           0.70
Third Quarter                                     5.13           1.55
Fourth Quarter                                    3.59           1.73

Fiscal Year Ending December 31, 2008
First Quarter                                     3.50           1.56


Second Quarter                                    3.88           1.82
Third Quarter                                     2.37           0.73


*This period was prior to the 1 for 100 reverse stock split of our common stock which was effective on August 14, 2006, following which there were only 72,150 shares of our common stock issued and outstanding. On September 22, 2006 the Company acquired the assets of Carbon Recovery Corporation by the issuance of 48,188,996 shares of its common stock. On December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. by the issuance of 11,145,225 shares of its common stock; however, the Mobilestream acquired assets included 37,500,000 shares of our own common stock, all of which have been cancelled. As of December 9, 2008 our issued and outstanding shares of common stock total 62,211,564 shares.

     Shares eligible for future sale could depress the price of our common stock, thus lowering the value of a buyer's investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.


     On December 9, 2008 the prices of our common stock were $1.60 high, $1.50 low and $1.60 close as quoted on the Pink Sheets. On December 9, 2008 we had 62,211,564 shares of our common stock issued and outstanding.

HOLDERS

     As of December 9, 2008 there were approximately 303 record holders of our common stock. We believe that the number of beneficial holders of our common stock on such date was approximately 2,570.

DIVIDENDS

     We have never paid a cash dividend on our common stock because we have not had any earnings from which distributions lawfully could be made. We anticipate for the foreseeable future earnings, if any, will be retained for use in our business. Accordingly, we do not anticipate the payment of any cash dividends in the foreseeable future.


MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

OVERVIEW


     Since the acquisitions of the assets of Carbon Recovery and Mobilestream in 2006, our business became, and continues to be: (i) the design, manufacture and sale of machinery and equipment units, embodying the technology for decomposing petroleum-based materials by subjecting them to microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials and focused on specific applications; (ii) the licensing of third parties to exploit that technology; and (iii) the construction of plants to exploit that technology. Currently, our efforts are directed principally to the design, manufacture and sale of machinery and equipment.

     We recently completed our first prototype machine that uses our technology for decomposing tires. It is now undergoing additional testing and refinement at the manufacturing facility the Company leases in Rockford, Illinois. Although we anticipated completion of the prototype earlier in the year, there were several factors that contributed to the delay we experienced. These included: delays in delivery of klystron microwave tubes, changes in the design of the prototype, and changes in the conveying procedures for the material. The Company will continue to test and refine the features of the prototype for use with tires and other "feedstocks", i.e. materials that would amenable to the Company's technology. The Company will work with prospective customers to create systems for the manipulation of large amounts of tires to be processed through a machine.

     We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with Ingersoll Production Systems, a manufacturing facility in Rockford, Illinois, for research on and the manufacture of our machines. In October 2008 we completed a prototype machine at the facility. The prototype is being tested initially to apply our microwave technology to the decomposition of tires as waste and to retrieve commercially viable components therefrom in the form of carbon, liquid hydrocarbons which can be converted to electricity, and gas. We will use our prototype primarily to confirm and refine the principles that will be utilized in commercial scale operations of our technology. We also will use it to test various feedstocks, materials that can benefit from the application of our technology, prior to releasing processes for production. The prototype will also be used on a limited basis to show customers that the process works as applied to a specific feedstock and is viable for commercialization.

     We do not research nor represent to potential customers the commercial uses or revenues they may derive from the end-products generated using our technology. Each potential customer evaluates for itself whether the commercialization and disposition of the end products justifies the cost to purchase and install one of our machines.

     We are conducting negotiations with prospective purchasers of machines, but do not have any committed orders for our equipment. We are also in negotiations with at least one distributor for an exclusive license for our technology covering a designated geographic area, but the terms and conditions are not completed. In almost all cases a final purchase order agreement or a license agreement is unlikely to be consummated until we can demonstrate that the prototype is capable of processing large amounts of material in an efficient and timely manner. We are not presently devoting any time or funds to the construction of plants to exploit our technology. Any such effort will require capital in excess of funds available to us, and will require us to "partner" with a company with much larger resources.

RESULTS OF OPERATIONS

(A) REVENUES

We had no revenues for the year ended December 31, 2007 and revenues were $-0-for the nine months ended September 30, 2008. We have had no revenues from operations since the closing of the asset acquisitions of Carbon Recovery Corporation in September 2006 and Mobilestream Oil, Inc. in December 2006. All revenues we received from operations prior to September 2006 were derived from lines of business unrelated to our current activities, and in which we no longer have any ownership interest or other participation. The Company has never had revenues from operations since it began its current business.

The Company has completed a prototype microwave reactor system which it has used to demonstrate the decomposition of tires. The Company will work with prospective customers to create systems for the manipulation of large amounts of tires to be processed through a machine. It will take the Company approximately twelve months to deliver a system from the time the Company receives an order. Each order will be accompanied by a cash deposit from the purchaser which will be recorded as deferred revenue until the equipment is shipped, installed and operating successfully at the destination site.

(B) TOTAL OPERATING EXPENSES

Total operating expenses were $21,101,932 for the nine months ended September 30, 2008 compared to $4,186,957 for the nine months ended September 30, 2007, an increase of $16,914,975 or approximately 404%. Total operating expenses were $4,250,302 for the three months ended September 30, 2008 compared to $2,776,952 for the three months ended September 30, 2007, an increase of $1,473,350 or approximately 53%.

Operating expenses consist of Professional fees, Investor relations and Investment banking fees, general and administrative expenses, and Research and Development costs.

Total Professional Fees and Investment banking fees and investor relations expenses were $17,798,364 for the nine months ended September 30, 2008 compared to $857,018 for the nine months ended September 30, 2007, an increase of $16,941,346. Total Professional Fees and Investment banking fees and investor relations expenses were $3,496,859 for the three months ended September 30, 2008 compared to $376,169 for the three months ended September 30, 2007, an increase of $3,120,690. The Company has recorded expenses for Investment banking fees, investor relations, and Professional fees broadly to include expenses incurred for ancillary activities and expenses for penalties and settlements related to professional services, investment banking and public relations activities. For the nine months ended September 30, 2008 these expenses were $16.6 million higher than for same period in 2007. The Company issued 7,232,838 shares of common stock for services performed or to be performed by non-employees, valued in the amount of $16.4 million dollars. In addition, however, all expenses related to stock issuances or investor relations, including shares issued as penalties or settlements were charged to Investment Banking Fees. Other increases in Professional fees were due to an increase of $266,000 in legal fees and $84,000 in accounting fees compared to the nine months ended September 30, 2007. The increase in legal fees was caused by the filing of additional foreign patent applications, the expenses of conducting an annual stockholder meeting, the settlement of certain claims for investment banking services and the filing of three registration statements by the Company. A $3.1 million increase in investment banking fees for three month period ended September 30, 2008 can also be attributed to the issuance of common stock for services performed or to be performed by non-employees. The value of services was determined to be the stock market price at the date the stock was issued.

General and administrative expenses were $2,691,403 for the nine months ended September 30, 2008 compared to $3,194,165 for the nine months ended September 30, 2007, a decrease of $502,762 or approximately 16% decrease. General and administrative expenses were $576,271 for the three months ended September 30, 2008 compared to $2,362,322 for the three months ended September 30, 2007, a decrease of $1,786,051 or approximately 76% decrease. The decrease in expenses for nine month was due to the following: First, lower salary costs of approximately $400,000 inasmuch as the 2007 salary expenses included a stock bonus received by then President and CEO Frank Pringle which was approximately $700,000 higher than what he received in 2008. This decrease was offset by an increase of approximately $300,000 in salary expense due to additions of full time employees and employee salary increases. Second, in 2007 the Company incurred a one time settlement cost in the amount of $400,000 for a claim arising out of a private placement transaction. This decrease in general and administrative expenses was offset by an increase of approximately $97,200 in board of director fees, expensing warrants issued as payments and increases in travel expenses of $76,400. The three month decrease of $1.8 million dollars in general and administrative expenses can be mainly attributed to reduction in salary expenses, since no bonus stock was issued to employees in the third quarter of 2008.

Research and development (R & D)costs consist of all activities associated with the development and enhancement of products using the Company's microwave technology. R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our technology. Research and development costs are charged to R & D when incurred. R & D costs for nine months ended September 30, 2008 and 2007 were $612,165 and $135,774, respectively. The increase of $476,421 as compared to prior year can be attributed to the increase in material costs of approximately $350,000 used in research, and the increased salary costs due to addition of personnel in May 2008.

(C) Other Income (Expense)

Interest expense, interest income and other income are included in Other Income (Expense). Other Income (expenses) was $56,722 for the nine months ended September 30, 2008 compared to an expense of ($87,597) for the nine months ended September 30, 2007, an increase of $144,319. Other Income (Expenses) were $23,233 for the three months ended September 30, 2008 compared to $4,254 for the three months ended September 30, 2007, an increase of $18,979.

Interest expense for the nine months ended September 30, 2008 was $14,424 compared to $19,373 for the nine months ended September 30, 2007, a decrease of $4,949 or 34%. The interest expense was $5,031 for the three months ended September 30, 2008 compared to $3,008 for the three months ended September 30, 2007, an increase of $2,023 or 67%. The nine month lower interest expense is the result of certain Company loans being near maturity. The increase for three months was interest expense associated with the addition of a new capital lease in June 2008.

Interest Income for the nine months ended September 30, 2008 and September 30, 2007 was $114,378 and $31,776, respectively. The nine month increase of $82,602 or 260% in interest income is attributed to the Company having a surplus of cash as a result of sale of common stock to investors. Interest income was $70,302 for the three months ended September 30, 2008, compared to $7,262 for the three months ended September 30, 2007, an increase of $63,040. The three month increase in interest income is also a result of the Company's surplus cash. In April of 2008 $4,000,000 of surplus cash was invested with in Marketable Securities. The average cash balance excluding our marketable securities has been between $3.6 million and $4.4 million for the quarters ended June and September 2008.

Other expenses for the nine months ended September 30, 2008 and September 30, 2007 were ($42,038) and ($100,000), respectively. The nine month decrease of $76,941 in other losses was caused by the fact that in 2007 the Company incurred a one time loss of $100,000 as a result of forfeit in land investment.

(D) NET LOSS.

The net loss for the nine months ended September 30, 2008 was $21,045,210 ($0.50 per share) compared to $4,274,554 ($0.17 per share) for the nine months ended September 30, 2007, a change of $16,770,656 or 392%. The net loss was $4,227,069
($0.08 per share) for the three months ended September 30, 2008 compared to $2,772,698 ($0.11 per share) for the three months ended September 30, 2007, an increase in losses of $1,454,371 or approximately 52%. The Company's expenses have increased significantly as a result of non-cash charges related to expenses for investment banking, investor relations and public relations services from payments by the issuance of common stock for such services rendered during the year.

OPERATING ACTIVITIES

Net cash used in operating activities was $3,370,270 for the nine months ended September 30, 2008 compared to $2,046,868 for the nine months ended September 30, 2007, a change of $1,323,402 or approximately 65%. This $1.3 million use of cash is a result of operating losses adjusted for non-cash expenses. Net cash used in operating activities was $834,674 for the three months ended September 30, 2008 compared to $509,517 for the three months ended September 30, 2007, a change of $325,157 or approximately 64%. The primary reasons for the changes in the three month period and year to date were expenses associated with operating expenses.

INVESTING ACTIVITIES

Net cash used in investing activities was $4,705,682 for the nine months ended September 30, 2008 compared to proceeds of cash in amount of $17,967 for the nine months ended September 30, 2007, a change of $4,723,649. Net cash used in investing activities was $768,557 for the three months ended September 30, 2008 compared to net proceeds of $20,700 for the three months ended September 30, 2007, a change of $789,257. The primary reasons for the changes in the year to date were: Purchases of marketable securities in amount of $4 million dollars and purchases of materials in the amount of approximately $745,000 for construction of our prototype machine. The three month change is also due to materials purchased for our prototype machine.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2008, the Company had total current assets of $4,097,424 and total current liabilities of $864,903, resulting in a working capital of $3,232,521. At September 30, 2008, the Company's current assets consisted of $3.8 million in cash, and short-term marketable securities of $.3 million. As a development stage company that began operations in 2002, the Company has incurred $38,464,207 in cumulative total losses from inception through September 30, 2008.

The Company currently has $4.1 million in cash and cash equivalents and short-term investments and $2.7 million in long-term marketable securities. If the Company did not raise any additional cash, as of September 30, 2008 it would still have funds available to meet its current cash operating expenses and inventory and capital expenditures requirements for the next fifteen months ending December 31, 2009. The Company projects total cash expenditures for the next twelve months ending September 30, 2009 to be approximately $5 million, (operating expenses to be $4 million, and inventory and capital expenditures to be $1 million). Our assessment of our cash needs, however, is based on assumptions concerning the rate of our cash expenses, the technological and engineering challenges in the development of our products, the projected development times, the equipment construction and testing trials required along with their projected timetable. Our actual operations may be affected by increases in our payroll and staff related matters, technological or engineering difficulties, deviations from the timetables for experimentation and testing trials.

The Company has been successful in obtaining the required cash resources by issuing stock to service the Company's operations through the third quarter of 2008. Net cash provided by financing activities was $11,105,018 for the nine months ended September 30, 2008 compared to $514,413 for the nine months ended September 30, 2007, a change of $10,590,605. This increase was primarily the result of sale of common stock. During the nine months ended September 30, 2008 the Company sold 11,550,950 shares of common stock for gross proceeds of $12,137,256.

The Company has continued to issue stock or options or warrants to various vendors (non-employee) as payments for services rendered. In the nine months ending September 30, 2008, the Company issued 7,232,838 shares of common stock in payment of services valued at $14,539,624. The value of services was determined to be the stock market price at the date the stock was issued. The Company also issued 233,000 shares of common stock to employees in the nine months ending September 30, 2008 for services valued at $484,640. The value of services was also determined to be the market price of the stock on the date the stock was issued. The Company also granted 116,000 warrants for services rendered valued at $175,055. The Company also issued 625,000 warrants to an investor as part of liquidating damages valued at $567,938 on June 30, 2008. Warrants issued for services were valued using the Black-Scholes option-pricing model. The Company also issued 9,461,802 warrants with an average excise price of $2.00 in conjunction with the sale of common stock in a private placement. These warrants had no impact on the Company's profit or loss.

The Company has issued stock options to employees for services to be rendered or to be performed. In September 2008 as part of a series of employment term sheets, the Company authorized a total of 8,500,000 stock options to key executives, with 5,000,000 approved for the new CEO and 3,500,000 options subject to shareholder approval for three other officers of the Company. These options have an exercise price of $1.18. 1,700,000 of the options vested immediately, however, 700,000 of the options are subject to approval by shareholders (expected in 2009). The remaining 6,800,000 options will vest in equal annual installments of 1,700,000 options on September 23, 2009 and on each anniversary thereafter for the next three years, provided that the executives are employed by the Company at each vesting date. As of September 30, 2008 the total unrecognized compensation cost related to unvested stock options was $5,450,000, which is expected to be recognized over a weighted-average period of 5 years beginning October 1, 2008. The 3,700,000 options awaiting shareholder approval are not included in compensation expense yet because options under an arrangement that is subject to shareholder approval are not deemed to be granted until that approval is obtained unless approval is essentially a formality which the Company has deemed not to be the case.

CAPITAL RESOURCES

(A) LONG-TERM DEBT OBLIGATION

The Company entered in two loan agreements for the purchase of equipment. The principal amount of a five year loan entered into in January 2006 is $75,000 with an interest rate of 13.43% annually and a monthly payment of approximately $1,723. In October 2006 the Company entered into second loan with a principal amount of $73,817 at an interest rate of 8.71% annually. The monthly payments on this loan are approximately $2,396. The total loan payment including interest payments is approximately $69,431, for the two loans.

(B) CAPITAL LEASES

The Company leases certain phone and computer equipment under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the balance sheets as part of Fixed assets. The monthly lease payments are $1,293 per month, until June 2011. The total minimum lease payments are approximately $42,700.

(C) OPERATING LEASES

The Company leases office space and manufacturing space under two separate lease agreements that are classified as operating leases. The Company leases office space in West Berlin, New Jersey, which has a monthly lease payment of $5,000 per month and the lease expires on May 31, 2009. The Company also leases manufacturing space in Rockford, Illinois, which has a monthly lease payment of $2,703 and this lease expires on April 30, 2010. The total minimum lease payments are approximately $88,059.

(D) PURCHASE OBLIGATION

We have made commitments of approximately $150,000 for future purchases of equipment. In June 2007, we entered into a purchase agreement with Ingersoll Production Systems, a manufacturing facility in Rockford, Illinois, for the manufacture of our first prototype which was completed in October 2008. The prototype is designed to apply our microwave technology to the decomposition of tires as waste. We have paid $800,000 of the $900,000 due under this agreement. We have also entered into agreements with other suppliers for components of the prototype. We have paid approximately all of the $300,000 due under all of these agreements as of September 30, 2008.

OFF BALANCE SHEET ARRANGEMENTS

Other than operating leases, the only other off balance sheet arrangement that would have a future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures would be the severance arrangement with our former Chairman and CEO. On November 12, 2008, the Company entered into a Severance Agreement with Frank G. Pringle, the Chairman of its Board of Directors, and 888 Corporation, a New Jersey corporation owned by Mr. Pringle (the "Severance Agreement"). Pursuant to the Severance Agreement, the Company has agreed to pay Mr. Pringle $200,000.00 per year for the six (6) year period commencing on January 1, 2009 subject to Mr. Pringle and 888 Corp.'s continued compliance with the terms of the Severance Agreement.

TABULAR DISCLOSURE OF CONTRACTUAL OBLIGATIONS

--------------------------------------------------------------------------------------------------------------------------------
           CONTRACTUAL OBLIGATIONS                            PAYMENTS DUE BY PERIOD

                                                      TOTAL       LESS THAN 1                                      MORE THAN 5
                                                                    YEAR            1-3 YEARS       3-5 YEARS        YEARS

 Equipment Loans                                    $ 69,431        $ 47,032        $ 22,399        $      0        $      0
 Capital Lease-Phone equipment                      $ 41,391        $ 15,521        $ 25,870        $      0        $      0
 Operating Lease-rent                               $ 88,059        $ 69,138        $ 18,922        $      0        $      0
 Purchase Obligations                               $150,000        $150,000        $      0        $      0        $      0

Other Long-Term Liabilities Reflected on the        $      0        $      0        $      0        $      0        $      0
Balance Sheet under GAAP

Total                                               $348,882        $281,691        $ 67,191        $      0        $      0


CRITICAL ACCOUNTING POLICIES

     The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS


     The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. At September 30, 2008, the Company maintained cash and cash equivalent balances at four financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. At September 30, 2008 the Company's uninsured cash balances total $3,118,700.

     SHORT-TERM INVESTMENTS

     Cash in excess of operating requirements is invested in certificates of deposits with an original maturity of greater than three months.

     INVESTMENTS IN MARKETABLE SECURITIES

     Investments in marketable equity securities, all of which are classified as available for sale, are carried at their market value. Investments with a maturity date greater than three months but less than twelve months are included in short-term investments. Investments in equity stocks and bonds with a maturity date greater than twelve months are considered also available for sale and are carried at their market value in Long-term Investments on the balance sheet. The unrealized gains or losses of these investments are recorded as part of accumulated other comprehensive income(loss) which is included in the stockholders' equity statement and any realized gains or losses are recognized in statement of operations.


     START-UP COSTS

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

     INCOME TAXES

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


     Effective December 31, 2006 the Company acquired substantially all of the assets of Mobilestream Oil, Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical costs in accordance with SFAS 141, BUSINESS COMBINATIONS, PARAGRAPHS D11 - D18, entities under common control. All account amounts and share amounts have been updated and presented to reflect the change.

     Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been updated and presented to reflect the change.

     STOCK-BASED COMPENSATION

     Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation costs related to share-based payment transactions be recognized in the financial statements. The Company accounts for stock grants and stock options issued for services and compensation by employees under fair value method. The Company determined the fair market value of the options/warrants under the Black-Sholes pricing model. Stock grants to employees are valued at the fair market value on the grant date. The Company has issued 8,700,000 stock options to key executives, 3,500,000 of these options are awaiting shareholder approval (see note 12 & 13 below for more details)

     For non-employees, stock grants and warrants/options issued for services are valued at either the invoiced/contracted value of services provided or to be provided or the fair value of stock at the date the agreement is reached, which is every more readily determinable.



     EARNINGS (LOSS) PER SHARE OF COMMON STOCK

     Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.



     RECLASSIFICATIONS

     Certain amounts for the quarter ended September 30, 2007 have been reclassified in the comparative financial statements to be comparable to the presentation for the quarter ended September 30, 2008. These reclassifications had no effect on net loss. (Also see Note # 20 for restatement of 12/31/07 balance sheet).

     INVENTORIES

     Inventory is stated at the lower of cost or market. Cost is determined using actual job costs per machine. Currently the Company has no value stated for inventories. Prior quarter reported inventory has been reclassified to Construction in Progress (see note # 6 below)

     ADVERTISING COSTS

     The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended September 30, 2008 and 2007.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs consist of all activities associated with the development and enhancement of products using the Company's microwave technology. R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our technology. Research and development costs are charged to R & D when incurred. The amounts charged as of September 30, 2008 and 2007 were $612,165 and $135,774 respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised 2007), BUSINESS COMBINATIONS, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for use beginning, January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

     In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning January 1, 2008 and will apply prospectively. The adoption of SFAS No. 160 is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

     On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

     Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations or cash flows.



                                    BUSINESS

INTRODUCTION

     Prior to our acquisition of the assets and development stage business of Carbon Recovery Corporation on September 22, 2006, and the subsequent acquisition of the assets of Mobilestream Oil, Inc. on December 31, 2006 we had been a shell corporation since approximately December 15, 2005. Our business history prior to September 22, 2006 may be found at "BUSINESS-History of the Company."

     We are a development stage company with three provisional patent applications and two utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately twelve corresponding foreign patent applications pending in commercially relevant countries. Our patent applications cover our variable frequency microwave technology for recovering hydrocarbons and fossil fuels from sources including shale deposits, tar sands, capped oil wells, waste oil streams and tires. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications.

     With the acquisition of (i) the assets and (ii) the development stage business from Carbon Recovery, our business became that of Carbon Recovery. That business was, and continues to be: (i) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; (ii) the licensing of third parties to exploit that technology; and (iii) the construction of plants to exploit that technology.

     One application of the process utilizes the technology to decompose waste tires into their components of carbon ash, scrap steel, and hydrocarbon liquid and gas. When the waste tires are processed, we recover carbon ash which has residual energy value; i.e. it can be used for the production of electricity. The hydrocarbon liquid is not truly "oil". A tire is manufactured from hydrocarbons (60%), and rubber and steel (40% together). The hydrocarbons used to make a tire are "process oil". This "process oil" is a refined product, but with our technology it is broken into a gas which is then partially liquified. The precise composition of the resulting condensed liquid is not known but it has been tested and has a BTU content comparable to diesel fuel so we believe that it can be sold for fuel, though it may potentially require additional refining.


     The tire decomposition process involves a series of steps including repeated break down of the materials into smaller components to fit the machine size, repeated washings and dryings, and repeated exposure of the materials to the microwave process at temperatures and for time periods applicable to this kind of material.


     At the present time, the process operates successfully in laboratory mode. We are in a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize our process for application to tires in a large scale manner. We have begun to demonstrate the ability to repeat these results at the macro level using small batches of tires for short periods of time in the prototype microwave reactor system we have built together with Ingersoll Production Systems. The system is currently undergoing testing and refinement.

     There are other potential applications for our microwave technology covered by the pending patents. These include:

     1. Stimulation of production of mature oil and gas wells ("stripper" wells);
     2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
     3.   Volatilization of heavy or slurry oil;
     4.   Recovery of oil from oil shale and oil sands; and
     5.   Medical applications.


     Each potential application will require additional testing and refinement in the laboratory, creation and design of equipment that will use the technology to recover hydrocarbons from these alternate sources, the construction of test units in situ that are sufficiently large to determine whether the application works on a large scale and has commercial value, securing orders for the manufacture of machines designed to implement the process, and the manufacture, sale and distribution of such equipment. Currently, we do not have adequate funds available to take these steps for any of these alternate applications. Therefore, our ability to expand our business in any such direction will depend upon our success in finding joint venture or strategic alliance partners to underwrite these activities, or licensees with the resources to develop these applications while paying us royalties and similar fees. There can be no assurance that we will succeed.

     We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with Ingersoll Production Systems, a manufacturing facility in Rockford, Illinois, for research on and the manufacture of our machines. In October 2008 we completed a prototype machine at the facility. The prototype is being tested initially to apply our microwave technology to the decomposition of tires as waste and to retrieve commercially viable components therefrom in the form of carbon, liquid hydrocarbons which can be converted to electricity, and gas. We will use our prototype primarily to confirm and refine the principles that will be utilized in commercial scale operations of our technology. We also will use it to test various feedstocks, materials that can benefit from the application of our technology, prior to releasing processes for production. The prototype will also be used on a limited basis to show customers that the process works as applied to a specific feedstock and is viable for commercialization.

     We do not research nor represent to potential customers the commercial uses or revenues they may derive from the end-products generated using our technology. Each potential customer evaluates for itself whether the commercialization and disposition of the end products justifies the cost to purchase and install one of our machines.

     We have begun our marketing efforts in various industry sectors. We have hired dedicated sales and marketing personnel. We have submitted several proposals to build one or more forms of microwave reactor ASR processing machines with varying processing speeds.

     We have entered into an exclusive distributorship and sales representative agreement with one company for a defined geographic area overseas which is currently being renegotiated. We intend to actively seek other distribution agreements with partners who have demonstrable economic and marketing contact resources. Each agreement will be limited in the type of equipment and process that is the subject of the exclusive arrangement, geographical area, duration and commissions or other payment terms for sourcing potential customers for our equipment. Under each agreement, a distributor or other representative is paid only from the proceeds we receive from an actual sale or lease transaction.

     We also intend to consider the development of additional machines and equipment using our core technology in areas outside of the tire recycling industry, but we will require the assistance of outside capital equity investments on a large scale, or we will need to align ourselves with joint venture or strategic alliance partners in order to have the funds available to exploit these other potential applications.

     As an additional, but not complete, alternative we may enter into strategic alliances joint ventures and similar arrangements for the development, testing, construction, marketing and sale of our machines. In each such arrangement we will be required to share our revenues from sale of our products with the other party to the arrangement. The methods, terms and amounts of these arrangements may vary greatly for each such transaction.

     In June 2008 we hired three employees who conduct research and development activities on the prototype at the premises we lease from Ingersoll Productions in Rockford. We also estimate another increase in the number of our employees in the next twelve months. The increase is expected mostly in marketing and sales and operations as we start to market our machines for a variety of purposes. The expected increase in the number of employees in the next twelve months is between 3-5 employees.

MANUFACTURING OUTSOURCING

     We do not have our own factory site nor the equipment, personnel and funds required to manufacture the machines designed to implement applications of our pending patents technology. Accordingly, our strategy will be to enter into manufacturing agreements with companies that have the physical sites, manpower and financial strength to manufacture our equipment to our specifications. We have entered into one five year joint cooperation agreement with Ingersoll Production Systems in Rockford, Illinois. Under our agreement, Ingersoll will build a piece of equipment against payment in stages which will be linked to the payments we receive from a customer under a purchase agreement. The agreement also grants us discounts based on larger units orders. Under the agreement, Ingersoll will also increase its staff and dedicate certain facilities to the production of our equipment once the backlog value of orders reaches

$20,000,000. Subject to our obligations under the cooperation agreement, we will seek to develop similar arrangements with other manufacturers.


JOINT VENTURES OR STRATEGIC ALLIANCES


     We currently have limited funds available to pursue research and development of our technology in other potential areas of application. These additional applications require the investment of large amounts of capital over extended time periods to investigate, refine and eventually develop the correct techniques for the use of microwave technology for the relevant application, build test units to evaluate the viability of the techniques on a large scale, determine the commercial usefulness of the application, and develop a sales and marketing force with expertise in the intended area of use. Accordingly, our strategy will be to negotiate collaborative agreements with large industrial and manufacturing companies, governments, or other parties to pursue opportunities in these areas of application.


MARKETING AND DISTRIBUTION ARRANGEMENTS


     We currently have 1 full time sales person and several part time consultants for the sale, marketing and distribution of our products. We intend to increase our sales force during the next twelve months by hiring at least 3-5 sales persons. If we cannot expand our own sales and marketing personnel, then we will be required to partly outsource these activities to third parties. Currently, we do not have any discussions or plans underway to do so, and we do not know what terms and conditions may be required to obtain this assistance from third party sales organizations.


INTELLECTUAL PROPERTY


     We currently have three provisional patent applications and two utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately twelve corresponding foreign patent applications pending in commercially relevant countries. Additional provisional patent applications have been filed and/or are currently being prepared for filing in the PTO. Our patent applications cover our proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources including shale deposits, tar sands, capped oil wells, waste oil streams and tires. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from a variety of these unconventional hydrocarbon sources. Our patent applications also cover certain medical applications of our technology. We rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We maintain confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties.


     We do not currently have any trademark or service mark protection other than that available at common-law, if any. We intend to file appropriate applications for protection upon receipt of funds allocated to that purpose.

REGULATORY ISSUES

     At this time, there are no direct federal or state certification or regulatory requirements for our products, except for the requirement that all our equipment conform to regulations for microwave devices. We are not aware of any pending federal or state legislation which would introduce regulatory requirements that would negatively impact or impede the manufacture, sale and distribution of our equipment in the United States or elsewhere.

     There will be federal, state and local environmental, health and hazardous substance regulations that will apply at each location at which one of our machines is installed. It is not possible to discuss the variety of these regulations in detail; however, we believe that the design of our equipment for the decomposition of hydrocarbons for the applications in which they are currently being marketed--namely waste tires--will protect the environment from any harmful releases or waste products.

     Wholly apart from any regulatory requirements, we will maintain product liability insurance for our products as a condition of our ability to market them. Our purchase agreements will require our customers to maintain adequate amounts of product liability insurance naming us as an additional insured.


     HISTORY OF THE COMPANY. The Company was organized as a Colorado corporation on March 28, 2000 under the name "Email Mortgage Com, Incorporated ("Email Mortgage Com"). Its business focus was the marketing of first and second mortgages, principally through its website. The Company was not successful with that business and in 2002 it discontinued those operations, liquidated its loan inventory, and paid off its then existing liabilities. Also in 2002, Email Mortgage Com changed its state of domicile from Colorado to Nevada and changed its name to "Advanced Healthcare Technologies, Inc." ("Advanced Healthcare"). Under such name, the Company first owned and operated a subsidiary named "Advanced Hyperbaric Industries, Inc." ("Advanced Hyperbaric") which engaged in the manufacture and marketing of rigid extremity hyperbaric chambers and a sacral patch device, both of which utilized oxygen therapy for the treatment of open sores and wounds, including bedsores. On December 4, 2003, the Company acquired a 100% interest in "Nutratek LLC" ("Nutratek") which was engaged in the research and development of nutritional dietary supplements, functional food products and natural sweeteners, which products were manufactured by non-related third parties. On March 31, 2004, as a consequence of the Nutratek acquisition, the Company spun off and sold the intellectual properties and oxygen therapy products and business of Advanced Hyperbaric in exchange for the assumption of Advanced Hyperbaric's liabilities. On June 30, 2004 the former President, Chief Executive Officer, Director and majority stockholder sold his interest in the Company to an unrelated third party. In connection with that sale and change in control, the Company's operating subsidiary, Nutratek was spun off to the selling majority stockholder and the purchaser determined to change the business of the Company to that of a business development company. On September 14, 2004 the Company filed a notice with the Securities and Exchange Commission ("SEC") electing to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended. The intent was to focus on acquiring interests in portfolio companies doing business in the energy sector.


     While operating as a BDC, and seeking energy-related portfolio companies, on January 11, 2005 the Company acquired a 50% interest in Well Renewal, LLC ("Well Renewal"), an entity which managed and operated approximately 30 oil wells in Oklahoma by utilizing a nitrogen and carbon dioxide gas injection unit to "pump up" and re-pressurize the wells to increase oil output. In December 2005 we assigned our Well Renewal ownership interest to Transnix Global Corporation in settlement of sums past due under a $137,900 8% debenture we issued to Transnix. We filed a notice withdrawing our BDC election on December 17, 2005, and the Company became a "development stage company" and a shell corporation from that date until the Carbon Recovery acquisition in September 2006.

     On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274. In conjunction with the assignment of the Debenture, all of the Company's then directors (Messrs. Caldwell, Ferandell, Jordan, Mangiarelli and van Adelsberg) and the Company's sole officer, Richard Mangiarelli, resigned. Contemporaneously, Mary K. Radomsky was elected as a director and as the sole officer of the Company. Mrs. Radomsky began negotiations for the acquisition of Carbon Recovery Corporation ("Carbon Recovery" or "CRC").


OUR PURCHASE OF THE ASSETS OF CARBON RECOVERY CORPORATION:

     On or about July 26, 2006, we entered into a plan and agreement of reorganization (the "CRC Acquisition Agreement") with Carbon Recovery Corporation pursuant to which we agreed to purchase substantially all of the assets of, and assume certain specified liabilities of, Carbon Recovery, in exchange for the consideration described below. At the time of the acquisition, Carbon Recovery was controlled by Mobilestream Oil, Inc. ("Mobilestream") which in turn was controlled by Frank G. Pringle, our former Chairman (until November 12, 2008) and our former President and Chief Executive Officer (until August 13,
2008). We issued to Carbon Recovery 48,688,996 shares of our common stock. We also issued to Carbon Recovery 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants (together the "Carbon Recovery Warrants") to purchase shares of our common stock and to replace the identical number of outstanding warrant classes of Carbon Recovery. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire at different times in 2007 and 2008, but our Board has successively extended the expiration dates to a date that is one hundred and twenty (120) days after the U.S. Securities and Exchange Commission ("SEC") shall declare effective the registration of the shares, Carbon Recovery Warrants (and shares underlying the warrants) under the Securities Act of 1933. See "Description of Securities-Warrants."

     The parties intended that the acquisition of Carbon Recovery in the CRC Acquisition Agreement be treated as a "C" reorganization under the Internal Revenue Code of 1986 as amended (the "IRC"). No Carbon Recovery stockholder was a party to the CRC Acquisition Agreement. In the CRC Acquisition Agreement, Carbon Recovery agreed that it would liquidate, and would deposit the shares and warrants it received as consideration for the sale of the assets in a liquidating trust until they could be distributed to the Carbon Recovery stockholders. We covenanted that we would file a registration statement for the shares of our common stock, the warrants (and the warrant shares) issued to Carbon Recovery in order to permit the distribution.

     In order to clarify the ownership and licensure of certain intellectual property licensed to Carbon Recovery, on September 22, 2006 Mobilestream Oil, Inc., Mr. Pringle and his wife, Lois Augustine Pringle entered into a combined technology license agreement (the "Combined Technology License Agreement"). This Agreement confirmed (i) Mobilestream as the sole owner of the licensed intellectual property, and (ii) the exclusive license of the intellectual property by Mobilestream to Carbon Recovery. In the same agreement, Carbon Recovery assigned all of its interest in the intellectual property license to the Company, and the Company agreed to pay Mobilestream royalty payments in perpetuity that varied with the use made of the intellectual property and the revenues received by the Company. The Company's royalty obligations under the Combined Technology License Agreement ended when the Company acquired substantially all of the assets of Mobilestream.

     Following the closing of the Carbon Recovery acquisition and the decision of Carbon Recovery to liquidate, Carbon Recovery and Olde Monmouth Stock Transfer Co., Inc. ("Olde Monmouth"), our transfer agent, entered into a liquidating trust agreement (the "CRC Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the liquidating trustee (the "Liquidating Trustee") under the Carbon Recovery Liquidating Trust Agreement for the shares of our common stock and our Carbon Recovery Warrants. The beneficiaries of the Carbon Recovery Liquidating Trust are the stockholders of Carbon Recovery. We have filed this registration statement on Form S-1 for the shares of our common stock, the Carbon Recovery Warrants and the shares of our common stock underlying the Carbon Recovery Warrants with the SEC. The ability of the Liquidating Trustee to distribute the shares of the Company's common stock and the Carbon Recovery Warrants to the stockholders of Carbon Recovery depends upon the effectiveness of this registration statement.

OUR PURCHASE OF THE ASSETS OF MOBILESTREAM OIL, INC.:

     On December 31, 2006, we acquired the assets of Mobilestream Oil, Inc. ("Mobilestream") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. Mobilestream was a development stage company which owned certain proprietary technology and related custom software for the use of microwaves to break down petroleum-based products, such as used tires, into their component parts, and capturing those components in usable form for resale. The Mobilestream assets we acquired consisted, essentially, of (1) the then four patents pending for the technology together with Mobilestream's position as the licensor under the Combined Technology License Agreement and (2) 37,500,000 shares of our own common stock, which had been issued for the benefit of Mobilestream, as a stockholder of Carbon Recovery, at the time of the closing of the Carbon Recovery acquisition in September 2007. These 37,500,000 shares, which were being held in the Carbon Recovery Liquidating Trust, were cancelled as part of the Mobilestream acquisition, and the Combined Technology License Agreement was terminated by virtue of the merger of the interests of the licensor and the licensee.

     At the time of the Mobilestream acquisition, Mobilestream was controlled by Frank G. Pringle, our former Chairman (until November 12, 2008), and at the time of the acquisition, our then President and CEO. No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement. We issued to Mobilestream (i) 11,145,225 shares of our Common Stock for the benefit of the holders of Mobilestream's common stock, and (ii) 35,236,188 shares of our 2006 Series of Convertible Preferred Stock for the benefit of the holder of Mobilestream's 2006 Series of Convertible Preferred Stock. Lastly, we issued to Mobilestream 27,205,867 common stock purchase warrants (the "Mobilestream Warrants") to purchase shares of our common stock on the basis of 1 Mobilestream Warrant for each 3 shares of either Mobilestream common stock or preferred stock, exercisable at $4.75 per share for a period ending on December 31, 2007. Mr. Pringle, who was to receive 23,500,000 of the warrants, agreed to their cancellation. Subsequently, our Board of Directors successively extended the exercise date of the warrants to a date that is one hundred and twenty (120) days after the SEC shall declare effective the registration of the shares and Mobilestream Warrants under the Securities Act of 1933. See "Description of Securities-Warrants." We also assumed Mobilestream's liabilities which were minimal. As a result of the Mobilestream assets acquisition, we own all of the microwave technology.

     The parties intended that the acquisition of Mobilestream would qualify as a "D" Reorganization under Section 368(a)(1)(D) of the Internal Revenue Code. No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement. In the Mobilestream Acquisition Agreement, Mobilestream agreed that it would liquidate, and and would deposit the shares and warrants it received as consideration for the sale of the assets in a liquidating trust until they could be distributed to the Mobilestream stockholders. We covenanted that we would file a registration statement for the shares of our common stock and the Mobilestream Warrants (and warrant shares) issued to Mobilestream in order to permit the distribution.

     Following the closing of the Mobilestream acquisition and the decision of Mobilestream to liquidate, Mobilestream and Olde Monmouth entered into a liquidating trust agreement (the "Mobilestream Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the Liquidating Trustee under the Mobilestream Liquidating Trust Agreement for the shares of our common stock and the Mobilestream Warrants. The beneficiaries of the Mobilestream Liquidating Trust are the stockholders of Mobilestream. We have filed this registration statement on Form S-1 for the shares of our common stock, the Mobilestream Warrants and the shares of our common stock underlying the Mobilestream Warrants with the SEC. The ability of the Liquidating Trustee to distribute the shares of the Company's common stock and the Mobilestream Warrants to the Mobilestream stockholders depends upon the effectiveness of this registration statement.

     Pursuant to the terms of the Mobilestream Acquisition Agreement, we were to have issued 70,472,376 shares of our 2006 Series of Convertible Preferred Stock to Mobilestream for the benefit of, and eventual distribution to, the holder of Mobilestream's 2006 Series of Convertible Preferred Stock. The sole holder of Mobilestream's 2006 Series of Convertible Preferred Stock was Frank G. Pringle, our then Chairman, President and CEO. However, at the time of the Mobilestream acquisition closing we were only authorized to issue 50,000,000 shares of Preferred Stock. Accordingly, at the closing the terms were amended to provide for the issuance of 35,236,188 shares of our 2006 Series of Convertible Preferred Stock, each having 2 votes per share (instead of 1) and each convertible into 2 shares of our common stock (instead of 1). The 2006 Series of Convertible Preferred Stock shares were issued to Mobilestream; however, since Mr. Pringle was the sole holder of the 2006 Series of Mobilestream Preferred Stock and therefore the sole distributee of our 2006 Series of Convertible Preferred Stock, Mr. Pringle received the Company's 2006 Series of Convertible Preferred Stock in a private placement. In October 2007 the terms of conversion of our 2006 Series of Convertible Preferred Stock were changed from 2 shares of common for each share of preferred to 1/2 of 1 share of our common stock for each share of our 2006 Series of Convertible Preferred Stock. Until August 13, 2008 our Chairman, Frank G. Pringle was the holder of all but 5,000 of our 2006 Series of Convertible Preferred Stock. In June 2008 and on August 13, 2008 Mr. Pringle converted all of his 2006 Series of Convertible Preferred Stock into shares of our common stock and sold 6,600,000 of his shares to the Company for $1,650,000. See "Security Ownership of Certain Beneficial Owners and Management" and "Description of Securities."


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


     Effective August 13, 2008 we increased our Board of Directors from 5 to 7 members and appointed Mr. Paul J. Sweeney and Mr. Peter A. Worthington to fill the vacancies created by the increased size. There were also changes to our officers as follows: our then Chairman, Frank G. Pringle, resigned as President effective as of January 1, 2008 and as Chief Executive Officer effective August 13, 2008, and the Board appointed Mr. Jeffrey T. Kimberly, formerly our Chief Operating Officer, as our new President. Mr. Wayne J. Koehl was promoted from Executive Vice President to Chief Operating Officer to fill the vacancy created by Mr. Kimberly's promotion. On September 24, 2008 the Board of Directors appointed Mr. Eric Swain as our new Chief Executive Officer. On November 12, 2008 Mr. Pringle resigned as Chairman and as a member of the Board of Directors. Mr. Swain was appointed to fill the vacancy created by the resignation, and was elected Chairman of the Board.

      The following table sets forth the name, age and position held by each of our directors and executive officers. Directors are elected at each annual meeting and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders. Effective January 1, 2008, our directors are compensated for their services by awarding them 3,000 warrants to purchase shares of our common stock for each meeting attended which, effective with the September 23, 2008 Board meeting, was increased to 5,000 warrants for each meeting attended. The directors also receive $200 per meeting and reimbursement for travel expenses.



       Name                  Age                       Position
       -----                 ---                       --------

Eric Swain                   49          Chief Executive Officer,
                                         Chairman of the Board of Directors

Jeffrey J. Andrews           57          Chief Financial Officer,
                                         Secretary and Treasurer

Jeffrey T. Kimberly          46          President

Wayne J. Koehl               57          Chief Operating Officer


Frederick A. Clark           46          Director

Lincoln Jones III
Major General, USA (Ret.)    75          Director

Kim Thorne O'Brien           50          Director

Jonathan L. Simon            57          Director


Paul J. Sweeney              40          Director

Peter A. Worthington         56          Director

Business Experience

      The following describes the business backgrounds of our executive officers and directors.


     Eric Swain has served as our Chief Executive Officer since September 24, 2008 and became a member and Chairman of our Board of Directors on November 12, 2008. Mr. Swain has worked on Wall Street since 1982 and has extensive experience in capital raising, business planning and development, capital raising, marketing and promotional campaigns, long-term financial planning and compensation planning. From May 2006 to October 2008 Mr. Swain was a Senior Vice President at Morgan Stanley, managing assets of institutional, corporate and high net worth individuals. From September 2000 to May 2006 Mr. Swain was a Senior Vice President at Smith Barney/Citigroup Capital Markets performing similar services. Mr. Swain graduated Syracuse University in 1981 with a B.A in Psychology.

      Jeffrey J. Andrews has served as our Chief Financial Officer, Treasurer and Secretary since September 22, 2006, and as a director from that date until his resignation on May 21, 2008. Mr. Andrews graduated from Villanova University in May, 1974 with a B.S. in Accounting. He has been a C.P.A. in Pennsylvania since 1978. He commenced his accounting career as an Audit Manager for a regional firm, and over his career has served as the Controller, Treasurer and/or CFO of various companies, and has had experience in corporate restructurings and reorganizations as well as IPO's and SEC periodic reporting. From April, 1999 to June, 2002 Mr. Andrews served as CFO of Collectible Concepts Group, Inc., a public company. From June 2002 to October 2004 Mr. Andrews was the Controller of Encapsulation Systems Inc. He joined the Company upon the acquisition of Carbon Recovery Corporation on September 22, 2006, but he had been employed by Carbon Recovery Corporation since November 1, 2004.

      Jeffrey T. Kimberly, who was appointed our Chief Operating Officer effective February 7, 2008, became our President on August 13, 2008. Mr. Kimberly has over 27 years experience in the machine tool industry. From September 2006 to January 2008, Mr. Kimberly served as President of Ingersoll Productions Systems, a custom engineer and manufacturer of high quality production machinery and a subsidiary of the Dalian Tool Machine Group Co., Ltd. Previously at Ingersoll Production Systems, Mr. Kimberly served as the Director of Planning and Process Control (January 2006 to September 2006) and as the

Director of Projects and Materials (2002 to July 2005). From July 2005 to January 2006, Mr. Kimberly served as the Senior Project Manager and Master Scheduler at ITT Pure-Flo MPC, a manufacturer of process systems (single-purpose systems - containing pumps, valves, pressure vessels and instrumentation) primarily for biopharmaceutical and pharmaceutical companies. From 1981 to 2002, Mr. Kimberly served in various capacities at Ingersoll Milling Machine Co., including Process Control Manager (1999 - 2002), Project Manager (1997 - 1999) and Sales & Simultaneous Engineering Project Manager (1990 - 1997). Mr. Kimberly's educational background includes training in mechanical design and machine shop and assembly floor manufacturing.

      Wayne J. Koehl, who was appointed our Executive Vice Pesident effective May 15, 2008, became our Chief Operating Officer on August 13, 2008. Mr. Koehl is a licensed title agent in eight states and a member of the Mortgage Bankers Association. From 2006 until he joined the Company, Mr. Koehl was the General Manager of the National Division of Surety Lender Services, a division of Surety Title Corp. From 2003 to 2006 Mr. Koehl was self-employed and provided lending and real estate options to builders and developers. From 1992 to 2003 Mr. Koehl was a Senior Vice President of Tri-Star Financial Services, Inc. Mr. Koehl served as Chairman of the Planning and Zoning Board of the Borough of Mount Ephraim, New Jersey from 2004 to 2007, and on the Advisory Committee of the New Jersey Department of Transportation from 2004 to 2008. Mr. Koehl graduated from William Penn College in 1973.

      Frederick A. Clark has served as a director of the Company since December 14, 2006. Mr. Clark is President/CEO of Clark Resources, Inc., a governmental relations consulting firm located in Harrisburg, Pennsylvania. Mr. Clark graduated from Pennsylvania State University with a B.A. in Elementary Education in 1985. Mr. Clark has served as a member of the Board of Education of the Harrisburg School District, has served as the President of the African American Chamber of Commerce, is the former CEO of the Urban League of Metropolitan Harrisburg, and is currently Chairman of the National African American Cultural Center. For the past several years, Mr. Clark has been a part-time lecturer at the Pennsylvania Governor's School on Business and Industry and has been appointed by the past three Pennsylvania governors to serve on boards and commissions. Clark Resources, Inc. is representing the Company in Pennsylvania for matters with respect to the proposed tire disposal facility.

      Lincoln Jones III has served as a director of the Company since May 21, 2008. General Jones served in the United States Army from 1958 to 1990 from which he retired with the rank of Major General. From 2004 to the present General Jones has been Chairman of the Board of International Spectrum and Development Corporation, a company engaged in operating family entertainment centers. From 1998 to the present General Jones has also been President of Lincoln Associates, Inc., a company that provides assistance and consulting services for political-military subjects and energy related projects in the United States and overseas. From 1996-1998 General Jones served as Vice Chairman of Enron Europe, and from 1990 to 1998 he held positions as President of various subsidiaries or affiliates of Enron Corp. General Jones graduated from the United States Military Academy, West Point with a B.S. in Engineering and received a M.S in International Relations and Political Science from Auburn University. General Jones is also a graduate of the United States Air Force Command and Staff College and the National War College, National Defense University in Washington, D.C. General Jones has received numerous awards and decorations including the Distinguished Service Medal with oak leaf cluster and the Department of the Army Outstanding Civilian Service Medal in 2002. General Jones is a member of the board of directors of several associations including St. Thomas University (College of International Studies) and National Defense University Foundation.

      Ms. Kim Thorne O'Brien has served as a director of the Company since September 20, 2007. Since May, 2004 Ms. O'Brien has been President of Independence, Inc., a firm engaged in providing consulting services to start-up biotechnology companies. From December, 2001 to May, 2004 Ms. O'Brien was Vice President, Business Development & Marketing, of Advanced Traces, Inc. a company engaged in the development of supersensitive detectors of biowarfare agents. Prior to that, Ms. O'Brien was Regional Business Director, Northeast Region, of MedImmune, Inc. from October 1995 to October 2001. Ms. O'Brien graduated from Ursinius College in 1980 with a B.S. in Health & Physical Education, graduated from Temple University with an M.S.Ed in Exercise Physiology in 1981 and completed all work except for the dissertation for a Ph.D. in Cardiovascular Physiology from Temple University. Thereafter, and until October 1995, Ms. O'Brein held various jobs in the health industry.

      Jonathan L. Simon has been a director of the Company since September 20, 2007. Mr. Simon has been engaged in the recycling industry since approximately the mid-1970's. From 1990 to March, 2006 he was President of Royal Green Corp., a company engaged primarily in recycling ferrous metals. From April, 2006 to the present, Mr. Simon has been President of Royal Green LLC, a successor company to the corporation, still engaged in recycling ferrous metals. In addition, since May, 2006 Mr. Simon has been a director of Green Energy Technologies. Mr. Simon graduated from the University of Pittsburgh in 1973 with a B.S. in Biology (with honors).

     Paul J. Sweeney has been a director of the Company since August 13, 2008. From February 2007 to the present Mr. Sweeney has been a financial advisor acting as a principal in Paul Sweeney Financial Services. From 2002 until February 2007 Mr. Sweeney was an Investment Manager with the Bank of Ireland. Prior thereto, from 1990 to 2002 Mr. Sweeney was a bank manager for National Irish Bank. Mr. Sweeney has a Diploma in Financial Services and a B.A in Finance. Mr. Sweeney received the Investor Manager of the Year Award in 2006.

      Peter A. Worthington has been a director of the Company since August 13, 2008. From February 2008 to the present Mr. Worthington has been self-employed as a consultant in the oil and gas industry. From January 2004 through December 2007 Mr. Worthington was Vice President-Global Business Development (Petroleum) for BHP Billiton, plc, a natural resources extraction and development company with world-wide operations in more than 25 countries and employing more than 38,000 persons. From January 2002 through December 2004, Mr. Worthington was Vice President-Algeria Assets (Petroleum) with BHP Billiton, plc. During the past five years Mr. Billiton also served as a director or officer of various BHP wholly-owned subsidiaries. In July 2008 Mr. Worthington became a director of Lapp Plats, plc, a company engaged in natural resources (minerals and petroleum) exploration and production. Mr. Worthington graduated from Australian National University in 1975 with a Bachelor of Laws degree and a Bachelor of Economics degree.


     There are no family relationships between any of the executive officers and directors.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for services in all capacities during 2007 and 2006 by our Chief Executive Officer and Chief Financial Officer.


      NAME AND                                          STOCK     OPTION       ALL OTHER
 PRINCIPAL POSITION    YEAR     SALARY         BONUS    AWARDS    AWARDS      COMPENSATION        TOTAL
-------------------------------------------------------------------------------------------------------------

Frank G. Pringle,      2007   $354,166.50       N/A      $2,189,000          $(1)$44,175.00     $2,587,341.50
President and CEO (1)  2006   N/A               N/A      N/A        N/A      $    37,002.50     $   37,002.50

-------------------------------------------------------------------------------------------------------------

Richard Mangerilli     2007   N/A               N/A      N/A        N/A        N/A              $-0-
Former Pres. and       2006   $30,000           $-0-     N/A        N/A        N/A              $30,000
CEO(2)

-------------------------------------------------------------------------------------------------------------

Jeffrey J Andrews      2007   $162,439.00       $-0-     $579,000   $          $(3)             $741,439.00
CFO, Treasurer(3)      2006   $30,000           $-0-     N/A        $          N/A              N/A

-------------------------------------------------------------------------------------------------------------

(1) Mr. Pringle received $26,000 as the President of Carbon Recovery Corporation, a predecessor of the Company, and $259,416.67 as the President of Mobilestream Oil, Inc., another predecessor of the Company during 2006. In 2007 Mr. Pringle was compensated under an unsigned employment arrangement with the Company. The Company awarded Mr. Pringle shares of its common stock on the following dates and at the following prices: (i) 300,000 shares on April 20, 2007 at a price of $1.38 per share or a total value of $414,000; (ii) 250,000 shares on August 1, 2007 at a price of $2.60 per share or a total value of $650,000 and (iii) 250,000 shares on August 16, 2007 at a price of $4.50 per share or a total value of $1,125,000. In 2006 the Company paid the rental value of three used automobiles for the use of Mr. Pringle and two members of his family who were also employees of the Company. In 2007, however, the Company sold all 3 automobiles to Mr. Pringle. Under the employment arrangement, in 2007 the Company paid for a $6,000,000 life insurance policy on Mr. Pringle's life, $2,000,000 of which is payable to his wife and $4,000,000 to the Company. The annual premium paid was $44,175.00 in 2007 and $37,002.50 in 2006, and was included in All Other Compensation.

(2) Mr. Mangierelli was President and CEO of the Company from 2003 through June 2006. The sum shown represents his accrued and unpaid salary for that period and they were paid to him prior to filing the Company's Form 10-KSB for the fiscal year ended March 31, 2006.


(3) Until September 23, 2008, Mr. Andrews did not have a written employment agreement. In 2006 Mr. Andrews received $30,800 for serving as CFO of the Company, and was paid an additional $69,200 for acting as the CFO and Treasurer of Carbon Recovery Corporation. In 2007 Mr. Andrews received $162,439.00 as his salary. The Company awarded Mr. Andrews shares of its common stock on the following dates and at the following prices: (i) 100,000 shares on June 1, 2007 at a price of $1.36 per share or a total value of $136,000; and (ii) 100,000 shares on August 1, 2007 at a price of $4,43 per share or a total value of $443,000. We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90


                                            OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                  Option Awards                                                     Stock Awards

                                                                                                               Equity     Equity
                                                                                                              Incentive  Incentive
                                                                                                                Plan       Plan
                                                                                                               Awards:    Awards:
                                                    Equity                                                     Number    Market or
                                                  Incentive                                                      of       Payout
                                                     Plan                                                     Unearned   Value of
                                                   Awards:                                       Market        Shares,   Unearned
                     Number of      Number of     Number of                          Number of   Value of     Units or   Shares,
                     Securities     Securities    Securities                         Shares or   Shares or     Other     Units or
                     Underlying     Underlying    Underlying                          Units of   Units of      Rights     Other
                    Unexercised    Unexercised   Unexercised   Option      Option    Stock That  Stock          That      Rights
                    Options (#)    Options (#)     Unearned    Exercise  Expiration   Have Not   That Have    Have Not   That Have
      Name          Exercisable   Unexercisable    Options      Price       Date       Vested    Not Vested    Vested   Not Vested

                                                     (#)         ($)                   (#)(1)       ($)          (#)        ($)
------------------------------------------------------------------------------------------------------------------------------------

Frank G. Pringle           -0-               -0-         -0-      -0-         -0-         -0-       -0-          -0-         -0-

Jeffrey J.Andrews     160,000            40,000          -0-   $1.00      40,000     108,000        -0-          -0-         -0-


EXECUTIVE EMPLOYMENT ARRANGEMENTS


     The consulting agreement among the Company, Mr. Pringle, and 888 Corporation, a corporation wholly-owned by Mr. Pringle, was terminated on November 12, 2008 when the parties entered into a severance agreement. The terms and conditions of the severance agreement are described in "Certain Relationships and Related Transactions."

Eric Swain, the Chief Executive Officer, is employed pursuant to a five year summary term sheet entered into on September 24, 2008 as follows: Mr. Swain's salary will be $450,000 per annum from commencement until December 31, 2009, and will be increased to $525,000 per annum effective January 1, 2010, if the Company has received a contract sale for its equipment with a minimum purchase value of $25,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Compensation Committee in consultation with the Board of Directors. Mr. Swain will also be entitled to receive a bonus of between 0.75% and 1.0% of our "net profits", payable in a combination of our common stock and cash in the discretion of Mr. Swain, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Swain was awarded options to purchase 5,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 1,000,000 options beginning on September 23, 2008 and on each anniversary thereafter for the next four years. Each option will be exercisable for 15 years from the respective vesting dates. Mr. Swain will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $2,500,000 term life insurance policy for Mr. Swain, the proceeds of which will be paid to Mr. Swain's designee. If Mr. Swain resigns voluntarily during the 5 year term for "Good Reason" (which will include a diminution of his responsibility), then we will pay him his salary and the Milestone bonus for 18 months from the resignation date, and all of his remaining options will vest immediately. If we (i) terminate the agreement without "Cause" or undergo a "change in control" before the end of the 5 year term, then: (i) we will pay Mr. Swain his current salary and benefits for a period of 18 months from the date of the termination event, (ii) all remaining options will vest immediately and
(iii) all earned Milestone bonuses will be paid in full. Mr. Swain will receive 4 weeks paid vacation per year beginning in 2009. We will reimburse Mr. Swain for his legal fees in negotiating his employment arrangement and his legal expenses in connection with his early termination with his existing employer.

     Jeffrey J. Andrews, the Chief Financial Officer, Treasurer and Corporate Secretary, was employed pursuant to an at will agreement with the Company until September 23, 2008. In 2007 Mr. Andrews received a salary of $162,439.00. In 2007 the Board of Directors awarded Mr. Andrews a total of 200,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $741,439.We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90

     On September 23, 2008 we entered into a new five year employment term sheet agreement with Mr. Andrews as follows: Mr. Andrews's salary will be increased to $180,000 per annum effective September 23, 2008, and will be increased to $225,000 per annum starting September 23, 2009 if the Company has received (i) orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by our Chief Executive Officer in consultation with the Board of Directors. Mr. Andrews will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Andrews was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 200,000 options on September 23, 2008 and on each anniversary thereafter for the next four years, provided Mr. Andrews is employed by the Company on each such anniversary. Each installment of options will be exercisable for 10 years from the respective vesting dates. Mr. Andrews will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $1,500,000 term life insurance policy for Mr. Andrews, the proceeds of which will be paid to Mr. Andrews's family. If Mr. Andrews resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Andrews, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then:
(i) we will pay Mr. Andrews his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and
(iii) all earned Milestone bonuses will be paid in full.

     Mr. Kimberly, the President, initially was employed pursuant to a term sheet executed on November 4, 2007 outlining the terms of his employment under which Mr. Kimberly commenced his employment on February 11, 2008. The initial term of employment under the term sheet is five years. The Company paid Mr. Kimberly a signing bonus of $100,000 in connection with his execution of the term sheet.

     Initially, Mr. Kimberly received a base salary of $200,000 per annum which was increased to $225,000 on August 11, 2008, the sixth month anniversary of his start date on February 11, 2008. Initially, Mr. Kimberly also was eligible to receive a yearly performance bonus to be paid in shares of our common stock issued under the Company 2008 Employees Compensation Plan in accordance with the following schedule:


      (a)   up to 50,000 shares for fiscal 2008;
      (b)   up to 40,000 shares for fiscal 2009;
      (c)   up to 35,000 shares for fiscal 2010;
      (d)   up to 35,000 shares for fiscal 2011; and
      (e)   up to 35,000 shares for fiscal 2012.

     The number of shares to be issued for each fiscal year bonus and the performance criteria for such bonus was to be established by our Board of Directors. However, on September 23, 2008 the Company and Mr. Kimberly entered into a new employment agreement, and as part of the new arrangement, the bonus plan was eliminated.

     On September 23, 2008 we entered into a new five year employment term sheet agreement with Mr. Kimberly as follows: Mr. Kimberly's salary will be increased to $300,000 per annum effective January 1, 2009, and will be increased to $375,000 per annum starting January 1, 2010 if the Company has received (i) orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Chief Executive Officer in consultation with the Board of Directors. Mr. Kimberly will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Kimberly was awarded options to purchase 1,500,000 shares of our common stock at $1.18 per share which will vest in equal installments of 300,000 options on September 23, 2008 and on each anniversary thereafter for the next four years, provided Mr. Kimberly is employed by the Company on each such anniversary. Each installment of options will be exercisable for 10 years from the respective vesting dates. We will pay the premium for a $2,000,000 term life insurance policy for Mr. Kimberly, the proceeds of which will be divided equally between the Company and Mr. Kimberly's family. If Mr. Kimberly resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Kimberly, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or (iv) terminate the agreement before the end of the 5 year term, then: (i) we will pay Mr. Kimberly his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full.

     During the two year period commencing February 11, 2008, we will make monthly car payments to Mr. Kimberly in the amount of $509.88. At the end of such two year period, the Company will pay to Mr. Kimberly the amount equal to
(a) the balance of his auto loan for his current automobile and (b) the amounts paid for such auto loan by Mr. Kimberly prior to February 11, 2008. The Company has also paid Mr. Kimberly a relocation package which consists of (i) the cost of a moving company to pack and move Mr. Kimberly's household to New Jersey,
(ii) temporary housing costs until he acquires a home in New Jersey and (iii) the expense for travel to and from Illinois on weekends until Mr. Kimberly's family relocates. Mr. Kimberly will be provided with medical, dental, group life and long term disability insurance. Mr. Kimberly will receive three weeks paid vacation per year increasing to four weeks per year beginning in 2009.

     Mr. Koehl, the Chief Operating Officer, was employed pursuant to an unwritten agreement under which Mr. Koehl commenced his employment on May 15, 2008. The initial term of employment was five years. Initially Mr. Koehl received a base salary of $160,000 per annum which was increased to $200,000 on November 5, 2008. Mr. Koehl also participated in the Company's benefit plans and received an automobile allowance. The Company paid Mr. Koehl a bonus of 100,000 shares of our common stock at the time of commencement of his Employment which the Company has repurchased for $100,000 from Mr. Koehl as part of the new employment agreement entered into between the Company and Mr. Koehl on September 23, 2008.

     On September 23, 2008 we entered into a five year employment term sheet agreement with Mr. Koehl as follows: Mr. Koehl's salary will be increased to $225,000 per annum effective January 1, 2009, and will be increased to $250,000 per annum upon the first to occur of (i) our receipt of orders for 6 of our machines or (ii) orders for a minimum purchase value of $24,000,000 (the "Milestone"). Subsequent increases in base salary will be determined by the Chief Executive Officer in consultation with the Board of Directors. Mr. Koehl will also be entitled to receive a bonus of between 0.75% and 1.0% of our estimated profits, payable in a combination of our common stock and cash determined in our discretion, from all revenues we receive for orders exceeding the Milestone. We will pay the bonus each time we receive a payment under an existing order. Mr. Koehl was awarded options to purchase 1,000,000 shares of our common stock at $1.18 per share which will vest in equal installments of 200,000 options on September 23, 2008 and on each anniversary thereafter for the next four years, provided Mr. Koehl is employed by the Company at each such anniversary. Each installment of options will be exercisable for 10 years from the respective vesting dates. Mr. Koehl will be provided with medical, dental, group life and long term disability insurance. We will pay the premium for a $2,000,000 term life insurance policy for Mr. Koehl, the proceeds of which will be divided equally between the Company and Mr. Koehl's family. If Mr. Koehl resigns voluntarily during the 5 year term, then we will pay him only the salary and Milestone bonus earned to the date of resignation, and he will retain only the options that have vested to that date. If we: (i) relocate to a geographic area unacceptable to Mr. Koehl, (ii) eliminate his position as a result of our sale, reorganization or restructuring, (iii) cease to exist as the Company or
(iv) terminate the agreement before the end of the 5 year term, then: (i) we will pay Mr. Koehl his then current salary and benefits until the first to occur of (x) 1 year from termination or (y) his acceptance of another position of employment, (ii) all remaining options will vest immediately and (iii) all earned Milestone bonuses will be paid in full.


COMPENSATION OF DIRECTORS

                                                        DIRECTOR COMPENSATION
                                                        ---------------------

                                                                 Non-Equity     Change in Pension
                                                                 Incentive          Value and
                      Fees Earned                                   Plan          Non-Qualified       All Other
                       or Paid in      Stock        Option      Compensation         Deferred        Compensation
                        Cash ($)    Awards ($)    Awards ($)    ($) Earnings       Compensation          ($)(1)       Total ($)

Frank G. Pringle      $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jeffrey J. Andrews    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Frederick A. Clark    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Kim Thorne O'Brien    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jonathan L. Simon     $         -   $        -   $         -    $          -      $           -      $          -    $        -

Mary K. Rdomsky       $         -   $50,000  -   $         -    $          -      $           -      $          -    $        -





(1) The table above presents director compensation for the fiscal year ended December 31, 2006 and December 31, 2007, during which neither the former directors (except as discussed below) nor the current directors were compensated for their services as directors. Effective January 1, 2008 we began to compensate our directors by awarding them warrants to purchase shares of our common stock as well as paying their expenses of attending meetings. During the fiscal year ended December 31, 2006 there were no formal meetings of the Board of Directors; action was taken by written consent.


     Mary K. Radomsky served as the sole director and officer from June 7, 2006 to September 22, 2006. Although she was not compensated, the in-coming directors voted to give her an honorarium by the issuance of 25,000 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 9, 2008, information regarding the beneficial ownership of shares of our common stock (i) by each person known by us to own 5% or more of the outstanding shares of our common stock, (ii) by each of our named executive officers and our directors, and (iii) by all executive officers and directors as a group. At the close of business on December 9, 2008, there were 62,211,564 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting power and investment power with respect to all shares beneficially owned by them.


                                                                             Percentage
                                                       Common              of Class as of
Name and Address of Beneficial Owners                  Stock               12/9/2008(1)

Frank G. Pringle                                       10,592,828(2)          17.02%(2)
109 Bortons Road
Marlton, New Jersey 08053

Eric Swain                                              1,000,000(3)           1.6%(3)
151 Summit Avenue
Pompton Lakes, New Jersey 07442

Jeffrey J. Andrews                                      400,000(4)                *(4)
8 Cushman Road
Rosemount, Pennsylvania 19010

Jeffrey T. Kimberly                                     300,000(5)                *(5)
462 Oakshade Road
Shamong, New Jersey 08088

Wayne J. Koehl                                          200,000(6)                *(6)
207 Lowell Avenue
Mt. Ephraim, New Jersey 08059

Frederick A. Clark                                            -0-                -0-
321 N. Front Street
Harrisburg, Pennsylvania 17101

Lincoln Jones III                                           6,250(7)              *(7)
9 Fernglen Drive
The Woodlands, Texas 77380

Kim Thorne O'Brien                                          50,000(8)             *(8)
19 Sawmill Road
Medford, New Jersey 08055

Jonathan L. Simon                                          190,000(9)             *(9)
1722 Garfield Street
Wyomissing, Pennsylvania 19610

Paul J. Sweeney                                         10,104,224(10)         16.24%(10)
30 Port Road
Letterkenney County
Donegal Ireland

Peter Worthington                                               -0-               -0-
52 Chesilton Road
London SW6 5AB, UK

Lois Augustine Pringle                                  1,967,937(11)           3.16%(11)
109 Bortons Road
Marlton, New Jersey 08053

Olde Monmouth Stock Transfer Co., Inc., Trustee
Carbon Recovery Corporation
  Liquidating Trust                                    11,188,996(12)          17.87%(12)
200 Memorial Parkway
Atlantic Highlands, NJ 07716

Olde Monmouth Stock Transfer Co., Inc., Trustee        11,145,225(13)          17.91%(13)
Mobilestream Oil, Inc.
  Liquidating Trust
200 Memorial Parkway
Atlantic Highlands, New Jersey 07716

All Directors and Officers as a Group (10 persons)      12,250,474(2)(3)        19.97%

* Less than 1%.

1. Based on 62,211,564 shares of our common stock issued and outstanding on December 9, 2009. Excluded are: shares of our common stock issuable upon exercise of the Company's Mobilestream Acquisition Warrants, the Carbon Recovery Acquisition Warrants, or other warrant issuances. Also excluded are shares of our common stock issuable upon exercise of options granted by the Company. For a list of the different classes of our warrants and their characteristics see "DESCRIPTION OF CAPITAL STOCK - Warrants."

2. Includes 119,000 shares distributable from the Carbon Recovery Corporation liquidating trust as a shareholder of Carbon Recovery Corporation. Does not include 447,766 shares of our common stock and 1,520,171 shares of Carbon Recovery common stock that are convertible on a 1 for 1 basis into shares of our common stock, that are owned by Lois Augustine Pringle, Mr. Pringle's wife. Does not include warrants to purchase shares of our common stock for each meeting of our Board Mr. Pringle attended prior to his resignation.

3. Includes 1,000,000 options issued to Mr. Swain under a term sheet agreement executed on September 24, 2008 which vested on September 24, 2008, and the remaining 4,000,000 options granted to Mr. Swain on such date will vest in equal installments of 1,000,000 options on each anniversary thereafter for the next four years if Mr. Swain is employed by the Company at each anniversary date. Each installment of options will be exercisable for 15 years from the respective vesting dates. Does not include warrants to purchase shares of our common stock for each meeting of our Board Mr. Swain attended.

4. Includes 200,000 options issued under a stock option agreement between the Company and Mr. Andrews entered into in 2005, all of which have vested as of September 23, 2008. Includes 200,000 options to Mr. Andrews issued to Mr. Andrews under a term sheet agreement executed on September 23, 2008 which vested on September 23, 2008, and the remaining 800,000 options granted on such date to Mr. Andrews will vest in equal installments of 200,000 options on each anniversary thereafter for the next four years if Mr. Andrews is employed by the Company at each anniversary date. Each option installment will be exercisable for 10 years from the respective vesting dates.

5. Includes 300,000 options issued to Mr. Kimberly under a term sheet agreement executed on September 23, 2008 which vested on September 23, 2008, and the remaining 1,200,000 options granted to Mr. Kimberly on such date will vest in equal installments of 300,000 options on each anniversary thereafter for the next four years if Mr. Kimberly is employed by the Company at each anniversary date. Each option installment will be exercisable for 10 years from the respective vesting dates.

6. Includes 200,000 options issued to Mr. Koehl under a term sheet agreement executed on September 23, 2008 which vested on September 23, 2008, and the remaining 800,000 options granted to Mr. Koehl on such date will vest in equal installments of 200,000 options on each anniversary thereafter for the next four years if Mr. Koehl is employed by the Company at each anniversary date. Each option installment will be exercisable for 10 years from the respective vesting dates.

7. Lincoln Jones III is the beneficial owner of 6,200 shares of our common stock through his ownership of a controlling interest in Worldwide Strategic Consulting, Inc. Does not include warrants to purchase shares of our common stock for each meeting of our Board attended by General Jones.

8. Includes the following: (i) 25,000 shares of common stock of Carbon Recovery Corporation Ms. O'Brien owns which will be exchanged for the equivalent number of shares of the Company's common stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares, and (ii) 25,000 Carbon Recovery Warrants to purchase shares of the Company's common stock at $2.75 per share that will expire on the date that is 120 days after the SEC shall declare effective the registration of the shares and the Carbon Recovery Warrants under the Securities Act of 1933. Does not include warrants to purchase shares of our common stock for each meeting of our Board attended by Ms. O'Brien.

9. Includes the following: (i) 85,000 shares of common stock of Carbon Recovery that will be exchanged for the equivalent number of shares of the Company's Common Stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares; (ii) 85,000 Company Warrants to purchase shares of the Company's common stock at $2.50 per share that expire on the date that is 120 days after the SEC shall declare effective the registration of the shares and the Carbon Recovery Warrants under the Securities Act of 1933; and (iii) 10,000 shares of common stock issuable upon the exercise of warrants owned by Mr. Simon's children and 10,000 shares of our common stock to be distributed by the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective the Company's registration statement on Form S-1 with respect to such shares. Does not include warrants to purchase shares of our common stock for each meeting of our Board attended by Mr. Simon.

10. Includes 5,405,187 shares of common stock and the following: (i) 3,749,387 warrants to purchase shares of the Company's common stock at an exercise price of $2.00 per share; (ii) 316,550 Carbon Recovery Warrants to purchase shares of the Company's common stock at $2.75 per share; (iii) 316,550 Carbon Recovery warrants to purchase shares of the Company's common stock at $4.00 per share; and (iv) unvested warrants to purchase shares of our common stock for each meeting of our Board attended by Mr. Sweeney. Both classes of Carbon Recovery warrants expire on the date that is 120 days after the SEC shall declare effective the registration of the shares and the Carbon Recovery Warrants under the Securities Act of 1933; the warrants to purchase shares of our common stock expire on September 15, 2009. Also includes 316,550 shares of our common stock distributable from the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares.

11. Ms. Pringle owns 447,766 shares of our Company's common stock. Ms. Pringle owns 1,520,171 shares of the common stock of Carbon Recovery Corporation which will be exchanged for the equivalent number of shares of the Company's common stock upon the liquidation of the Carbon Recovery Liquidating Trust which is anticipated to occur at the time the SEC declares effective our registration statement on Form S-1 with respect to these shares. Does not include 10,842,828 shares of common stock held by Frank G. Pringle, her husband.

12. See also Note 1 with respect to voting percentage calculation. The 48,688,996 shares the Company issued for the acquisition of the assets of Carbon Recovery Corporation was subsequently reduced to 11,188,996 shares by the cancellation of 37,500,000 shares of the Company's common stock indirectly owned by the Company in the Carbon Recovery Liquidating Trust after the acquisition of the assets of Mobilestream Oil, Inc. which had owned the 37,500,000 shares of Carbon Recovery Corporation. Olde Monmouth Stock Transfer Co., Inc. is the Trustee of the Carbon Recovery Liquidating Trust. Olde Monmouth has no beneficial interest in the shares of our common stock held in the Trust; however, until such time as our shares of common stock are distributed, Olde Monmouth has the right to vote these shares. The right to vote our shares in the

Carbon Recovery Liquidating Trust is exercised by Mr. John Troster, Sr. as President of Olde Monmouth. See "Business-Our Acquisition of Carbon Recovery."

13. See also Note 1 with respect to voting percentage calculation. Olde Monmouth Stock Transfer Co., Inc. is the Trustee of the Mobilestream Liquidating Trust. Olde Monmouth has no beneficial interest in the shares of our common stock held in the Trust; however, until such time as our shares of common stock are distributed, Olde Monmouth has the right to vote these shares. The right to vote our shares held in the Mobilestream Liquidating Trust is exercised by Mr. John Troster, Sr. as President of Olde Monmouth. See-"Business-Our Acquisition of Mobilestream." No person or entity has a 5% or greater interest in the Company as the result of his/her/its beneficial interest in either Liquidating Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2005 we formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by Mr. Pringle, our former Chairman (November 12, 2008) and, until August 13, 2008 our former President and CEO. Mr. Pringle and his wife, at the time a director of the Company, own all of the limited liability interests of Careful Sell. Mr. Pringle was also the Manager of Careful Sell. Under the revised agreement we entered into a technology contribution agreement (the "Contribution Agreement"), with Careful Sell. Careful Sell was then the owner of all the rights to the inventions of Mr. Pringle. Under the Contribution Agreement, Careful Sell transferred to us the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. In the Contribution Agreement we agreed to pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, we issued to Careful Sell a total of 37,500,000 shares of our common stock. The Contribution Agreement supersedes a prior agreement not formalized between ourselves and Careful Sell in 2002.

     On or about July 26, 2006, we entered into a plan and agreement of reorganization (the "CRC Acquisition Agreement") with Carbon Recovery Corporation pursuant to which we agreed to purchase substantially all of the assets of, and assume certain specified liabilities of, Carbon Recovery, in exchange for the consideration described below. At the time of the acquisition, Carbon Recovery was controlled by Mobilestream Oil, Inc. ("Mobilestream") which in turn was controlled by Frank G. Pringle, our former Chairman (until November 12, 2008) and our former President and Chief Executive Officer (until August 13,
2008). We issued to Carbon Recovery 48,688,996 shares of our common stock. We also issued to Carbon Recovery 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants (together the "Carbon Recovery Warrants") to purchase shares of our common stock and to replace the identical number of outstanding warrant classes of Carbon Recovery. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire at different times in 2007 and 2008, but our Board has successively extended the expiration dates to a date that is one hundred and twenty (120) days after the U.S. Securities and Exchange Commission ("SEC") shall declare effective the registration of the shares, Carbon Recovery Warrants (and shares underlying the warrants) under the Securities Act of 1933. See "Description of Securities-Warrants."

     The parties intended that the acquisition of Carbon Recovery in the CRC Acquisition Agreement be treated as a "C" reorganization under the Internal Revenue Code of 1986 as amended (the "IRC"). No Carbon Recovery stockholder was a party to the CRC Acquisition Agreement. In the CRC Acquisition Agreement, Carbon Recovery agreed that it would liquidate, and would deposit the shares and warrants it received as consideration for the sale of the assets in a liquidating trust until they could be distributed to the Carbon Recovery stockholders. We covenanted that we would file a registration statement for the shares of our common stock, the warrants (and the warrant shares) issued to Carbon Recovery in order to permit the distribution.

     In order to clarify the ownership and licensure of certain intellectual property licensed to Carbon Recovery, on September 22, 2006 Mobilestream Oil, Inc., Mr. Pringle and his wife, Lois Augustine Pringle entered into a combined technology license agreement (the "Combined Technology License Agreement"). This Agreement confirmed (i) Mobilestream as the sole owner of the licensed intellectual property, and (ii) the exclusive license of the intellectual property by Mobilestream to Carbon Recovery. In the same agreement, Carbon

Recovery assigned all of its interest in the intellectual property license to the Company, and the Company agreed to pay Mobilestream royalty payments in perpetuity that varied with the use made of the intellectual property and the revenues received by the Company. The Company's royalty obligations under the Combined Technology License Agreement ended when the Company acquired substantially all of the assets of Mobilestream.

     Following the closing of the Carbon Recovery acquisition and the decision of Carbon Recovery to liquidate, Carbon Recovery and Olde Monmouth Stock Transfer Co., Inc. ("Olde Monmouth"), our transfer agent, entered into a liquidating trust agreement (the "CRC Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the liquidating trustee (the "Liquidating Trustee") under the Carbon Recovery Liquidating Trust Agreement for the shares of our common stock and our Carbon Recovery Warrants. The beneficiaries of the Carbon Recovery Liquidating Trust are the stockholders of Carbon Recovery. We have filed this registration statement on Form S-1 for the shares of our common stock, the Carbon Recovery Warrants and the shares of our common stock underlying the Carbon Recovery Warrants with the SEC. The ability of the Liquidating Trustee to distribute the shares of the Company's common stock and the Carbon Recovery Warrants to the stockholders of Carbon Recovery depends upon the effectiveness of this registration statement.

     On December 31, 2006, we acquired the assets of Mobilestream Oil, Inc. ("Mobilestream") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Acquisition Agreement") between the Company and Mobilestream. Mobilestream was a development stage company which owned certain proprietary technology and related custom software for the use of microwaves to break down petroleum-based products, such as used tires, into their component parts, and capturing those components in usable form for resale. The Mobilestream assets we acquired consisted, essentially, of (1) the then four patents pending for the technology together with Mobilestream's position as the licensor under the Combined Technology License Agreement and (2) 37,500,000 shares of our own common stock, which had been issued for the benefit of Mobilestream, as a stockholder of Carbon Recovery, at the time of the closing of the Carbon Recovery acquisition in September 2007. These 37,500,000 shares, which were being held in the Carbon Recovery Liquidating Trust, were cancelled as part of the Mobilestream acquisition, and the Combined Technology License Agreement was terminated by virtue of the merger of the interests of the licensor and the licensee.

     At the time of the Mobilestream acquisition, Mobilestream was controlled by Frank G. Pringle, our former Chairman (until November 12, 2008), and at the time of the acquisition, our then President and CEO. No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement. We issued to Mobilestream (i) 11,145,225 shares of our Common Stock for the benefit of the holders of Mobilestream's common stock, and (ii) 35,236,188 shares of our 2006 Series of Convertible Preferred Stock for the benefit of the holder of Mobilestream's 2006 Series of Convertible Preferred Stock. Lastly, we issued to Mobilestream 27,205,867 common stock purchase warrants (the "Mobilestream Warrants") to purchase shares of our common stock on the basis of 1 Mobilestream Warrant for each 3 shares of either Mobilestream common stock or preferred stock, exercisable at $4.75 per share for a period ending on December 31, 2007. Mr. Pringle, who was to receive 23,500,000 of the warrants, agreed to their cancellation. Subsequently, our Board of Directors successively extended the exercise date of the warrants to a date that is one hundred and twenty (120) days after the SEC shall declare effective the registration of the shares and Mobilestream Warrants under the Securities Act of 1933. See "Description of Securities-Warrants." We also assumed Mobilestream's liabilities which were minimal. As a result of the Mobilestream assets acquisition, we own all of the microwave frequency technology.

     The parties intended that the acquisition of Mobilestream would qualify as a "D" Reorganization under Section 368(a)(1)(D) of the Internal Revenue Code. No Mobilestream stockholder was a party to the Mobilestream Acquisition Agreement. In the Mobilestream Acquisition Agreement, Mobilestream agreed that it would liquidate, and would deposit the shares and warrants it received as consideration for the sale of the assets in a liquidating trust until they could be distributed to the Mobilestream stockholders. We covenanted that we would file a registration statement for the shares of our common stock and the Mobilestream Warrants (and warrant shares) issued to Mobilestream in order to permit the distribution.

     Following the closing of the Mobilestream acquisition and the decision of Mobilestream to liquidate, Mobilestream and Olde Monmouth entered into a liquidating trust agreement (the "Mobilestream Liquidating Trust Agreement") in which Olde Monmouth agreed to act as the Liquidating Trustee under the Mobilestream Liquidating Trust Agreement for the shares of our common stock and the Mobilestream Warrants. The beneficiaries of the Mobilestream Liquidating Trust are the stockholders of Mobilestream. We have filed this registration statement on Form S-1 for the shares of our common stock, the Mobilestream Warrants and the shares of our common stock underlying the Mobilestream Warrants with the SEC. The ability of the Liquidating Trustee to distribute the shares of the Company's common stock and the Mobilestream Warrants for the Mobilestream acquisition to the Mobilestream stockholders depends upon the effectiveness of this registration statement.

     Pursuant to the terms of the Mobilestream Acquisition Agreement, we were to have issued 70,472,376 shares of our 2006 Series of Convertible Preferred Stock to Mobilestream for the benefit of, and eventual distribution to, the holder of Mobilestream's 2006 Series of Convertible Preferred Stock. The sole holder of Mobilestream's 2006 Series of Convertible Preferred Stock was Frank G. Pringle, our then Chairman, President and CEO. However, at the time of the Mobilestream acquisition closing we were only authorized to issue 50,000,000 shares of Preferred Stock. Accordingly, at the closing the terms were amended to provide for the issuance of 35,236,188 shares of our 2006 Series of Convertible Preferred Stock, each having 2 votes per share (instead of 1) and each convertible into 2 shares of our common stock (instead of 1). The 2006 Series of Convertible Preferred Stock shares were issued to Mobilestream; however, since Mr. Pringle was the sole holder of the 2006 Series of Mobilestream Preferred Stock and therefore the sole distributee of our 2006 Series of Convertible Preferred Stock, Mr. Pringle received the Company's 2006 Series of Convertible Preferred Stock in a private placement. In October 2007 the terms of conversion of our 2006 Series of Convertible Preferred Stock were changed from 2 shares of common for each share of preferred to 1/2 of 1 share of our common stock for each share of our 2006 Series of Convertible Preferred Stock. Until August 13, 2008 our Chairman, Frank G. Pringle was the holder of all but 5,000 of our 2006 Series of Convertible Preferred Stock. In June 2008 and on August 13, 2008 Mr. Pringle converted all of his 2006 Series of Convertible Preferred Stock into shares of our common stock and sold 6,600,000 of his shares to the Company for $1,650,000. See "Security Ownership of Certain Beneficial Owners and Management" and "Description of Securities."

     On May 17, 2007 we purchased 94,961 shares of our common stock for $66,471 in cash from Ms. Lois Pringle, the wife of Mr. Frank G. Pringle, our then President and Chief Executive Officer.

     In August 2007, 25 individuals purchased an aggregate of 642,106 shares of Carbon Recovery Corporation in a private sale from Lois Augustine Pringle, the wife of Frank Pringle, who was, at the time, our Chairman, President and CEO. The purchasers were incorrectly informed that as part of the consideration in the transaction they would receive warrants to purchase shares of our common stock that attached to the Carbon Recovery shares. Ms. Pringle's Carbon Recovery shares did not have any warrant attachment. Although the Company was not a party to this transaction, the Company issued a total of 642,106 warrants to purchase shares of our common stock to the purchasers at exercise prices of $2.50 (290,000 warrants) and $2.75 (352,106 warrants). Using the Black-Scholes formula currently the transaction is valued at $8730 because all of the warrants are "out of the money."

     In November 2007, the Company entered into a six month consulting agreement with Worldwide Strategic Partners, Inc., a corporation in which Lincoln Jones III, one of our directors, has an ownership interest in excess of ten percent. The consultant agreement was executed and delivered approximately 6 months before General Jones became a director of our Company. Subsequent to the execution of the consultant agreement with Worldwide, the Company has issued a total of 122,500 shares of its Common Stock to Worldwide valued at $370,775 through June 30, 2008, of which 31,250 were distributed to General Jones. On May 26, 2008 the Company and Worldwide terminated the November 2007 consulting agreement by agreeing to pay Worldwide a total of 275,000 shares for its services inclusive of the 122,500 shares already issued. On May 26, 2008 the Company entered into a new 5 year consulting agreement with Worldwide expiring May 26, 2013, pursuant to which Worldwide will identify potential acquisition candidates or joint venture partners for the Company and upon closing a transaction with any such candidate, the Company will pay Worldwide a fee based upon a percentage of the value of the transaction beginning with 5% of the first $1,000,000 dollars, and declining 1% for each successive $1,000,000 increase in transaction value until Worldwide receives 1% of the transaction value in excess of $4,000,000.

     On November 28, 2007 the Chief Financial Officer, Jeffery J. Andrews, loaned the Company $150,000 at a interest rate of prime plus 2%. This loan has no stated principal payment due date. In April 2008 the Company repaid $120,000. The remaining balance of $30,000 was paid in full in August 2008.

     In June 2008 Mr. Pringle converted 2,241,064 of his shares of 2006 Series Convertible Preferred Stock into 1,120,532 shares of our common stock. In August 2008 Mr. Pringle converted all 33,440,124 shares of his remaining shares of 2006 Series of Convertible Preferred Stock into 16,720,062 shares of our common stock. At the time of the conversion Mr. Pringle and the Company entered into a stock redemption agreement pursuant to which the Company purchased 6,600,000 shares of Mr. Pringle's common stock for $1,650,000 or a price of $0.25 per share.

     Paul J. Sweeney, who became a director of our Company on August 13, 2008, has had the following transactions with the Company:

          (i) on March 18, 2008, Mr. Sweeney acquired 190,320 shares of our common stock for a purchase price of $1.00 per share and in connection therewith received warrants for the purchase of an additional 190,320 shares of common stock at an exercise price of $2.00 per share;

          (ii) on March 26, 2008, Mr. Sweeney acquired 441,010 shares of common stock from the Company at a purchase price of $1.00 per share and in connection therewith received warrants for the purchase of an additional 441,010 shares of common stock at an exercise price of $2.00 per share;

          (iii) on April 1, 2008, Mr. Sweeney acquired 2,018,057 shares of common stock from the Issuer at a purchase pr ice of $1.00 per share and in connection therewith received warrants for the purchase of an additional 2,018,057 shares of common stock at an exercise price of $2.00 per share;

          (iv) on April 11, 2008, Mr. Sweeney acquired 1,100,000 shares of common stock from the Company at a purchase price of $1.11 per share and in connection therewith received warrants for the purchase of an additional 1,100,000 shares of common stock at an exercise price of $2.00 per share; and

          (v) on September 9, 2008, Mr. Sweeney acquired 1,500,000 shares of common stock from the Company, valued at $1,440,000 as consideration for consulting services he provided and will provide to the Company pursuant to an Investor Relations Agreement entered into on September 8, 2008 between the Company and Mr. Sweeney for a period of one year.

     On October 1, 2008 the Company and LP (Origination) Limited, a United Kingdom company owned by Peter A. Worthington, a director, entered into a consulting agreement with an effective date of August 1, 2008, pursuant to which LP Origination agreed to perform management advisory and strategic planning services for a term ending on February 1, 2009, in return for a payment of $90,000 and the issuance of 100,000 shares of our common stock valued at $158,000 using the average of the bid and ask price on that day. On September 30, 2008 we paid $50,000 to LP Origination with the remaining $40,000 payment due on November 1, 2008. Either party may renew the agreement for one additional one year term by notice not less than 30 days before expiration upon mutually acceptable terms and conditions.

     On November 12, 2008 the Company and Mr. Pringle, its former CEO and President, and 888 Corporation ("888 Corp."), a New Jersey corporation controlled by Mr. Pringle, entered into a severance agreement pursuant to which
(i) the Company has agreed to pay Mr. Pringle $200,000.00 per year for the six
(6) year period commencing on January 1, 2009, in consideration for (i) Mr. Pringle's return of 225,000 shares of common stock previously issued to Mr. Pringle on or about June 26, 2008 and which Mr. Pringle held in "street name" at UBS and (ii) the continued compliance by Mr. Pringle and 888 Corp. with the covenants, agreements and other terms of the Severance Agreement (as described in more detail below). The payments to Mr. Pringle made by the Company will be made in monthly installments and will be offset by approximately $15,000 that Mr. Pringle is obligated to reimburse the Company by March 1, 2009, which amount includes personal expenses of Mr. Pringle incurred by the Company and 50% of the legal fees and expenses incurred by the Company in regard to the negotiation and preparation of the Severance Agreement. The Company's severance payments to Mr. Pringle would also be offset by any indemnification payments that Mr. Pringle may become obligated to pay under the Severance Agreement.

     In addition to the return of the 225,000 shares of Company Common Stock previously issued to him, Mr. Pringle also agreed to restrict the amount of shares of Company Common Stock that he or his immediate family or any entity directly or indirectly controlled by any of them may sell, transfer or encumber to the following amounts: no shares prior to February 1, 2009; an aggregate of Four Hundred Thousand (400,000) shares of Company Common Stock during the three
(3) month period beginning February 1, 2009; an aggregate of Three Hundred Thousand (300,000) shares of Company Common Stock during the three (3) month period beginning May 1, 2009; and an aggregate of Two Hundred Fifty Thousand (250,000) shares of Company Common Stock during any three month period thereafter beginning August 1, 2009. These restrictions will remain in place unless and until (i) Mr. Pringle and his family members directly or indirectly own less than 5,000,000 shares of Company Common Stock, and (ii) Mr. Pringle and his family members have fully complied with the restrictions on sales, transfers and encumbrances set forth in the Severance Agreement and are not in breach of such provisions.

     Any transfers by Mr. Pringle or any of his affiliates that are permitted under the Severance Agreement are subject to the Company's right of first refusal, which the Company has 10 days to exercise. The Company may assign this right of first refusal or designate a third party to exercise such right.

     Pursuant to the Severance Agreement, Mr. Pringle immediately resigned as Chairman and as a member of the Company's Board of Directors and in all other capacities (in each case effective as of the date of the Severance Agreement).

     The Severance Agreement also provides for: (i) the immediate termination of the Consulting Agreement between the Company and 888 Corp. dated as of January 1, 2008 with no further payments or benefits due from the Company to 888 Corp. except for payments to 888 Corp. of any sums otherwise due under the Consulting Agreement through December 31, 2008); (ii) Mr. Pringle to be subject to a nine year non-compete and non-solicit agreement, which runs from the date of the agreement until the end of the third year after his last scheduled payment under the Severance Agreement; (iii) Mr. Pringle to be subject to a non-disclosure obligation and to return to the Company all copies of confidential information directly or indirectly in his possession or control; and (iv) mutual general releases and non-disparagement provisions.

     Under the Severance Agreement, Mr. Pringle unconditionally waived any rights, claims and causes of action against the Company with respect to any of its intellectual property (including claims he has made in the past). Further, Mr. Pringle made extensive representations regarding the validity of the Company's intellectual property and that such intellectual property is free and clear of all liens, claims and/or encumbrances. The Company may obtain indemnification from Mr. Pringle for any breach or alleged breach of Mr. Pringle's representation and warranties regarding the intellectual property and/or for any breach or alleged breach of any other representation, warranty, covenant or agreement of Mr. Pringle or 888 Corp. under the Severance Agreement.

                              PLAN OF DISTRIBUTION

     The Liquidating Trustee will distribute the Shares and the Warrants to the respective stockholders of Carbon Recovery and Mobilestream Oil upon the effective date of this registration statement. The Trustee will issue Warrant Shares upon the exercise of the Carbon Recovery Warrants or the Mobilestream Warrants by the respective classes of warrant holders.

     We have agreed to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the Shares, the Warrants and the Warrant Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement

                                LEGAL PROCEEDINGS

     There is no material litigation pending or threatened by or against us.

                            DESCRIPTION OF SECURITIES


     The following information describes our common stock, our preferred stock, options and warrants to purchase our common stock, and provisions of our amended Articles of Incorporation and our bylaws. This description is only a summary. You should also refer to our amended Articles of Incorporation, and our bylaws, which have been filed with the SEC. With respect to our 2006 Series of Convertible Preferred Stock and our warrants, you should also refer to (i) the 2006 Series of Convertible Preferred Stock Certificate of Designation as amended, (ii) the Mobilestream Acquisition Warrants, (iii) each of the Carbon Recovery Class B, D and E Acquisition Warrants, and (iv) each other class of warrants we have issued in connection with various private placements of our securities.

     We are presently authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 100,000,000 shares of preferred stock, $0.001 par value. As of December 9, 2008, we have 62,211,564 shares of common stock issued and outstanding, and 5,000 shares of 2006 Series of Convertible Preferred Stock issued and outstanding.

COMMON STOCK

     The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefor. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any of our shares of common stock subject to redemption or convertibility into any other securities. Upon liquidation, dissolution or winding-up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share for share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued, and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. There is no cumulative voting. We have not paid any dividends on our common stock because we have never had earnings from our current microwave technology business and operations from which a dividend might be paid, and even if we have such earnings in the future we do not anticipate that we will be paying dividends.


PREFERRED STOCK

     Under our Articles of Incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

     Currently, there are no series of preferred shares issued and outstanding, except for 5,000 shares of 2006 Series of Convertible Preferred Stock that are required to be delivered for conversion into common stock under the severance agreement among the Company, Mr. Pringle and 888 Corporation. In the view of the Company the 5,000 shares are being treated as if they were converted, although the Company's transfer agent has not received the stock certificate for the preferred shares. The preferred shares have the following characteristics: each share of our 2006 Series is convertible into 1/2 of 1 share of our common stock. Each share of our 2006 Series of Convertible Preferred has 2 votes per share, voting with the common stock as a single class, and is entitled to elect a majority of the Board of Directors. Each share of the 2006 Series has a liquidation preference of $.001 per share.


WARRANTS


     We currently have eleven different classes of warrants outstanding as follows: Mobilestream Acquisition Warrants and Carbon Recovery Class B, D, and E Acquisition Warrants, the Black Diamond Warrants, the Nutmeg Mercury Warrants, the Augustine Warrants (two kinds), the Taylor Warrants, the 2008 private placement warrants, the New Millennium Warrants and the warrants issued to directors, all of which may be converted into shares of our common stock, and have these characteristics:

CLASS                      NUMBER        EXERCISE PRICE    EXPIRATION DATE
Mobilestream(1)           3,705,867          $4.75                (4)
Carbon Recovery B(2)      3,908,340          $2.75                (4)
Carbon Recovery D(2)      1,397,600          $2.75                (4)
Carbon Recovery E(2)      1,397,600          $4.00                (4)
Black Diamond(5)            150,000          $0.80        December 31, 2009
Mercury/Nutmeg(6)           250,000          $0.80        December 31, 2009
Augustine(7)                290,000          $2.50        December 31, 2008
Augustine(7)                352,106          $2.75        December 31, 2008
Taylor(8)                 1,000,000          $1.50        December 31, 2008
2008 private offerings(9) 9,327,741          $2.00        September 15, 2009(10)
New Millennium (11)          76,000          $2.75        September 30, 2010

Director warrants            45,000           (12)               (12)

      (1) The Mobilestream Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Mobilestream in December 2006.
      (2) The Carbon Recovery B, D and E Warrants were issued by the Company in connection with its acquisition of substantially all of the assets of Carbon Recovery Corporation in September 2006.
      (3) The Carbon Recovery Class D Warrant and the Class E Warrant can only be exercised in tandem with each other, i.e., one Class E Warrant must be exercised for each Class D Warrant exercised.
      (4) The expiration date is 120 days after the SEC declares effective the registration statement for these warrants.
      (5) 300,000 warrants were issued to Ademas Fund LLP (then known as Black Diamond Fund LLP) in connection with settlement of claims arising from a private placement transaction that was rescinded. 150,000 of the warrants issued to Ademas Fund LLP have been exercised.
      (6) 500,000 warrants were issued to Nutmeg/Mercury Fund LLP in connection with settlement of claims in a private placement transaction that was rescinded. 250,000 warrants issued to Nutmeg/Mercury Fund LLP have been exercised.
      (7) The Company issued the Augustine Warrants to 25 individual investors who purchased shares of Carbon Recovery Corporation common stock from Ms. Lois Augustine Pringle in August 2007. See "Certain Relationships and Related Transactions."
      (8) The Company issued 1,000,000 Taylor Warrants in January 2008 to Mr. Terence Taylor as part of a settlement and termination agreement for various claims among the Company, Mr. Taylor and Tomahawk Trading Corp. The Taylor Warrants are held in escrow and can only be exercised under all of the following conditions: all of the warrants must be exercised at one time for all, but not les then all, of the shares our common stock, by payment in full of the purchase price, and (ii) Taylor must pay to the escrow agent at the time of exercise all other sums due and payable the settlement and termination agreement pursuant to which the warrants were issued.
      (9) The Company issued 9,327,741 warrants to purchasers of its common stock in a private placement between January 1 to April 30, 2008.

      (10) If at any time between the issuance date of the 2008 Warrants and the expiration date, the closing price per share of our common stock exceeds $5.00 per share on any exchange or market on which the shares are then quoted or traded for five consecutive trading days, then the warrant holders will have a period of thirty (30) days from the expiration of the fifth such consecutive day to exercise their warrants or the warrants will expire.

      (11) The New Millennium Warrants were issued to New Millennium PR Communications in connection with certain public relations consulting work New Millennium performed for the Company for the last 12 months.

      (12) We issue warrants to purchase shares of our common stock to each director who attends a meeting of our Board. Until September 23, 2008, we issued 3,000 such warrants for each meeting, which number has been increased to 5,000 warrants commencing with the September 23, 2008 meeting of our directors. The exercise price for each group of warrants is the price of a share of our common stock on the date of each board meeting. The warrants are exercisable for a period of five years from the date of each meeting.

     The shares of common stock underlying the Mobilestream Acquisition Warrants, and the Carbon Recovery Class B, D and E Acquisition Warrants, a total of 10,409,407 shares, are being registered as part of this registration statement. The number of shares issuable upon exercise of any class of Warrant is subject to adjustment for stock splits, stock dividends, combinations, reclassifications and the like.

     WARRANT CHARACTERISTICS. Set forth below are certain characteristics with respect to our different classes of warrants.

     REGISTRATION RIGHTS. Certain classes of our warrants have registration rights as follows:

     (a) Under the Carbon Recovery Acquisition Agreement and the Mobilestream Acquisition Agreement, we were obligated to file a registration statement on Form S-1 for the Carbon Recovery Acquisition B Warrants, D Warrants and E Warrants, and the Mobilestream Acquisition Warrants, and to register the shares of our common stock underlying such warrant classes. Accordingly, we have filed as part of the same registration statement on Form S-1 described above with respect to our common stock for the Carbon Recovery and Mobliestream acquisitions, a registration statement for all classes of the Carbon Recovery Acquisition Warrants, the Mobilestream Acquistion Warrants and the shares of common stock issuable upon exercise of any class of said warrants.


     (b) Under the 2007 Black Diamond and Mercury Nutmeg Warrants, the Augustine Warrants and the Taylor Warrants, we are obligated to register for resale a combined total of 2,042,106 shares of our common stock issuable upon exercise of these warrants.

     (c) Our remaining classes of warrants do not have registration rights with respect to the shares of common stock issuable upon the exercise of such warrants.


     TRANSFERABILITY. The warrants are not listed for trading on any exchange or for quotation on any Nasdaq Market, the OTC Bulletin Board or the Pink Sheets, but are transferable privately or in accordance with the terms and conditions of Rule 144.

     ADJUSTMENTS. The exercise price and the number of shares of our common stock issuable upon the exercise of the warrants are subject to adjustment from time to time as set forth hereinafter.

     (a) Stock dividends, Stock Splits, Reclassification. If we pay a dividend or make a distribution on our common stock in shares of common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock (including any such reclassification in connection with a consolidation or merger in which we are the continuing corporation), then the number of shares of common stock issuable upon the exercise of the warrants and the exercise price then in effect shall be adjusted by us so that the holder of the warrant thereafter exercising his, her or its warrants shall be entitled to receive the number of shares of our common stock or other capital stock which the holder of the warrant would have received if the warrant had been exercised immediately prior to such event upon payment of the exercise price that has been adjusted to reflect a fair allocation of the economics of such event to the holder of the warrant.


     (b) Reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets. If any capital reorganization, reclassification of our capital stock, our consolidation or merger with another corporation in which we are not the survivor, or sale, transfer or other disposition of all or substantially all of our assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of warrants shall thereafter have the right to purchase and receive in lieu of shares of our common stock, such securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of our common stock for which the holder's warrants were exercisable immediately prior to such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition.


     (c) Distribution of indebtedness or assets other than cash or shares of our common stock. In case we fix a payment date for the making of a distribution to all holders of common stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions for stock splits and stock dividends), or subscription rights or warrants, the exercise price then in effect will be adjusted by multiplying the exercise price in effect immediately prior to such payment date by a fraction, (x) the numerator of which shall be the total number of shares of our common stock outstanding multiplied by the market price per share of our common stock immediately prior to such payment date, less the fair market value (as determined by our Board of Directors in good faith) of the assets or evidences of indebtedness so distributed, or of related subscription rights or warrants, and (y) the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such market price per share of Common Stock immediately prior to such payment date.

SHARES ELIGIBLE FOR FUTURE SALE

     As of December 9, 2008, we had 62,211,564 shares of common stock outstanding. That number does not include (i) 160,000 shares of common stock underlying outstanding options, $1.00 per share, (ii) 110,000 shares of common stock underlying outstanding notes in the aggregate principal amount of $110,000, which are convertible into our common stock at a rate of $1.00 per share, (iii) 5,000 shares of Convertible Preferred Stock that are convertible into 2,500 shares of our common stock; (iv) 10,409,407 Warrant Shares of common stock underlying the Warrants covered by this Prospectus, (v) 642,106 shares of our common stock underlying the Augustine Warrants; (vi) 1,000,000 shares of our common stock underlying the Taylor Warrants; (vii) 9,327,741 shares of our common stock underlying the 2008 private placement warrants; (viii) 76,000 shares of our common stock underlying the New Millennium Warrants; and (ix) 45,000 shares underlying the Directors' warrants.

     Freely Tradable Shares After Offering.

     As of December 9, 2008, excluding the shares that are covered by this prospectus, 48,658,371 of our currently outstanding shares are deemed "restricted" securities, and 13,553,193 shares of our common stock can be publicly resold without restriction. Upon the distribution of the 22,334,221 currently outstanding shares of our common stock covered by this prospectus, but not including the exercise of, issuance and sale of the 10,409,407 Shares covered by the Warrants included in this prospectus, all of these shares will also be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering, 35,887,414 shares of our common stock will be tradable without restriction under the Securities Act.

     Rule 144. In general, under Rule 144 as currently in effect, persons who have beneficially owned restricted securities for at least six months and who are not our "affiliates" (as that term is defined under the Securities Act) or have not been our affiliates for at least 90 days, may sell their securities without any volume limitations or manner of sale limitations although the Company must be current in periodic filings with the SEC. Persons who are not "affiliates" and have beneficially owned restricted securities for least one year may sell their securities without any limitation. Persons who may be deemed our "affiliates" who have beneficially owned restricted Securities for at least six months may sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately 622,115 shares if the currently outstanding warrants and options are not exercised) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales by our affiliates made under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. Subject to certain volume limitations and other conditions, all of the currently outstanding unregistered shares are eligible for public resale under Rule 144.


     TRANSFER AGENT

     Our transfer agent currently is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.


                                     EXPERTS

     The financial statements for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C. to the extent and for the periods indicated in their report thereon, which report included an explanatory paragraph concerning our Company's ability to continue as a going concern. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Bagell, Josephs, Levine & Company, L.L.C. and upon the authority of such firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of his or her fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

     Our Articles of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

     We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

     Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Sol V. Slotnik, P.C., has provided us with an opinion concerning legality of the securities being registered by this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed electronically with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock and warrants offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual reports, quarterly reports, special reports, proxy statements and other information with the Commission. The reports, proxy statements and other information we file can be read and copied at prescribed rates at the Public Reference Room of the Commission at Station Place, 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Information about the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site http://www.sec.gov that contains our reports, proxy statements, information statements and other information concerning the Company in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                         INDEX TO FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm.................... F-2

Consolidated Balance Sheets as of December 31, 2007 and 2006............... F-3

Consolidated Statements of Operations (with Cumulative Totals Since
Inception) for the Years Ended December 31, 2007 and 2006.................. F-4

Consolidated Statements of Cash Flows (with Cumulative Totals Since
Inception) for the Years Ended December 31, 2007 and 2006.................. F-5

Consolidated Statements of Stockholders' Equity (Deficit) for the
Year Ended December 31, 2007............................................... F-6

Notes to Consolidated Financial Statements for the Year Ended
December 31, 2007.......................................................... F-16

Condensed Balance Sheets at September 30, 2008 (unaudited) and
December 31, 2007 (audited)  .............................................. F-39

Condensed Statement of Operations (unaudited) (with Cumulative Totals
Since Inception) for nine months ended September 30, 2008 and 2007 and three months ended September 30, 2008 and 2007......................... F-40

Condensed Statement of Cash Flows (unaudited) (with Cumulative Totals
Since Inception) for nine months ended September 30, 2008 and 2007......... F-41

Condensed Statement of Stockholders' Equity (unaudited) at
September 30, 2008......................................................... F-42

Notes to Condensed Financial Statements (unaudited) for nine months ended September 30, 2008............................................ F-60

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                          406 Lippincott Drive, Ste. J
                         Marlton, New Jersey 08053-4168
                        (856) 346-2828 Fax (856) 396-0022


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, #3
West Berlin, NJ 08091-2415

We have audited the accompanying consolidated balance sheet of Global Resource Corporation, a development stage enterprise, as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2007 and the period from July 19, 2002 (Date of Inception) through December 31, 2007. Global Resource Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Resource Corporation as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 and the period from July 19, 2002 (Date of Inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, unless the Company is successful in generating new sources of revenue, or obtaining debt or equity financing, or restructuring its business, the Company is likely to deplete its working capital during 2008. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note
8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 18 to the financial statements, the accompanying financial statements have been restated.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Bagell, Josephs, Levine &Company, L.L.C.
Marlton, NJ 08053

March 2O, 2008 (September 16, 2OO8 as to the effects of the restatement discussed in Note 18)

                                       GLOBAL RESOURCE CORPORATION
                                      (A DEVELOPMENT STAGE COMPANY)
                                       CONSOLIDATED BALANCE SHEET
                                            DECEMBER 31, 2007


                                ASSETS                                   YEAR ENDED         YEAR ENDED
                                                                         DECEMBER 31,      DECEMBER 31,
                                                                             2007              2006
                                                                         ------------      ------------
                                                                          (Restated)         (Restated)
CURRENT ASSETS
   Cash                                                                  $    780,425      $  1,770,002

   Prepaid Services                                                         1,808,042                --
                                                                         ------------      ------------

          TOTAL CURRENT ASSETS                                              2,588,467         1,770,002
                                                                         ------------      ------------

Fixed Assets, Net of depreciation                                             373,135           488,940
                                                                         ------------      ------------

OTHER ASSETS
   Notes Receivable net - (reserved $650,000 for doubtful collection)              --
   Investments & Deposits on Investments                                       74,860           145,000
                                                                         ------------      ------------
          TOTAL OTHER ASSETS                                                   74,860           145,000

TOTAL ASSETS                                                             $  3,036,462      $  2,403,942
                                                                         ============      ============


              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              $    119,588      $    114,047
   Current portion - loan payable - equipment                                  40,964            36,929
   Liabilities to be settled in common stock                                       --           201,342
   Loan Payable -  to officer of company                                      150,000                --
                                                                         ------------      ------------

          TOTAL CURRENT LIABILITIES                                           310,552           352,318
                                                                         ------------      ------------

LONG-TERM LIABILITIES

   Loan payable - equipment, net of current portion                            51,629            92,952
                                                                         ------------      ------------

          TOTAL  LIABILITIES                                                  362,181           445,270
                                                                         ------------      ------------

STOCKHOLDERS' EQUITY

   Preferred Stock A - $.001 par value 100,000,000 shares
     authorized, 35,236,188 issued and outstanding at Dec. 31, 2007            35,236            35,236
   Preferred Stock B - $.001 par value 1,000 shares
     authorized and issued as Dec 31, 2007                                          1                --
   Common stock, $.001 par value; 200,000,000 shares
     authorized, 30,358,291 issued and 30,263,330 outstanding
     at Dec. 31, 2007                                                          30,358            25,113
   Subscription receivable                                                   (185,693)         (660,693)
   Additional paid-in capital                                              20,279,849         9,491,127
   Deficit accumulated in the development stage                           (17,418,997)       (6,932,111)
                                                                         ------------      ------------
                                                                            2,740,754         1,958,672

   Treasury Stock                                                             (66,473)               --
                                                                         ------------      ------------

          Total stockholders' equity                                        2,674,281         1,958,672
                                                                         ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $  3,036,462      $  2,403,942
                                                                         ============      ============



               The accompanying notes are an integral part of these financial statements.


                                                F-3


                                       GLOBAL RESOURCE CORPORATION
                                      (A Development Stage Company)
                                  Consolidated Statement of Operations
                                (With Cumulative Totals Since Inception)



                                                            Twelve Months Ended
                                                       ------------------------------    JULY 19, 2002
                                                                                           (INCEPTION)
                                                       December 31       DECEMBER 31            TO
                                                           2007              2006       DECEMBER 31, 2007
                                                       ------------      ------------      ------------
                                                        (Restated)        (Restated)        (Restated)

REVENUES                                               $         --      $         --      $         --

COST OF SALES                                                    --                --                --
                                                       ------------      ------------      ------------

GROSS PROFIT                                                     --                --                --
                                                       ------------      ------------      ------------

OPERATING EXPENSES
    Professional fees -Consulting, legal, other             690,292           682,085         2,682,446
    Investment Banking Fees and investor relations        4,813,322         1,078,936         5,892,258
    Other general and administrative expenses             4,670,749         2,417,107         8,329,961
    Research and Development                                222,530           136,887           409,417
                                                       ------------      ------------      ------------

          TOTAL OPERATING EXPENSES                       10,396,893         4,315,015        17,314,082
                                                       ------------      ------------      ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                      (10,396,893)       (4,315,015)      (17,314,082)
                                                       ------------      ------------      ------------

OTHER INCOME (EXPENSE)
    Loss on deposit / real estate - net                    (100,000)           14,324          (172,712)
    Interest expense                                        (23,322)          (13,428)          (38,491)
    Interest income                                          33,329            68,172           106,399
                                                       ------------      ------------      ------------

          TOTAL OTHER INCOME (EXPENSE)                      (89,993)           69,068          (104,804)
                                                       ------------      ------------      ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES              (10,486,886)       (4,245,947)      (17,418,886)
PROVISION FOR INCOME TAXES                                       --               111               111
                                                       ------------      ------------      ------------

NET LOSS APPLICABLE TO COMMON SHARES                   $(10,486,886)     $ (4,246,058)     $(17,418,997)
                                                       ============      ============      ============

BASIC AND DILUTED LOSS
     PER SHARE                                         $      (0.40)     $      (0.09)
                                                       ============      ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                    26,489,850        47,939,917
                                                       ============      ============


               The accompanying notes are an integral part of these financial statements.


                                                      F-4


                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                        Consolidated Statement of Cash Flows
                                      (With Cumulative Totals Since Inception)

                                                                       TWELVE MONTHS ENDED          JULY 19, 2002
                                                                  ------------------------------      (INCEPTION)
                                                                  DECEMBER 31,      DECEMBER 31,           TO
                                                                      2007              2006       DECEMBER 31, 2007
                                                                  ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                (Restated)        (Restated)       (Restated)

   Net loss                                                       $(10,486,886)     $ (4,246,058)     $(17,418,997)
                                                                  ------------      ------------      ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                         93,864            58,154           183,042
   Preferred stock issued for services                                 400,000                --           400,000
   Common stock issued for services                                  7,107,122         1,024,746         8,664,168
   Amortization of deferred compensation                               109,000           109,000           327,000
   Impairment of investment in real estate                                                                  25,900
   Allowance reserve for note payable                                                    650,000           650,000
   Loss on sale of fixed asset                                          11,775                --            11,775
   Forfeit loss on real estate                                         100,000                --           187,035
   Common stock issued as charitable contribution                                                           50,000

CHANGES IN ASSETS AND LIABILITIES                                           --
   (Increase) in prepaid expenses                                           --                --
   (Increase) decrease in deposits                                          --            16,911                --
   (Increase) in notes receivable                                                       (650,000)         (650,000)
  (Decrease) in accounts receivable                                         --
  (Decrease) in accounts payable                                         5,541           (66,750)          120,901
                                                                  ------------      ------------      ------------
          TOTAL ADJUSTMENTS                                          7,827,302         1,142,061         9,969,821
                                                                  ------------      ------------      ------------

          NET CASH USED IN OPERATING ACTIVITIES                     (2,659,584)       (3,103,997)       (7,449,176)
                                                                  ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                            (24,033)         (458,902)         (557,151)
   Proceeds from sale of Fixed assets                                   34,200                              34,200
   Proceeds from sale of real estate                                        --                             617,864
   Purchase of Investment                                              (29,860)         (135,000)         (174,860)
   Investment in real estate, net                                           --                --           (80,800)
                                                                  ------------      ------------      ------------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          (19,693)         (593,902)         (160,747)
                                                                  ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                 1,168,461         4,682,452         8,399,920
   Liability for stock to be issued                                                      200,367
   Proceeds from stock subscription receivable                         475,000           585,000         1,060,000
   (Increase) decrease in stock subscription receivable                               (1,167,511)       (1,245,692)
   Proceeds from officer's loan                                        150,000                             188,550
   Repayment of officer's loan                                                           (17,050)          (38,550)
   Purchase of Treasury Stock                                          (66,473)                            (66,473)
   Proceeds from loan payable                                                            148,817           175,133
   Repayment of loan payable                                           (37,288)          (38,446)          (82,540)
                                                                  ------------      ------------      ------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                  1,689,700         4,393,629         8,390,348
                                                                  ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (989,577)          695,730           780,425

CASH AND CASH EQUIVALENTS
  - BEGINNING OF YEAR                                                1,770,002         1,074,272                --
                                                                  ------------      ------------      ------------

CASH AND CASH EQUIVALENTS
  - END OF YEAR                                                   $    780,425      $  1,770,002      $    780,425
                                                                  ============      ============      ============

SUPPLEMENTAL DISCLOSURES:
  CASH ACTIVITIES:
    INTEREST PAID                                                 $     22,134      $     14,743      $     40,877
    INCOME TAX PAID                                               $         --      $         --      $         --

  NON-CASH ACTIVITIES SEE FOOTNOTE 16



                     The accompanying notes are an integral part of these financial statements.

                                                          F-5

                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                           Preferred Stock A         Preferred Stock B             Common Stock
                                      ------------------------    ------------------------    ------------------------   (Restated)
                                                    Par Value                   Par Value                   Par Value    Additional
                                      Preferred      $.001        Preferred      $.001          Common       $.001        Paid-In
                                        Shares      $ Amount        Shares      $ Amount        Shares      $ Amount       Capital
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE - JULY 19, 2002
(INCEPTION)                                    --  $        --    $        --           --             --  $        --   $        --

Issuance of initial founders' shares,
 September 9, 2002, net of subsequent
 cancellations                                 --           --             --           --      2,555,000           --            --

Common stock issued for services
 rendered, in September 2002, at
 $0.472 per share                              --           --             --           --      1,000,000           --       472,000

Common stock issued for cash,
 November 2002 at $0.50 per share              --           --             --           --         29,000           --        14,500

Common stock issued for services
 rendered, in November and
 December 2002, at $0.50 per share             --           --             --           --         13,600           --         6,800

Net loss for the period July 19,
 2002 (Inception) through December
 31, 2002, restated see Note 15                --           --             --           --             --           --            --
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE AT
DECEMBER 31, 2002 (RESTATED)                   --           --             --           --      3,597,600           --       493,300
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

Re-issuance of founders'
 shares - July 2003                            --           --             --           --      1,455,000           --            --

Common stock issued for cash,
 from January to December 2003
 at $0.50 per share                            --           --             --           --        519,800           --       259,900

Issuance of subscription receivable
 from shareholders                             --           --             --           --             --

Net loss for the year ended December
 31, 2003, restated see note 15                --           --             --
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE AT
DECEMBER 31,
2003 (RESTATED)                                --           --             --           --      5,572,400           --       753,200
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

Common stock issued for cash,
 from January to December 2004
 at $0.6027 per share                          --           --             --           --        917,645           --       553,105

Common stock issued in exchange for
 real estate in Aug. and Sept.
 2004 at $1.00 per share                       --           --             --           --        650,000           --       650,000

Common stock issued for
 compensation on October 12, 2004 at
 $1.00 per share                               --           --             --           --        545,000           --       545,000

Common stock issued as charitable
 contribution on October 12, 2004
 at $1.00 per share                            --           --             --           --         50,000           --        50,000

Initial founders' shares cancelled
 on October 28, 2004                           --           --             --           --       (250,000           --            --

Issuance of subscription receivable
 from shareholders                             --           --             --           --             --

Net loss for the year ended
 December 31, 2004                             --           --             --           --             --           --            --
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE AT
DECEMBER 31, 2004                              --           --             --           --      7,485,045           --     2,551,305
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

                            The accompanying notes are an integral part of these financial statements.

                                                                         F-6



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE - JULY 19, 2002
(INCEPTION)                              $        --    $        --    $        --    $        --    $        --    $        --

Issuance of initial founders' shares,
 September 9, 2002, net of subsequent
 cancellations                                    --             --             --             --             --             --

Common stock issued for services
 rendered, in September 2002, at
 $0.472 per share                                 --             --             --             --             --        472,000

Common stock issued for cash,
 November 2002 at $0.50 per share                 --             --             --             --             --         14,500

Common stock issued for services
 rendered, in November and
 December 2002, at $0.50 per share                --             --             --             --             --          6,800

Net loss for the period July 19,
 2002 (Inception) through December
 31, 2002, restated see Note 15             (508,508)            --             --             --             --       (508,508)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT
DECEMBER 31, 2002 (RESTATED)                (508,508)            --             --             --             --        (15,208)
                                         -----------    -----------    -----------    -----------    -----------    -----------

Re-issuance of founders'
 shares - July 2003                               --             --             --               --

Common stock issued for cash,
 from January to December 2003
 at $0.50 per share                               --             --             --                                      259,900

Issuance of subscription receivable
 from shareholders                                                         (14,340)                                     (14,340)

Net loss for the year ended December
 31, 2003, restated see note 15             (203,659)            --             --                                     (203,659)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT
DECEMBER 31,
2003 (RESTATED)                             (712,167)            --        (14,340)                                      26,693
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash,
 from January to December 2004
 at $0.6027 per share                             --             --             --                                      553,105

Common stock issued in exchange for
 real estate in Aug. and Sept.
 2004 at $1.00 per share                          --             --             --                                      650,000

Common stock issued for
 compensation on October 12, 2004 at
 $1.00 per share                                  --       (545,000)            --                                           --

Common stock issued as charitable
 contribution on October 12, 2004
 at $1.00 per share                               --                                                                     50,000

Initial founders' shares cancelled
 on October 28, 2004                              --                                                                         --

Issuance of subscription receivable
 from shareholders                                                         (74,240)                                     (74,240)

Net loss for the year ended
 December 31, 2004                          (672,219)            --             --                                     (672,219)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT
DECEMBER 31, 2004                         (1,384,386)      (545,000)       (88,580)                                     533,339
                                         -----------    -----------    -----------    -----------    -----------    -----------

                            The accompanying notes are an integral part of these financial statements.

                                                                             F-7

                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                          Preferred Stock A        Preferred Stock B              Common Stock
                                      ------------------------  ------------------------    --------------------------  (Restated)
                                                    Par Value                 Par Value                     Par Value   Additional
                                      Preferred      $.001      Preferred      $.001          Common         $.001       Paid-In
                                        Shares      $ Amount      Shares      $ Amount        Shares        $ Amount      Capital
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

Common stock issued for cash,
 from January to December 2005 at
 $1.2264 per share average for year                                                             745,655              -      914,507

Common stock issued to acquire
 technology with zero value                                                                  37,500,000              -            -

Common stock issued in exchange for
 real estate in on January 18, 2005
 at $1.00 per share                                                                              80,800              -       80,800

Common stock issued for services
 rendered, in Sept., Oct. and
 November 2005, at $1.00 per share                                                               53,500              -       53,500

Common stock issued for payment
 of debts on March 11, 2005 at
 $1.00 per share                                                                                  1,087              -        1,087

Stock subscriptions received, net                                                                     -              -            -

Amortization of deferred compensation                                                                 -              -            -

Net loss for the year ended
 December 31, 2005                             --           --           --           --             --             --           --
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

BALANCE AT DECEMBER 31, 2005                   --           --           --           --     45,866,087             --    3,601,199
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

Common stock issued for cash,
 from January to December 2006 at
 $1.0088 per share average for year                                                           2,786,286              -    2,810,877

Stock subscriptions received, net                                                                     -              -            -

Reclass deferred compensation due
 adoption SFAS 123r                                                                                                        (436,000)

Amortization of deferred compensation                                                                 -              -      109,000

Common stock issued for services
 rendered, on September 22, 2006,
 at $1.044 per share                                                                             14,123              -       14,746

Common stock issued in exchange
 for investment in real estate in
 September 2006 at $2.00 per share                                                               22,500              -       45,000

Effect of reverse merger September 23,
 2006                                                                                            72,241         48,761     (169,444)

Common stock issued for conversion
 of debt on September 23, 2005 at
 $0.045 per share                                                                             2,681,837          2,682      118,000

Common stock issued for services
 rendered, on September 23, 2006,
 at $2.00 per share                                                                              25,000             25       49,975

Common stock issued for merger with
 Mobilestream Inc on December 31,
 2006, at $0.255 per share                                                                   11,145,255         11,145    2,842,136

Cancellation of shares for merger
 with Mobilestream Inc                                                                      (37,500,000)       (37,500)      37,500

Preferred convertible stock issued
 for merger with Mobilestream.
 2 for 1 convertible into common,
 on December 31, 2006                  35,236,188  $    35,236                                                              468,138

Net loss for the year ended
 December 31, 2006                             --           --           --           --             --             --           --
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

BALANCE AT DECEMBER 31, 2006           35,236,188  $    35,236           --  $        --     25,113,329    $    25,113  $ 9,491,127
                                      ===========  ===========  ===========  ===========    ===========    ===========  ===========

                            The accompanying notes are an integral part of these financial statements.

                                                                             F-8

                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash,
 from January to December 2005 at
 $1.2264 per share average for year                -              -              -                                      914,507

Common stock issued to acquire
 technology with zero value                        -              -              -                                           --

Common stock issued in exchange for
 real estate in on January 18, 2005
 at $1.00 per share                                -              -              -                                       80,800

Common stock issued for services
 rendered, in Sept., Oct. and
 November 2005, at $1.00 per share                 -              -              -                                       53,500

Common stock issued for payment
 of debts on March 11, 2005 at
 $1.00 per share                                   -              -              -                                        1,087

Stock subscriptions received, net                  -              -         10,398                                       10,398

Amortization of deferred compensation              -        109,000              -                                      109,000

Net loss for the year ended
 December 31, 2005                        (1,291,169)            --             --                                   (1,291,169)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2005              (2,675,555)      (436,000)       (78,182)                                     411,462
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash,
 from January to December 2006 at
 $1.0088 per share average for year                -              -              -                                    2,810,877

Stock subscriptions received, net                  -              -       (582,511)                                    (582,511)

Reclass deferred compensation due
 adoption SFAS 123r                                         436,000                                                          --

Amortization of deferred compensation              -                             -                                      109,000

Common stock issued for services
 rendered, on September 22, 2006,
 at $1.044 per share                               -              -              -                                       14,746

Common stock issued in exchange
 for investment in real estate in
 September 2006 at $2.00 per share                 -              -              -                                       45,000

Effect of reverse merger September 23,
 2006                                              -              -              -                                     (120,683)

Common stock issued for conversion
 of debt on September 23, 2005 at
 $0.045 per share                                  -              -              -                                      120,682

Common stock issued for services
 rendered, on September 23, 2006,
 at $2.00 per share                                -              -              -                                       50,000

Common stock issued for merger with
 Mobilestream Inc on December 31,
 2006, at $0.255 per share                   (10,498)                                                                 2,842,783

Cancellation of shares for merger
 with Mobilestream Inc                                                                                                       --

Preferred convertible stock issued
 for merger with Mobilestream.
 2 for 1 convertible into common,
 on December 31, 2006                                                                                                   503,374

Net loss for the year ended
 December 31, 2006                        (4,246,058)            --             --             --             --     (4,246,058)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2006             $(6,932,111)   $        --    $  (660,693)   $        --    $        --    $ 1,958,672
                                         ===========    ===========    ===========    ===========    ===========    ===========

                            The accompanying notes are an integral part of these financial statements.

                                                                             F-9



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                          Preferred Stock A         Preferred Stock B               Common Stock
                                      ------------------------  ------------------------  --------------------------    (Restated)
                                                    Par Value                 Par Value                   Par Value     Additional
                                      Preferred      $.001      Preferred      $.001        Common         $.001         Paid-In
                                        Shares      $ Amount      Shares      $ Amount      Shares        $ Amount        Capital
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------

Common stock shares issued for cash:

Common stock issued for cash in
 March 2007, at $0.30 per share                                                                17,500             17          5,233

Common stock issued for cash from
 April to June 30, 2007, at $0.32 per
 share, regulation S offering                                                                 499,564            500        157,711

Common stock issued for cash on
 October 25, 2007, at $2.00 per share                                                           2,500              3          4,997

Common stock issued for cash on
 December 20, 2007, at $1.00 per share                                                      1,000,000          1,000        999,000

Common stock issued for Stock to
 be issued (liability) on March 7,
 2007, at $1.0777 per share                                                                   186,822            187        201,156

Stock subscriptions received, net                                                                   -              -              -

Amortization of deferred compensation                                                                                       109,000

Common Stock Shares issued for
 services rendered:

Common stock issued for services
 rendered, on March 19, 2007, at
 $1.00 per share                                                                                5,000              5          4,995

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share                                                                               20,000             20          9,980

Common stock issued for services
 rendered, on March 20, 2007, at
 $0.50 per share                                                                               11,000             11         10,989

Common stock issued for services
 rendered, on April 20, 2007, at
 $1.38 per share                                                                              250,000            250        344,750

Common stock issued for services
 rendered, on May 30, 2007, at
 $1.05 per share                                                                                3,417              3          3,301

Common stock issued for services
 rendered, on June 1, 2007, at
 $1.36 per share                                                                              194,500            195        264,325

Common stock issued for services
 rendered, on July 9, 2007, at
 $1.00 per share                                                                                4,700              5          4,695

Common stock issued for services
 rendered, on July 18, 2007, at
 $0.80 per share                                                                               37,500             37         29,963

Common stock issued for services
 rendered, on August 1, 2007, at
 $4.43 per share                                                                              100,000            100        442,900

Common stock issued for services
 rendered, on August 19, 2007, at
 $4.50 per share                                                                              250,000            250      1,124,750

Common stock issued for services
 rendered, on August 30, 2007, at
 $2.27 per share                                                                                3,745              4          8,496


                            The accompanying notes are an integral part of these financial statements.

                                                                           F-10



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock shares issued for cash:

Common stock issued for cash in
 March 2007, at $0.30 per share                                                                                           5,250

Common stock issued for cash from
 April to June 30, 2007, at $0.32 per
 share, regulation S offering                                                                                           158,211

Common stock issued for cash on
 October 25, 2007, at $2.00 per share                                                                                     5,000

Common stock issued for cash on
 December 20, 2007, at $1.00 per share                                                                                1,000,000

Common stock issued for Stock to
 be issued (liability) on March 7,
 2007, at $1.0777 per share                                                                                             201,343

Stock subscriptions received, net                  -              -        475,000                                      475,000

Amortization of deferred compensation                                                                                   109,000

Common Stock Shares issued for
 services rendered:

Common stock issued for services
 rendered, on March 19, 2007, at
 $1.00 per share                                                                                                          5,000

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share                                                                                                         10,000

Common stock issued for services
 rendered, on March 20, 2007, at
 $0.50 per share                                                                                                         11,000

Common stock issued for services
 rendered, on April 20, 2007, at
 $1.38 per share                                                                                                        345,000

Common stock issued for services
 rendered, on May 30, 2007, at
 $1.05 per share                                                                                                          3,304

Common stock issued for services
 rendered, on June 1, 2007, at
 $1.36 per share                                                                                                        264,520

Common stock issued for services
 rendered, on July 9, 2007, at
 $1.00 per share                                                                                                          4,700

Common stock issued for services
 rendered, on July 18, 2007, at
 $0.80 per share                                                                                                         30,000

Common stock issued for services
 rendered, on August 1, 2007, at
 $4.43 per share                                                                                                        443,000

Common stock issued for services
 rendered, on August 19, 2007, at
 $4.50 per share                                                                                                      1,125,000

Common stock issued for services
 rendered, on August 30, 2007, at
 $2.27 per share                                                                                                          8,500

                            The accompanying notes are an integral part of these financial statements.

                                                                               F-11



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                         Preferred Stock A          Preferred Stock B             Common Stock
                                      -----------------------    ------------------------  --------------------------   (Restated)
                                                   Par Value                   Par Value                   Par Value    Additional
                                      Preferred     $.001        Preferred      $.001        Common         $.001        Paid-In
                                        Shares     $ Amount        Shares      $ Amount      Shares        $ Amount       Capital
                                      ----------- -----------    -----------  -----------  -----------    -----------   -----------

Common stock issued for services
 rendered, on August 30, 2007, at
 $0.69 per share                                                                                30,041             30        20,698

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                 1,000              1         3,409

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                10,000             10        34,090

Common stock issued for services
 rendered, on October 1, 2007, at
 $2.60 per share                                                                               300,000            300       779,700

Common stock issued for services
 rendered, on October 9, 2007, at
 $2.69 per share                                                                                47,579             48       127,702

Common stock issued for services
 rendered, on October 22 2007, at
 $1.86 per share                                                                                50,000             50        92,950

Common stock issued for services
 rendered, on October 29 2007, at
 $2.25 per share                                                                               150,000            150       337,350

Common stock issued for services
 rendered, on November 9, 2007, at
 $3.23 per share                                                                               130,000            130       419,770

Common stock issued for services
 rendered, on November 19, 2007, at
 $3.50 per share                                                                                50,000             50       174,950

Common stock issued for services
 rendered, on November 26, 2007, at
 $3.01 per share                                                                                30,000             30        90,270

Common stock issued for services
 rendered, on December 3, 2007, at
 $2.00 per share                                                                                45,094             45        89,955

Common stock issued for services
 rendered, on December 4, 2007, at
 $3.15 per share                                                                                50,000             50       157,450

Common stock issued for services
 rendered, on December 11, 2007, at
 $2.50 per share                                                                               200,000            200       499,800

Common stock issued for services
 rendered, on December 17, 2007, at
 $1.446 per share                                                                              400,000            400       578,051

Common stock issued for services
 rendered, on December 17, 2007, at
 $2.50 per share                                                                               100,000            100       249,900

Common stock issued for services
 rendered, on December 18, 2007, at
 $3.02 per share                                                                                50,000             50       150,950

                            The accompanying notes are an integral part of these financial statements.

                                                                           F-12



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                            Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for services
 rendered, on August 30, 2007, at
 $0.69 per share                                                                                                         20,728

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                                          3,410

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                                         34,100

Common stock issued for services
 rendered, on October 1, 2007, at
 $2.60 per share                                                                                                        780,000

Common stock issued for services
 rendered, on October 9, 2007, at
 $2.69 per share                                                                                                        127,750

Common stock issued for services
 rendered, on October 22 2007, at
 $1.86 per share                                                                                                         93,000

Common stock issued for services
 rendered, on October 29 2007, at
 $2.25 per share                                                                                                        337,500

Common stock issued for services
 rendered, on November 9, 2007, at
 $3.23 per share                                                                                                        419,900

Common stock issued for services
 rendered, on November 19, 2007, at
 $3.50 per share                                                                                                        175,000

Common stock issued for services
 rendered, on November 26, 2007, at
 $3.01 per share                                                                                                         90,300

Common stock issued for services
 rendered, on December 3, 2007, at
 $2.00 per share                                                                                                         90,000

Common stock issued for services
 rendered, on December 4, 2007, at
 $3.15 per share                                                                                                        157,500

Common stock issued for services
 rendered, on December 11, 2007, at
 $2.50 per share                                                                                                        500,000

Common stock issued for services
 rendered, on December 17, 2007, at
 $1.446 per share                                                                                                       578,451

Common stock issued for services
 rendered, on December 17, 2007, at
 $2.50 per share                                                                                                        250,000

Common stock issued for services
 rendered, on December 18, 2007, at
 $3.02 per share                                                                                                        151,000

                            The accompanying notes are an integral part of these financial statements.

                                                                        F-13



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        AT DECEMBER 31, 2007

                                          Preferred Stock A         Preferred Stock B               Common Stock
                                      -------------------------  --------------------------  ------------------------   (Restated)
                                                     Par Value                   Par Value                 Par Value    Additional
                                      Preferred       $.001      Preferred        $.001        Common       $.001        Paid-In
                                        Shares       $ Amount      Shares        $ Amount      Shares      $ Amount       Capital
                                      -----------   -----------  -----------    -----------  -----------  -----------   -----------

Common stock issued for services
 rendered, on December 21, 2007, at
 $3.00 per share                                                                                  40,000           40       119,960

Common stock issued for services
 rendered, on December 27, 2007, at
 $3.10 per share                                                                                  50,000           50       154,950

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share

Common stock Shares issued for
 services to be provided (see note #21):

Common stock issued for services
 to be provided, Service valued on
 August 31, 2007, at $3.41 per share
 recorded as prepaid                                                                             350,000          350     1,193,150

Common stock issued for services to
 be provided, service valued on
 September 14, 2007, at $2.29 per
 share recorded as prepaid                                                                       150,000          150       343,350

Common stock issued for services to
 be provided, valued on October 02,
 2007, at $2.47 per share recorded
 as prepaid                                                                                      350,000          350       864,150

Common stock issued for services to
 be provided, service valued on
 October 02, 2007, at $2.40 per
 share recorded as prepaid                                                                        75,000           75       179,926

Treasury Stock, purchase at $.70 share                                                           (94,961)

Preferred Shares B issued for
 settlement of services                                                 1,000             1                                 399,999

Net loss for the period ended
 December 31, 2007                              -             -            -              -            -            -             -
                                      -----------   -----------  -----------    -----------  -----------  -----------   -----------

BALANCE AT DECEMBER 31, 2007           35,236,188   $    35,236        1,000    $         1   30,263,330  $    30,358   $20,279,849
                                      ===========   ===========  ===========    ===========  ===========  ===========   ===========

                            The accompanying notes are an integral part of these financial statements.

                                                                            F-14



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT DECEMBER 31, 2007

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for services
 rendered, on December 21, 2007, at
 $3.00 per share                                                                                                        120,000

Common stock issued for services
 rendered, on December 27, 2007, at
 $3.10 per share                                                                                                        155,000

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share                                                                                                             --

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share

Common stock Shares issued for
 services to be provided (see note #21)

Common stock issued for services
 to be provided, Service valued on
 August 31, 2007, at $3.41 per share
 recorded as prepaid                                                                                                  1,193,500

Common stock issued for services to
 be provided, service valued on
 September 14, 2007, at $2.29 per
 share recorded as prepaid                                                                                              343,500

Common stock issued for services to
 be provided, valued on October 02,
 2007, at $2.47 per share recorded
 as prepaid                                                                                                             864,500

Common stock issued for services to
 be provided, service valued on
 October 02, 2007, at $2.40 per
 share recorded as prepaid                                                                                              180,001

Treasury Stock, purchase at $.70 share                                                    (66,473)                      (66,473)

Preferred Shares B issued for
 settlement of services                                                                                                 400,000

Net loss for the period ended
 December 31, 2007                       (10,486,886)             -              -              -              -    (10,486,886)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2007            $(17,418,997)   $         -    $  (185,693)   $   (66,473)   $         -    $ 2,674,281
                                        ============    ===========    ===========    ===========    ===========    ===========


                            The accompanying notes are an integral part of these financial statements.

                                                                            F-15

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION


Global Resource Corporation (the Company") was formed on July 19, 2002 in the state of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation ("Technology") at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into industrial products and chemicals and easily disposable waste material.

The Company's business goals for exploitation of the Technology are as follows:

     1) The design, manufacture and sale of machinery and equipment units, embodying the technology;

     2)   The licensing of third parties to use that technology.

     3)   The construction of plants to use that technology.


At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. A prototype "continuous feed" line machine is scheduled for delivery in the first quarter 2008.

The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

In a similar decomposition process, the Company has designed machinery and equipment which will decompose "fluff", which is the non-metallic portions of scrap motor vehicles, primarily, the interiors. It appears that although scrap vehicles are specifically taken without the tires due to environmental rules, they are often removed but then placed ("hidden") in the trunk of the vehicle and crushed into it, thus "disposing" of the tires. The Company's machinery will, of course, permit any tires to be decomposed together with the other materials.

The Company is currently offering three models for tire decomposition: one which disposes of five tons per hour, one which disposes of ten tons per hour and one which disposes of fifteen tons per hour. The Company is soliciting orders and has issued various proposals to prospective customers.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
       (CONTINUED)

     There are other potential applications for the microwave technology covered by the pending patent applications, in addition to the application for decomposing waste tires and fluff. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);
      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
      3.    Volatilization of heavy or slurry oil;
      4.    Recovery of oil from oil shale and oil sands; and
      5.    Medical applications.

     To date, the Company has allocated a substantial portion of its time and investment in bringing its product to the market and the raising of capital. The Company has not commenced any commercial operations as of December 31, 2007.


     On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for: (a) 11,145,255 shares of the Company's Common Stock for the benefit of the holders of Mobilestream's common stock; (b) the issuance by the Company for the benefit of the holders of Mobilestream's 2006 series of convertible preferred stock of 35,236,188 shares of the Company's own "2006 Series" in the process of designation (see "Subsequent Events" note 13 below for changes); (c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2007. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical cost in accordance with SFAS 141, BUSINESS COMBINATION,(PARAGRAPHS D11 -D18), entities under common control. The net assets and liabilities of Mobilestream equal approximately $2.0 million. The assets consisted primarily of cash of approximately $1,678,000 and fixed assets of $149,000 offset by liabilities of approximately $91,000. Mobilestream owned 37,500,000 shares of Carbon Recovery Corporation whose assets were acquired by the Company (see paragraph below); these shares were cancelled upon the acquisition of Mobilestream by the Company.

     On September 22, 2006, Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for: (a) 48,688,996 common shares and (b) Global Resource Corporation warrants. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Pursuant to the Agreement, various classes of Carbon Recovery Corporation warrants were exchanged for warrants of Global Resource Corporation as follows:

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
       (CONTINUED)

     Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants in exchange for an equal number of warrants of Carbon Recovery. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire on September 21, 2007, but the Board of Directors of the Company has extended the expiration date to December 31, 2007 for Class B and Class D warrants and March 31, 2008 for Class E warrants (see "Subsequent Events" Note 13 below).

     The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the acquisition, Carbon Recovery Corporation changed its name to Global Resource Corporation.

     On December 11, 2007 the Company adopted the following Amendments to the Articles of Incorporation:

          1) Reduce the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000 shares.

          2) Increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000.

          3) Reduce the number of 2006 Series of Convertible Preferred Stock which may be converted into common stock, from 2 shares of common stock to 1/2 of 1 share of common stock for each share of 2006 Series of Convertible Preferred Stock.

          4) Indemnify the Company's directors and officers to the maximum extent permitted under the laws of the State of Nevada.

          5) Limiting the liability of the Company's directors and officers to the Company, its stockholders and creditors to the maximum extent provided under the Private Corporations Law of the State of Nevada (the "Nevada PCL").

          6) Permit the Board of Directors to declare reverse stock splits of its issued and outstanding shares without approval of the stockholders under section 78-2055 of the Nevada PCL.

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and investment in bringing its product to the market, and the raising of capital.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

     At December 31, 2007, the Company maintained cash and cash equivalent balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2007 the Company's uninsured cash balances total $680,425.

     START-UP COSTS

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

     INCOME TAXES

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     BUSINESS COMBINATIONS

     Effective December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical costs in accordance with SFAS 141, BUSINESS COMBINATIONS, PARAGRAPHS D11 - D18, entities under common control. All account amounts and shares amounts have been retroactively applied and presented to reflect the change. Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been retroactively applied and presented to reflect the change.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     ADVERTISING COSTS

     The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended December 31, 2007 and 2006.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs consist of all activities associated with the development and enhancement of products using the Company's microwave technology. R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and equipment expenses use to test and develop our technology. Research and development costs are charged to R & D when incurred. The amounts charged in calendar 2007 and 2006 were $222,530 and $136,887 respectively.

     RECLASSIFICATIONS

     Certain amounts for the year ended December 31, 2006 have been reclassified in the comparative financial statements to be comparable to the presentation for the year ended December 31, 2007. These reclassifications had no effect on net loss. (also see Note 18 for restatements of 12/31/06 financials)

     STOCK-BASED COMPENSATION

     Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. Prior to January 1, 2006, the Company accounted for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Accordingly, no compensation expense was recognized for the stock option grants in periods prior to the adoption of SFAS 123R. The Company has not issued any options during the reporting periods and as such, the effect of SFAS 123R has no impact on the results of operations for the twelve months ended December 31, 2007 and 2006. The company did issue stock grants in 2007 that were 100% vested at time of issuance and were expensed to the Company at the market price.

     For non-employees, stock grants and warrants/options issued for services are valued at either the invoiced/contracted value of services provided or to be provided or the fair value of stock at the date the agreement is reached, which is every more readily determinable.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     EARNINGS (LOSS) PER SHARE OF COMMON STOCK

     Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

               EARNINGS (LOSS) PER SHARE OF COMMON STOCK

               The following is a reconciliation of the computation for basic and diluted earnings per share:


                                                             Twelve Months Ended
                                                                 December 31,
                                                     ----------------------------------
                                                         2007                 2006
                                                     ------------         ------------
               Net loss                              ($10,486,886)        ($ 4,246,058)
                                                     ------------         ------------

               Weighted-average common shares
               Outstanding (Basic)                     26,489,850           47,939,917
                                                     ------------         ------------

               Weighted-average common shares
               Outstanding (Diluted)                   26,489,850           47,939,917
                                                     ============         ============

     The weighted-average common stock equivalent for Preferred Stock A is 17,618,094. The weighted-average common stock equivalents for the outstanding warrants is 11,036,907. There are also common stock purchase options equivalents totaling 200,000. These warrants and options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of December 31, 2007 and December 31, 2006.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised
     2007), BUSINESS COMBINATIONS, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for us beginning January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

     In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning January 1, 2008 and will apply prospectively. The adoption of SFAS No. 160 is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

     In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective for us beginning January 1, 2009, although early adoption is permitted. We are currently assessing the potential impact that electing fair value measurement would have on our financial statements and have not determined what election we will make.

     In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for us beginning January 1, 2008. In December 2007, the FASB released a proposed FASB Staff Position (FSP FAS 157-b - EFFECTIVE DATE OF FASB STATEMENT NO. 157) which, if adopted as proposed, would delay the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We are currently assessing the potential impact that adoption of this statement would have on our financial statements.

     On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations, or cash flows.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 3 - FIXED ASSETS

     Fixed assets as of December 31, 2007 were as follows:


                                                   Estimated
                                                     Useful
                                                     Lives
                                                    (Years)        Amount
                                                   -------        ---------
               Testing Equipment                     5 - 7        $454,013
               Vehicles                                  5          34,454
               Office & Computer Equip.                  5          16,643
               Leasehold improvements                    3           4,670
                                                                  --------
                                                     Total        $509,780
                                                                  ========
               Less accumulated Depreciation & amortization        136,645
                                                                  --------
                                    NET FIXED ASSETS              $373,135
                                                                  ========

     There was $93,864 and $58,154 charged to operations for depreciation expense for the twelve months ended December 31, 2007 and 2006, respectively.

     The Company sold three vehicles to the President and Chairman of the Company for $34,200 in cash, which was $11,776 below net book value.

NOTE 4 - LOAN PAYABLE - OFFICE OF COMPANY

     On November 28, 2007 the Chief Financial Officer, Jeff Andrews, loaned the Company $150,000. This loan has no stated principal payment due date, interest agreement is prime plus 2%. An expense was recorded for one month based on terms stated above, interest expense will be accrued and expense monthly in the amount of $1,187 until the Company pays off the loan.

NOTE 5 - LOAN PAYABLE - EQUIPMENT

     In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                                            2007
                                                         --------
               Total Loans Payable                       $ 92,593
               Less current maturities                    (40,964)
                                                         --------
                   Long-Term payable                     $ 51,629
                                                         ========
               The amount of principal maturities
                    of the loans payable by
                     years is as follows:
                                             2008          40,964
                                             2009          35,416
                                             2010          16,213
                                                         --------
                                                         $ 92,593
                                                         ========

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 6 -   PROVISION FOR INCOME TAXES

     Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

     At December 31, 2007 the deferred tax assets consist of the following:

                                                             2007
                                                          -----------
               Deferred taxes due to net operating        $ 5,225,000
               loss carryforwards
               Less: Valuation Allowance                   (5,225,000)
                                                          -----------
               Net Deferred Tax asset                     $      --
                                                          -----------

     At December 31, 2007, the Company had deficits accumulated during the development stage in the approximate amount of $17,418,997 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 - OPERATING LEASES

     The Company leases office space under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the leases expires on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

     Minimum lease payments under the operating lease are as follows:

               For the periods Ending Dec. 31                Amount

                            2008                          $    60,000
                            2009                               21,700
                                                          ------------
                                                          $    81,700
                                                          ============

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 8 - GOING CONCERN

     As shown in the accompanying financial statements, the Company incurred substantial net losses for the periods ended December 31, 2007 and 2006, and has no revenue stream to support itself. This raises doubt about the Company's ability to continue as a going concern.

     The Company's future success is dependent upon its ability to raise additional capital or to secure a future business combination. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and become an operating, cash flow positive company.

     The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.


NOTE 9 -  STOCKHOLDERS' EQUITY

     COMMON STOCK

       The following details the stock transactions for the twelve months ended December 31, 2007:

       The Company issued 1,519,564 shares of stock for $1,168,461 in cash. Included in these totals are 517,064 shares sold at a discount to market in a private placement to foreign investors; after discounts the company received $163,502. 1 million shares were sold at $1 per share in a private placement (see "POOF" note below and "Commitments and Contingencies" note 10 below).

       The Company issued 186,822 shares of common stock for cash received in 2006 which was classified as liability in stock to be issued $210,343.

       The Company re-purchased 94,961 shares of common stock for $66,473 in cash. (See "Related Party Transaction" Note 11 below Treasury stock purchase from Lois Pringle)

       Common stock issued for services to non-employees:

       The Company issued 1,311,726 shares of common stock to non-employees for services rendered during the year, these services were value at $2,956,765. The more readily determinable value of services was determined to be the stock market price at the date the stock was issued.

       The Company issued 277,943 shares of common stock to non-employees for services rendered during the year, these services were value at $326,257. The more readily determinable value of services was determined to be the stated invoice or contract price for services rendered.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

       The Company issued 925,000 shares of common stock during September and October 2007 for services to be performed by non-employees and the accounting basis for recording the shares as part of prepaid expenses was the fair value of the stock on the commitment dates in the amount of $2,581,500 as that was deemed to be the more readily determinable value. Per the agreements, the services are being provided over a twelve month period. The fair value of the stock of $2,581,500 is being amortized over a 12 month period; the unamortized amount as of December 31, 2007 is $1,808,042. Through December 31, 2007 an amount of $773,500 of compensation expense was recorded related to the amortization of the actual services performed during 2007.

       The total costs of Services provide by non-employees discussed above was $4,056,480 and were expensed to the financial statements and were classified as general consulting fees, investment banking fees or G & A expenses.

       Common stock issued for services to employees:

       The Company issued common stock under the "2007 Employee Compensation and Stock Option Plan". A total of 1,144,500 shares were issued during the year, and were valued at $3,050,520. This $3.1 million was expensed as salaries in G & A in 2007. The value of services was determined to be the stock market price at the date the stock was issued. 800,000 shares, valued at $2,250,000 were issued to the Company's Chairman and CEO/President and 200,000 shares, valued at $579,000 were issued to the Company's CFO during 2007.

       The Company issued 900,000 shares to an escrow account for future transaction with Professional Offshore Opportunity Fund, Ltd, "POOF". (See "Commitments and Contingencies" note 10 below). The release of these shares is dependant on the following future events occurring; if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00.

     PREFERRED STOCK

       Preferred Stock A has rights to convert one share of preferred into 1/2 of 1 shares of the Company's common stock, votes together with the common stock on a fully converted basis and has the right to elect a majority of the Board of Directors as long as the Preferred Stock A remains outstanding. In the event of the liquidation, dissolution or winding-up of the Company, the holders of the 2006 Series shall be entitled to receive a preferred distribution of $.001 per share, before any distribution to junior series of Preferred Stock or the Common Stock.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

     PREFERRED STOCK (CONTINUED)

       The Company issued 1,000 shares of new convertible preferred (Preferred Stock B) to complete a settlement agreement for services rendered. These shares can be converted into common stock after 1 year, for which Rule 144 will apply, by dividing the $400 stated capital by the average of the closing bid prices of such common stock for the twenty (20) consecutive trading days prior to and including the day of conversion. Preferred Stock B has no other rights attached other than conversion.

     SUBSCRIPTION RECEIVABLE

       In 2006 the Company contracted to sell some of it common stock on installment basis, and is waiting to receive the final balance of payment. The Company fully expects to receive the December 31, 2007 balance of $185,693 by the end of year 2008.

     WARRANTS

       In September 2006, the Company issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants were originally scheduled to expire on September 21, 2007, but the Board of Directors of the Company has extended the expiration date to December 31, 2007 for Class B and Class D warrants and March 31, 2008 for Class E warrants. The Class D and Class E warrants can only be exercised in tandem with each other. The Company also issued 27,205,867 Common Stock Purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share. These warrants expire on March 31, 2007, but the Board of Directors of the Company has extended the expiration date to March 31, 2008. These warrants were issued as part of the reverse merger with Carbon Recovery, outstanding warrants of Carbon Recovery were exchanged for outstanding warrants of Global Resource Corporation.

       On October 22, 2007 the Board of Directors accepted an offer from Frank Pringle, Chairman and CEO, to cancel the 23,500,000 Common Stock Purchase warrants received by him in the transaction when the Company acquired the assets of Mobilestream Oil, Inc. This action does not affect the remaining 3,705,867 warrants held by the Mobilestream Oil Liquidating Trust and to be distributed to the other shareholders of Mobilestream Oil, Inc. upon their registration.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 9 -  STOCKHOLDERS' EQUITY (CONTINUED)

       The Company issued an additional 627,500 warrants in 2007, (See "Commitments and Contingencies" note 10 below "POOF"). 625,000 warrants have an exercise price of $1.50, an expiration date of December 20, 2012 and 2,500 have an exercise price of $2.50 with an expiration date of October 25, 2008.

       No warrants issued in 2006 and 2007 were issued for services rendered, and all warrants issued were associated solely in conjunction with the sale and issuance of common stock, consequently no expenses were recorded to the financial statements that would impact operating loss.

       A summary of the status of the Company's outstanding stock warrants as of December 31, 2007 is as follows:

                                                                Weighted Average
                                                    Shares       Exercise Price
                                                  ------------     ----------

               Outstanding at January 1, 2007      33,909,407      $   4.41

               Granted                              1,523,540      $   1.68

               Exercised                                 --              --

               Forfeited                           23,500,000      $   4.75
                                                   ----------      ----------

               Outstanding at December 31, 2007    11,941,947      $   3.38
                                                   ----------      ----------
               Exercisable at December 31, 2007    11,941,947      $   3.38
                                                   ----------      ----------

       The fair value of each warrant granted during 2007 is estimated on the date grant using the Black-Scholes option-pricing model with the following assumptions:

                                               2007            2006
                                            -----------       ------
         Dividend yield                         --               --
         Expected volatility                 146 - 149%         240%
         Risk-free interest rate            3.26 -3.49%         4.97%
         Expected life                       1- 1.5 yrs        1 yrs


         In March 2005 the Company issued 200,000 common stock purchase options (under Carbon Recovery Corporation) to the CFO. The options have an exercise price of $1.00 per share and will be 100% vested on 12/31/2008. As of 12/31/2007 none were exercised.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 10 - COMMITMENTS AND CONTINGENCIES

     Effective January 1, 2005 the Company entered into an employment agreement with its President. Under the agreement the President shall be entitled to an annual base salary of $250,000 in 2005 escalating to $366,025 in 2009. In 2005, $156,000 of the salary shall be paid ratably during the course of the year and the remaining $94,000 will be paid in accordance with the terms of the agreement. The initial term of the agreement is for a period of five years. The President has the option to renew this agreement for a second five-year term.

     In 2005 the Company granted the President 545,000 shares of common stock as deferred compensation, the market value of the stock on the date of agreement was $1 per share and was used to determined fair value of this transaction. The common stock vested to the President over a five-year period commencing January 1, 2005, with 27,250 shares vesting quarterly, 109,000 shares vesting annually and is expensed in the financial statements at a rate of $27,250 a quarter, annually $109,000 per year, until December 31, 2009. As of December 31, 2007, there was $218,000 unrecognized compensation costs related to non-vested shares. The total fair value of shares vested during the years ended December 31, 2005 to 2007, was $327,000.

     On March 12, 2007 the Company entered into an Exclusive Placement Agent Agreement with an investment banker pursuant to which the investment banker was to place up to $3,000,000 of debt securities (with related warrants) within a 45 day period following approval of offering documents. During the offering term, two subscriptions, for a total of $800,000, were received, of which amount $400,000 was paid-in. After payment of Escrow Agent fees and costs of $2,510 and transaction fees and costs of $62,200, which costs and fees have been contemporaneously expensed, the Company netted $335,299. On June 13, 2007, following expiration of the 45-day term, the Company notified the Escrow Agent and the investment banker (1) that the Exclusive Placement Agent Agreement would not be extended and (2) that the offering was withdrawn. The Company determined to rescind the two subscriptions and on August 1, 2007 returned the $400,000 together with 9% interest of $9,640. The interest was expensed in June 2007. The Company concurrent with the rescind agreement settled all outstanding claims for $25,000, which was expensed in the third quarter 2007.

     The Company set up a prepaid account in the amount of $250,000 in June 2007 for a finder fee related to the $3,000,000 debt securities funding discussed above. In connection with the rescission of these debt securities the Company has expensed the $250,000 in the fourth quarter 2007.

     In June 2007 the Company entered into a purchase agreement with Ingersoll Production Systems of Rockford Illinois to build one 1 ton microwave reactor system. The total purchase commitment is $300,000, and the microwave reactor system is expected to be delivered by end of first quarter 2008.

     On December 17, 2007 the Company signed a letter of intent with Warwick Communications, Inc., ("Warwick"), a Canadian corporation based in Calgary, for an exclusive twenty-year license agreement, which enables Warwick to use the Company's microwave machinery to recover energy from oil, gas, mining and waste resources in Canada. Payment for the license will be by

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 10 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     issuance of 2,000,000 shares of Warwick's common stock, together with two warrants; one to purchase 1.000,000 additional shares of Warwick's common stock at a price of US$1.50 and the other to purchase 750,000 shares of Warwick common stock at a price of US$1.00 per share. Execution of definitive agreement and issuance of the license is subject to a demonstration, acceptable to the licensee, of the continuous operation of the initial one ton machine, anticipated to occur by end of first quarter 2008. Under the license, when and if issued, Warwick will be obligated to purchase a minimum of one microwave machine each year for the next five years. This will total $25,000,000 or $5,000,000 per year.

     In October, 2007 the Company revived an agreement which had previously expired for the sale of shares of its Common Stock to Mercatus & Partners, Limited ("Mercatus"), a private limited company organized and existing under the laws of the United Kingdom, having an address of Via S. Roberto Bellarmino #4, 00142 Roma, Italy. The proposed transaction was for the placement of shares of its Common Stock to a value of $2,000,000. The original agreement had expired on March 31, 2007. Following protracted discussions, on October 16, 2007 the Company agreed to revive the Agreement, with certain modifications, and the parties executed an Addendum to the original Agreement. Under the revived Agreement and Addendum, Mercatus was to have purchased shares to the total of $2,000,000 on or before November 30, 2007. The Company had deposited 2,665,666 shares of its Common Stock in escrow, with any unpurchased balance of such shares as of November 30th to be returned for cancellation. Mercatus failed to make any of the installment payments as promised and did not complete any of the purchase by November 30, 2007. The Company no longer has any confidence in Mercatus, has advised Mercatus that the Agreement has expired and will not be extended or further revived, and has demanded a return of the 2,665,666 shares which were escrowed. These shares have not been included in the outstanding shares and weighted average number of common stock share calculation.

     On December 21, 2007 the Company entered into a certain Securities Purchase agreement with Professional Offshore Opportunity Fund, Ltd. ("PROOF") pursuant to which PROOF agreed to purchase 1,250,000 shares of the Company's common stock together with warrants for additional 625,000 shares at an exercise price of $1.50 per share. The Company received a $1,000,000 from PROOF with the balance of $250,000 being held in escrow, together with the 250,000 common stock shares being purchased pending certain future events. In addition, the Company has issued to the Escrow an additional 650,000 shares to be delivered to PROOF or returned to the Company, depending upon those certain future events (the "Trigger Event"). The Trigger Event will occur if (i) the Company does not file and have an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008 or (ii) in the event that during the period of six months from the date of Closing, the market price of the Company's Common Stock has a closing price of less than $1.00. In case of either Trigger Event, the Escrow is authorized to transfer to PROOF the 650,000 escrowed shares. In addition, PROOF may, at its option, instruct the Escrow to (i) pay over (to PROOF) the escrowed $250,000 of proceeds and (ii) return to the Company the 250,000 escrowed shares.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 11 - RELATED PARTY TRANSACTION


     On May 17, 2007, the Company authorized the purchase of Company stock from Lois Pringle, wife of the Company's Chief Executive Officer. The Company purchased 94,961 shares for $66,471 in cash.

     In January 2005 the Company formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by the President of the Company. The Company's President and his spouse, a Director of the Company, own all of the limited liability interests of Careful Sell. The Company's President is also the Manager of Careful Sell. Under the revised agreement the Company entered into a Technology Contribution Agreement (the "Agreement"), with Careful Sell. Careful Sell is the owner of all the rights to the inventions of the Company's President. The Agreement transfers to the Company the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. The terms of the Agreement include a provision whereby the Company will pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, the Company has issued to Careful Sell a total of 37,500,000 shares of common stock of the Company. This Agreement supersedes a prior agreement not formalized between the Company and Careful Sell in 2002.

     In January 2006 Careful Sell merged with PSO Enterprises, Inc., a Delaware corporation ("PSO"). At that time the separate existence of Careful Sell ceased and PSO continues as the surviving corporation. At that time the members of Careful Sell were issued 10,000,000 shares of PSO representing a 100% interest in PSO. In February 2006 PSO reversed merged into Mobilestream Oil.

     In order to clarify the ownership and licensure of certain intellectual property licensed to Carbon Recovery, on September 22, 2006 Mobilestream Oil, Inc., Mr. Pringle and his wife, Lois Augustine Pringle entered into a combined technology license agreement (the "Combined Technology License Agreement"). This Agreement confirmed (i) Mobilestream as the sole owner of the licensed intellectual property, and (ii) the exclusive license of the intellectual property by Mobilestream to Carbon Recovery. In the same agreement, Carbon Recovery assigned all of its interest in the intellectual property license to the Company, and the Company agreed to pay Mobilestream royalty payments in perpetuity that varied with the use made of the intellectual property and the revenues received by the Company. The Company's royalty obligations under the Combined Technology License Agreement was terminated by virtue of the merger of the interests of the licensor and the licensee when the Company acquired substantially all of the assets of Mobilestream.

NOTE 12 - NOTE RECEIVABLE

     On September 22, 2006, Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Corporation Communications ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company, for the purpose of acquiring a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the balance sheet date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney in escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stocks held in escrow will be sold by the escrow agent to satisfy the loan amount.

     The note has been fully reserved due to market price volatility of the Company's common stock price in 2006 and written off in 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 13 -  INVESTMENTS AND DEPOSITS ON INVESTMENTS

     The December 31, 2007 balance of investments and deposits, totaling $74,860, consists of a $45,000 investment in land which occurred in 2006 and a $29,860 deposit made in August of 2007 on a future lease for additional equipment. The lease deposit for equipment is expected to be returned to the Company in 2008. The Company entered into preliminary sales agreement to purchase the Equipment Service Parts Company (ESP), a $100,000 deposit was made to ESP in December 2006. In June 2007 the Company decided not to pursue the acquisition of ESP, and the deposit was deemed not refundable and was expensed in June 2007. The Company did not have any investments that are considered marketable securities as of December 31, 2007 and 2006

NOTE 14 - SUBSEQUENT EVENTS

     Subsequent to the balance sheet date of December 31, the following transactions occurred:

     The Company filed on January 29, 2008 a Registration Statement on Form S-8 under the Securities Act of 1933 for its "2008 Employee Compensation Plan" in order to register 2,500,000 shares, par value $.001 per share, for the plan. The granting of shares of common stock under this plan shall be entirely discretionary with the Company's Board of Directors.

     In January and February the Company received $89,000 in cash for the sales of common stock.

     On February 12, 2008, the Company filed a Registration Statement on Form S-1 under the Securities Act of 1933 in order to register securities issued in the acquisition of Carbon Recovery ("CRC") in September 2006 and the acquisition of Mobilestream Oil, Inc. ("Mobilestream") in December 2006. Summary of securities registered:


                  Mobilestream acquisition shares of common stock                11,145,225
                  Mobilestream acquisition  warrants                              3,705,867
                  Mobilestream acquisition common stock underlying warrants       3,705,867
                  CRC acquisition of shares of common stock                      11,188,996
                  CRC acquisition of Class B warrants                             3,908,340
                  CRC acquisition of common stock underlying Class B warrants     3,908,340
                  CRC acquisition of Class D warrants                             1,397,600
                  CRC acquisition of common stock underlying Class D warrants     1,397,600
                  CRC acquisition of Class E warrants                             1,397,600
                  CRC acquisition of common stock underlying Class E warrants     1,397,600

     On February 28, 2008, in an 8-K filing, the Company disclosed the hiring of Mr. Jeff T. Kimberly as the Company's Chief Operating officer. The employment of Mr. Kimberly is effective as of February 11, 2008 and was approved by the board of directors on February 7, 2008. Mr. Kimberly will be responsible the Company's production, sales and administrative operations. In connection with his employment, Mr. Kimberly will receive a $100,000 signing bonus, his base salary will be $200,000 per year which will increase to $225,000 on August 11, 2008, his sixth month anniversary with the company. In addition to his base salary, Mr. Kimberly is eligible to receive a yearly performance

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 14 - SUBSEQUENT EVENTS (CONTINUED)

bonus to be paid in the Company's common stock issued under the GRC 2008 Employee compensation plan, as well as a relocation compensation package and Company medical benefits.

NOTE 15 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

The Company has restated its previously issued financial statements for the period July 19, 2002 (inception) through December 31, 2002 and its financial statements for the year ended December 31, 2003. In 2002 the Company had a transaction in which it reflected the issuance of 150,000 shares of preferred stock, par value $10, in exchange for an intangible asset valued at $1.5 million dollars. The intangible asset was subsequently deemed impaired and accordingly was expensed in 2002. The financial statements have been restated as the transaction was subsequently rescinded, due to the fact that the preferred stock shares were not formally issued because the Company did not have authorization to issue preferred shares, therefore the transaction was voidable and no expense should have been recorded. In 2003 the Company had initially reflected the issuance of 1,455,000 shares of common stock to two of its founders as being issued for services provided, valued at $727,500. The Company has restated its financial statements to reflect the common stock as re-issuance of founders shares and, as such, no expense should have been initially associated with the issuance of the founders shares. These transactions resulted in a decrease in net loss applicable to accumulated deficits of $727,500 and $1,500,000 for the year ended December 31, 2003 and December 31, 2002, respectively. Annual net loss of $203,659 and $508,508 as restated, and a decrease in the accumulated deficits during the development stage to $712,617 and $508,508, respectively for years 2003 & 2002.

The impact of these adjustments on the Company's financial results as originally reported are summarized below:

                                                       Year Ended                              Year Ended
                                                    December 31, 2003                       December 31, 2002
                                             --------------------------------        -------------------------------
                                             As Reported          As Restated         As Reported        As Restated
                                             -----------          -----------         -----------        -----------

     Accumulated deficit                     $(2,939,667)        $  (712,167)        $(2,008,508)        $  (508,508)
     Net Loss from Operations                $  (931,159)        $  (203,659)        $(2,008,508)        $  (508,508)
     Basic and diluted Loss per share        $     (0.19)        $     (0.04)        $     (0.42)        $     (0.11)
     Net Assets                              $    26,693         $    26,693         $   (15,208)        $   866,239

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007


NOTE 16 - SUPPLEMENTAL DISCLOSURE NON-CASH INVESTING AND FINANCING ACTIVITIES FROM CASH FLOW STATEMENTS


                                                                               July 19, 2002
                                                                                 (Inception)
                                                 12/31/2007      12/31/2006     to 12/31/2007
                                                 ----------      ----------     -------------


Common stock issued for land                     $      0        $ 45,000        $125,800

Common stock issued as charitable                $      0        $      0        $ 50,000
contribution
Common stock issued to convert accounts          $      0        $      0        $  1,807
payable to equity

Preferred stock issued for services              $400,000        $      0        $400,000
Conversion of debenture into common stock        $      0        $120,683        $123,683


NOTE 17 - PREPAID SERVICES

During September and October 2007 the Company issued an aggregate 925,000 shares of stock to non-employees for services to be performed. The agreements were valued at the fair value of the stock at the commitment date in the amount of $2,581,500 as that was deemed to be the more readily determinable value. Per the agreements the services are being provided over one year. The fair value of the stock of $2,581,5000 is being amortized over a 12 month period, the unamortized amount as of December 31, 2007 is $1,808,042. Through December 31,2007 an amount of $773,500 of compensation expense was recorded related to the amortization of prepaid services

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 18 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

The Company restated its financial statements for years ended December 31, 2007 and 2006. The restated financial results reflect the following errors:

     SUMMARY OF CHANGES TO THE BALANCE SHEET ORIGINALLY SUBMITTED IN 10K FOR DECEMBER 31, 2007, 2006 AND 2005.

     1.   Inclusion of the audit 2006 Balance Sheet previously not included.

     2. Reclassified contra prepaid equity from the Stockholders' Equity section of the balance sheet, in the amount of $1,808,042 to current assets section as prepaid services (also see new note #? Prepaid above). The total current assets balance was changed to $2,588,467 from $780,425 and the total assets were changed to $3,036,462 from $1,228,420. Stockholders' Equity was revised to $2,674,281 from $866,239.

     3. Elimination of Deferred Compensation in the amount of $218,000 from the stockholders equity section to comply with SFAS 123R, additional paid capital was reduced by the $218,000. This change had a neutral impact on stockholders' equity.

     SUMMARY OF CHANGES TO THE STATEMENT OF OPERATIONS ORIGINALLY SUBMITTED IN 10K FOR DECEMBER 31, 2007.

     4. There was no change to the net operating loss for the years 2007 and 2006, what was changed was additional classification of expenses, R&D expense was separated from G&A expenses to be compliance with FAS 2. Depreciation expense was reclassified back into G&A and consulting fee was combined with professional fees.

          a) For year ended December 31, 2007, consulting fees combines with professional fees in the amended statements in amount of $117,881 for new total of $690,292 for Consulting, legal, other.

          b) For year ended December 31, 2007, R&D cost in the amount of $222,530 was reclassified from G&A and shown as a new separate line. Depreciation expense in the amount of $93,864 was reclassified back to G&A, for a new total of $4,670,749.

          c) For year ended December 31, 2006, consulting fees combines with professional fees in the amended statements in amount of $313,870for new total of $682,085 for consulting, legal, other

          d) For year ended December 31, 2006, R&D cost in the amount of $136,887 was reclassified from G&A and shown as a new separate line. Depreciation expense in the amount of $58,154 reclassified back to G&A for a new total of $2,495,840

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 18 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (CONTINUED)


     SUMMARY OF CHANGES TO THE STATEMENT OF STOCKHOLDERS' EQUITY STATEMENT ORIGINALLY SUBMITTED IN 10K FOR DECEMBER 31, 2007, 2006 AND 2005.

          5. For year ended December 31, 2006 reclassified the beginning balance from Deferred Compensation, $436,000 and debit APIC and eliminate deferred comp.

          6. Record the deferred compensation expense for the years 2006 and 2007 in the amount of $109,000 per year and crediting APIC in corresponding years.

          7. For the year ended December 31, 2005, eliminate the discount on common stock account 37,500,000. No impact on stockholders' equity in 2007 and 2006. The changes for items 5 to 7 above had neutral impact on the total balance for stockholders' equity for 2006 - no change - still $1,958,672. The changes for items 2 and 3 above changed the total balance of stockholders' equity for 2007 from $866,239 to $2,674,281.

          8. Prior submissions of the stockholders' equity statement had summaries stock equity transaction information. Detail stock equity information provide in the stockholders' equity statement to comply with SFAS 7, stock transactions include date stock issued, and share price for each stock issuance.

     SUMMARY OF CHANGES TO THE CASH FLOW STATEMENT ORIGINALLY SUBMITTED IN 10K FOR DECEMBER 31, 2007 AND 2006.

           9. The following account balances were reclassified in the December 31, 2006 cash flow statement in order to comply with SFAS 141, reporting merger with common control for years ended December 31, 2006.

                                                                    12/31/06
                                                                 As Previously                           12/31/06
         ACCOUNT BALANCES RESTATED IN THE CASH FLOW                 REPORTED          ADJUSTMENT        RESTATED
         ------------------------------------------                 --------          ----------        --------
Common stock issued for services                                 $    64,746         $   960,000    a  $ 1,024,746
                                                                 -----------         -----------       -----------
     Net cash used in operating activities                        (4,063,997)            960,000        (3,103,997)
                                                                 -----------         -----------       -----------
Purchase of Fixed Assets                                            (503,902)             45,000    b     (458,902)
                                                                 -----------         -----------       -----------
     Net cash provided by (used in ) investing activities           (638,902)             45,000          (593,902)
                                                                 -----------         -----------       -----------
Issuance of common stock for cash                                  2,810,877           1,871,575    c    4,682,452
Issuance of equity securities and paid-in capital from             2,876,575          (2,876,575)   d           --
merger and other
Proceeds from stock subscription receivable                         (582,511)          1,167,511    e      585,000
Increase in stock subscription receivable                               --            (1,167,511)   e   (1,167,511)
                                                                 -----------         -----------       -----------
     Net cash provided by financing activities                     5,398,629          (1,005,000)        4,393,629
                                                                 -----------         -----------       -----------

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



NOTE 18 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 (CONTINUED)

          a) We have added the omitted 960,000 shares of Mobilstream issued of services for non-employee valued at $1 per share, which was previously included as part of "Issuance of equity securities and paid-in capital from merger and other".

          b) Originally included $45,000 for purchase of land for cash; the land was purchased via issuance of 22,500 shares of Mobilstream stock.

          c) We omitted sale of Mobilstream stock for cash; this was previously included as part of "Issuance of equity securities and paid-in capital from merger and other."

          d) "Issuance of equity securities and paid-in capital from merger and other" is being eliminated in the restated cash flow and proper accounts now reflect the equity transactions that occurred in 2006.

          e) We originally netted the proceeds and subscription receivable; correction provides the detail of proceeds received and the new issuance of subscription receivable.


10.  Revised balances from the following accounts for December 31,  2007


                                                                    12/31/07
                                                                 As Previously                         12/31/07
         ACCOUNT BALANCES RESTATED IN THE CASH FLOW                 REPORTED        ADJUSTMENT          RESTATED
         ------------------------------------------                 --------        ----------          --------
Common stock issued for services                                 $ 7,107,000         $       122    f  $ 7,107,122
Forfeit loss on real estate                                             --               100,000    g      100,000
(Increase) decrease in deposits                                       70,140             (70,140)   g           --
                                                                 -----------         -----------       -----------
     Net cash used in operating activities                        (2,689,565)            100,122        (2,659,584)
                                                                 -----------         -----------       -----------
Purchase of Investment                                                  --               (29,860)   g      (29,860)
                                                                 -----------         -----------       -----------
     Net cash provided by (used in ) investing activities             10,167             (29,860)          (19,693)
                                                                 -----------         -----------       -----------
Issuance of equity securities and paid-in capital from               201,464            (201,464)   h           --
merger and other
Liability for stock to be issued                                    (201,343)            201,343    i           --
                                                                 -----------         -----------       -----------
     Net cash provided by financing activities                     1,689,821                (121)        1,689,700
                                                                 -----------         -----------       -----------

          a)   Correction of $122 to common stock issued for services

          b) Reclassify transaction in which forfeit rights on real estate, previously accounted for as an increase to deposits.

          c) Elimination of the incorrect use of Issuance of equity securities and paid-in capital from merger and other.

          d) The balance of stock to be issued account was changed to zero to correctly reflect issuance of stock previously incorrectly stated in cash flow incorrectly.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

NOTE 18 -  RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS
           ENDED DECEMBER 31, 2007 AND 2006(CONTINUED)

Revisions to the original footnotes were made to include and add additional information contained in the financial statements. The following footnotes note were revised: 2, 9, 10, 11, 13, 15, 17, and 18.

The impact of these adjustments on the Company's financial results as originally reported are summarized below:


                                                     Year Ended                              Year Ended
                                                  December 31, 2007                       December 31, 2006
                                        ---------------------------------         ----------------------------------
                                         As Reported          As Restated          As Reported          As Restated
                                        ------------         ------------         ------------         ------------
Accumulated deficit                     $(17,418,997)        $(17,418,997)        $ (6,932,111)        $ (6,932,111)
Net Loss from Operations                $(10,486,886)        $(10,486,886)        $ (4,246,058)        $ (4,246,058)
Basic and diluted Loss per share        $      (0.40)        $      (0.40)        $      (0.09)        $      (0.09)
Net Assets                              $    866,239         $  2,674,281         $  1,958,672         $  1,958,672


                                       GLOBAL RESOURCE CORPORATION
                                      (A DEVELOPMENT STAGE COMPANY)
                                         CONDENSED BALANCE SHEET
                                           SEPTEMBER 30, 2008

                                                                         (UNAUDITED)
                                                                         Period Ended      Year Ended
                                  ASSETS                                 September 30,     December 31,
                                                                             2008              2007
                                                                         ------------      ------------
                                                                          (Restated)        (Restated)
CURRENT ASSETS
   Cash and Cash equivalents                                             $  3,809,491      $    780,425
   Short-term Investments                                                     287,933                --
   Prepaid Services                                                                --         1,808,042
   Inventory                                                                       --                --
                                                                         ------------      ------------

          TOTAL CURRENT ASSETS                                              4,097,424         2,588,467
                                                                         ------------      ------------

Fixed Assets, Net of depreciation                                           1,119,785           373,135
                                                                         ------------      ------------

OTHER ASSETS
   Deposits                                                                    73,639            74,860
   Long-term Investments                                                    2,672,100                --
                                                                         ------------      ------------
          TOTAL OTHER ASSETS                                                2,745,739            74,860

TOTAL ASSETS                                                             $  7,962,948      $  3,036,462
                                                                         ============      ============


                            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              $     66,154      $    119,588
   Current portion - loan payable - equipment                                  41,619            40,964
   Current portion - lease - equipment                                          9,154                --
   Loan Payable -  to officer of company                                           --           150,000
   Stock to be issued                                                         747,976                --
                                                                         ------------      ------------

          TOTAL CURRENT LIABILITIES                                           864,903           310,552
                                                                         ------------      ------------

LONG-TERM LIABILITIES
   Lease - equipment, net of current portion                                   18,167                --
   Loan payable - equipment, net of current portion                            20,696            51,629
                                                                         ------------      ------------

          TOTAL  LIABILITIES                                                  903,766           362,181
                                                                         ------------      ------------

STOCKHOLDERS' EQUITY
  Preferred Stock A - $.001 par value 100,000,000 shares authorized,
    5,000 issued and outstanding at September 30, 2008,
    35,237,188 issued and outstanding at Dec. 31, 2007                              5            35,236
  Preferred Stock B - $.001 par value, no shares authorized and issued as of September 30, 2008 and 1,000 shares authorized
    and issued as Dec. 31, 2007                                                    --                 1
  Common stock, $.001 par value; 200,000,000 shares authorized,
    67,523,167, shares issued and 60,828,228 outstanding at
    September 30, 2008, 30,358,291 Shares issued and
    30,263,330 outstanding at Dec. 31, 2007                                    67,523            30,358
  Subscription receivable                                                          --          (185,693)
  Additional paid-in capital                                               48,133,661        20,279,849
  Accumulated other comprehensive income (loss)                              (961,327)               --
  Deficit accumulated in the development stage                            (38,464,207)      (17,418,997)
                                                                         ------------      ------------
                                                                            8,775,655         2,740,754

   Treasury Stock                                                          (1,716,473)          (66,473)
                                                                         ------------      ------------

          Total stockholders' equity                                        7,059,182         2,674,281
                                                                         ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $  7,962,948      $  3,036,462
                                                                         ============      ============


                    The accompanying notes are an integral part of these financial statements.


                                                      F-39



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                                 Condensed Statement of Operations
                                             (With Cumulative Totals Since Inception)
                                                            (Unaudited)


                                                    Three Months Ended                  Nine Months Ended              (Restated)
                                              ------------------------------      ------------------------------     July 19, 2002
                                               (Restated)       (Restated)         (Restated)        (Restated)        (Inception)
                                              September 30,     September 30,     September 30,     September 30,          To
                                                  2008              2007             2008              2007          Sept. 30, 2008
                                              ------------      ------------      ------------      ------------      ------------

REVENUES                                      $         --      $         --      $         --      $         --      $         --

COST OF SALES                                           --                --                --                --                --
                                              ------------      ------------      ------------      ------------      ------------

GROSS PROFIT                                            --                --                --                --                --
                                              ------------      ------------      ------------      ------------      ------------

OPERATING EXPENSES
    Professional fees - Consulting,
       legal, other                                293,879           205,486        12,035,607           558,581        14,718,053
    Investment Banking Fees and
       investor relations                        3,202,980           170,683         5,762,757           298,437        11,655,015
    Other general and administrative
       expenses                                    576,271         2,362,322         2,691,403         3,194,165        11,021,475
    Research and Development                       177,172            38,461           612,165           135,774         1,021,582
                                              ------------      ------------      ------------      ------------      ------------

          TOTAL OPERATING EXPENSES               4,250,302         2,776,952        21,101,932         4,186,957        38,416,125
                                              ------------      ------------      ------------      ------------      ------------

LOSS BEFORE OTHER INCOME (EXPENSE)              (4,250,302)       (2,776,952)      (21,101,932)       (4,186,957)      (38,416,125)
                                              ------------      ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSE)
    Loss on deposits, and other                                                                         (100,000)         (172,712)
    Net realized gain / (loss) on
       investments                                 (42,038)               --           (43,232)               --           (43,232)
    Interest expense                                (5,031)           (3,008)          (14,424)          (19,373)          (52,915)
    Interest income                                 70,302             7,262           114,378            31,776           220,777
                                              ------------      ------------      ------------      ------------      ------------

          TOTAL OTHER INCOME (EXPENSE)              23,233             4,254            56,722           (87,597)          (48,082)
                                              ------------      ------------      ------------      ------------      ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES      (4,227,069)       (2,772,698)      (21,045,210)       (4,274,554)      (38,464,207)
PROVISION FOR INCOME TAXES                              --                --                --
                                              ------------      ------------      ------------      ------------      ------------

NET LOSS APPLICABLE TO COMMON SHARES          $ (4,227,069)     $ (2,772,698)     $(21,045,210)     $ (4,274,554)     $(38,464,207)
                                              ============      ============      ============      ============      ============

BASIC AND DILUTED LOSS
     PER SHARE                                $      (0.08)     $      (0.11)     $      (0.50)     $      (0.17)
                                              ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                           53,273,853        26,145,531        42,221,919        25,634,118
                                              ============      ============      ============      ============


                            The accompanying notes are an integral part of these financial statements.


                                                              F-40

                                                 GLOBAL RESOURCE CORPORATION
                                                (A Development Stage Company)
                                              Condensed Statement of Cash Flows
                                          (With Cumulative Totals Since Inception)
                                                         (Unaudited)

                                                                                NINE MONTHS ENDED              JULY 19, 2002
                                                                           ------------------------------      (INCEPTION)
                                                                           SEPTEMBER 30,    SEPTEMBER 30,           TO
                                                                               2008              2007          JUNE 30, 2008
                                                                           ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES                                         (Restated)        (Restated)       (Restated)

   Net loss                                                                $(21,045,210)     $ (4,274,554)     $(38,464,207)
                                                                           ------------      ------------      ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                                  70,104            72,222           253,146
   Preferred stock issued for services                                                0           400,000           400,000
   Common stock issued for services                                          15,024,264            26,000        22,914,974
   Amortization of common stock issued for services from 2007                 1,808,042         1,797,522         2,581,500
   Common stock Warrants issued for services                                    742,993                --           742,993
   Amortization of deferred compensation                                         81,750            81,750           408,750
   Allowance reserve for note payable                                                --                --           650,000
   Loss on sale of fixed asset                                                       --             2,141            11,775
   Loss on real estate                                                               --                --           212,935
   Common stock issued as charitable contribution                                    --                --            50,000

CHANGES IN ASSETS AND LIABILITIES
   (Increase) in Inventory                                                           --                --                --
   (Increase) decrease in deposits                                                1,221            70,140             1,221
   (Increase) in notes receivable                                                                                  (650,000)
   (Increase) in prepaid expenses                                                    --          (250,000)               --
   (Decrease) in accounts payable                                               (53,434)           27,911            67,467
                                                                           ------------      ------------      ------------
          TOTAL ADJUSTMENTS                                                  17,674,940         2,227,686        27,644,761
                                                                           ------------      ------------      ------------

          NET CASH USED IN OPERATING ACTIVITIES                              (3,370,270)       (2,046,868)      (10,819,446)
                                                                           ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets - Equipment & machinery                             (38,504)           (9,033)         (595,655)
   Purchase of fixed assets - Construction in progress protype machine         (745,818)               --          (745,818)
   Proceeds from sale of Fixed assets                                                --            27,000            34,200
   Proceeds from sale of real estate                                                 --                --           617,864
   Purchase of  Investment funds                                             (4,586,333)               --        (4,761,193)
   Proceeds from sale of Investment funds                                       664,973                --           664,973
   Investment in real estate, net                                                    --                --           (80,800)
                                                                           ------------      ------------      ------------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                (4,705,682)           17,967        (4,866,429)
                                                                           ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                         12,137,256           163,461        20,537,176
   Liability for stock to be issued                                             747,976                --           747,976
   Proceeds from stock subscription receivable                                                                    1,060,000
   (Increase) decrease in stock subscription receivable                          55,175           445,000        (1,190,517)
   Proceeds from Debenture financing activity
   Proceeds from officer's loan                                                      --                --           188,550
   Repayment of officer's loan                                                 (150,000)               --          (188,550)
   Purchase of Treasury Stock                                                (1,650,000)          (66,473)       (1,716,473)
   Proceeds from loan payable - equipment                                            --                --           175,133
   Repayment of loan payable - vehicle                                          (35,389)          (27,575)         (117,929)
                                                                           ------------      ------------      ------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                          11,105,018           514,413        19,495,366
                                                                           ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          3,029,066        (1,514,488)        3,809,491

CASH AND CASH EQUIVALENTS
  - BEGINNING OF PERIOD                                                         780,425         1,770,002                --
                                                                           ------------      ------------      ------------

CASH AND CASH EQUIVALENTS
  - END OF PERIOD                                                          $  3,809,491      $    255,514      $  3,809,491
                                                                           ============      ============      ============

SUPPLEMENTAL DISCLOSURES:
  CASH ACTIVITIES:
    INTEREST PAID                                                          $      9,793      $     11,661      $     50,670
    INCOME TAX PAID                                                        $         --      $         --      $         --

  NON-CASH ACTIVITIES SEE FOOTNOTE 16


                         The accompanying notes are an integral part of these financial statements.


                                                              F-41


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                           Preferred Stock A         Preferred Stock B             Common Stock
                                      ------------------------    ------------------------    ------------------------   (Restated)
                                                    Par Value                   Par Value                   Par Value    Additional
                                      Preferred      $.001        Preferred      $.001          Common       $.001        Paid-In
                                        Shares      $ Amount        Shares      $ Amount        Shares      $ Amount       Capital
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE - JULY 19, 2002
(INCEPTION)                                    --  $        --    $        --           --             --  $        --   $        --

Issuance of initial founders' shares,
 September 9, 2002, net of subsequent
 cancellations                                 --           --             --           --      2,555,000           --            --

Common stock issued for services
 rendered, in September 2002, at
 $0.472 per share                              --           --             --           --      1,000,000           --       472,000

Common stock issued for cash,
 November 2002 at $0.50 per share              --           --             --           --         29,000           --        14,500

Common stock issued for services
 rendered, in November and
 December 2002, at $0.50 per share             --           --             --           --         13,600           --         6,800

Net loss for the period July 19,
 2002 (Inception) through December
 31, 2002, restated see Note 19                --           --             --           --             --           --            --
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE AT
DECEMBER 31, 2002 (RESTATED)                   --           --             --           --      3,597,600           --       493,300
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

Re-issuance of founders'
 shares - July 2003                            --           --             --           --      1,455,000           --            --

Common stock issued for cash,
 from January to December 2003
 at $0.50 per share                            --           --             --           --        519,800           --       259,900

Issuance of subscription receivable
 from shareholders                             --           --             --           --             --

Net loss for the year ended December
 31, 2003, restated see note 19                --           --             --
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE AT
DECEMBER 31,
2003 (RESTATED)                                --           --             --           --      5,572,400           --       753,200
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

Common stock issued for cash,
 from January to December 2004
 at $0.6027 per share                          --           --             --           --        917,645           --       553,105

Common stock issued in exchange for
 real estate in Aug. and Sept.
 2004 at $1.00 per share                       --           --             --           --        650,000           --       650,000

Common stock issued for
 compensation on October 12, 2004 at
 $1.00 per share                               --           --             --           --        545,000           --       545,000

Common stock issued as charitable
 contribution on October 12, 2004
 at $1.00 per share                            --           --             --           --         50,000           --        50,000

Initial founders' shares cancelled
 on October 28, 2004                           --           --             --           --       (250,000           --            --

Issuance of subscription receivable
 from shareholders                             --           --             --           --             --

Net loss for the year ended
 December 31, 2004                             --           --             --           --             --           --            --
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

BALANCE AT
DECEMBER 31, 2004                              --           --             --           --      7,485,045           --     2,551,305
                                      -----------  -----------    -----------  -----------    -----------  -----------   -----------

                             The accompanying notes are an integral part of these financial statements.

                                                                              F-42



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE - JULY 19, 2002
(INCEPTION)                              $        --    $        --    $        --    $        --    $        --    $        --

Issuance of initial founders' shares,
 September 9, 2002, net of subsequent
 cancellations                                    --             --             --             --             --             --

Common stock issued for services
 rendered, in September 2002, at
 $0.472 per share                                 --             --             --             --             --        472,000

Common stock issued for cash,
 November 2002 at $0.50 per share                 --             --             --             --             --         14,500

Common stock issued for services
 rendered, in November and
 December 2002, at $0.50 per share                --             --             --             --             --          6,800

Net loss for the period July 19,
 2002 (Inception) through December
 31, 2002, restated see Note 19             (508,508)            --             --             --             --       (508,508)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT
DECEMBER 31, 2002 (RESTATED)                (508,508)            --             --             --             --        (15,208)
                                         -----------    -----------    -----------    -----------    -----------    -----------

Re-issuance of founders'
 shares - July 2003                               --             --             --               --

Common stock issued for cash,
 from January to December 2003
 at $0.50 per share                               --             --             --                                      259,900

Issuance of subscription receivable
 from shareholders                                                         (14,340)                                     (14,340)

Net loss for the year ended December
 31, 2003, restated see note 19             (203,659)            --             --                                     (203,659)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT
DECEMBER 31,
2003 (RESTATED)                             (712,167)            --        (14,340)                                      26,693
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash,
 from January to December 2004
 at $0.6027 per share                             --             --             --                                      553,105

Common stock issued in exchange for
 real estate in Aug. and Sept.
 2004 at $1.00 per share                          --             --             --                                      650,000

Common stock issued for
 compensation on October 12, 2004 at
 $1.00 per share                                  --       (545,000)            --                                           --

Common stock issued as charitable
 contribution on October 12, 2004
 at $1.00 per share                               --                                                                     50,000

Initial founders' shares cancelled
 on October 28, 2004                              --                                                                         --

Issuance of subscription receivable
 from shareholders                                                         (74,240)                                     (74,240)

Net loss for the year ended
 December 31, 2004                          (672,219)            --             --                                     (672,219)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT
DECEMBER 31, 2004                         (1,384,386)      (545,000)       (88,580)                                     533,339
                                         -----------    -----------    -----------    -----------    -----------    -----------

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-43


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                          Preferred Stock A        Preferred Stock B              Common Stock
                                      ------------------------  ------------------------    --------------------------  (Restated)
                                                    Par Value                 Par Value                     Par Value   Additional
                                      Preferred      $.001      Preferred      $.001          Common         $.001       Paid-In
                                        Shares      $ Amount      Shares      $ Amount        Shares        $ Amount      Capital
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

Common stock issued for cash,
 from January to December 2005 at
 $1.2264 per share average for year                                                             745,655              -      914,507

Common stock issued to acquire
 technology with zero value                                                                  37,500,000              -            -

Common stock issued in exchange for
 real estate in on January 18, 2005
 at $1.00 per share                                                                              80,800              -       80,800

Common stock issued for services
 rendered, in Sept., Oct. and
 November 2005, at $1.00 per share                                                               53,500              -       53,500

Common stock issued for payment
 of debts on March 11, 2005 at
 $1.00 per share                                                                                  1,087              -        1,087

Stock subscriptions received, net                                                                     -              -            -

Amortization of deferred compensation                                                                 -              -            -

Net loss for the year ended
 December 31, 2005                             --           --           --           --             --             --           --
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

BALANCE AT DECEMBER 31, 2005                   --           --           --           --     45,866,087             --    3,601,199
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

Common stock issued for cash,
 from January to December 2006 at
 $1.0088 per share average for year                                                           2,786,286              -    2,810,877

Stock subscriptions received, net                                                                     -              -            -

Reclass deferred compensation due
 adoption SFAS 123r                                                                                                        (436,000)

Amortization of deferred compensation                                                                 -              -      109,000

Common stock issued for services
 rendered, on September 22, 2006,
 at $1.044 per share                                                                             14,123              -       14,746

Common stock issued in exchange
 for investment in real estate in
 September 2006 at $2.00 per share                                                               22,500              -       45,000

Effect of reverse merger September 23,
 2006                                                                                            72,241         48,761     (169,444)

Common stock issued for conversion
 of debt on September 23, 2005 at
 $0.045 per share                                                                             2,681,837          2,682      118,000

Common stock issued for services
 rendered, on September 23, 2006,
 at $2.00 per share                                                                              25,000             25       49,975

Common stock issued for merger with
 Mobilestream Inc on December 31,
 2006, at $0.255 per share                                                                   11,145,255         11,145    2,842,136

Cancellation of shares for merger
 with Mobilestream Inc                                                                      (37,500,000)       (37,500)      37,500

Preferred convertible stock issued
 for merger with Mobilestream.
 2 for 1 convertible into common,
 on December 31, 2006                  35,236,188  $    35,236                                                              468,138

Net loss for the year ended
 December 31, 2006                             --           --           --           --             --             --           --
                                      -----------  -----------  -----------  -----------    -----------    -----------  -----------

BALANCE AT DECEMBER 31, 2006           35,236,188  $    35,236           --  $        --     25,113,329    $    25,113  $ 9,491,127
                                      ===========  ===========  ===========  ===========    ===========    ===========  ===========

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-44


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash,
 from January to December 2005 at
 $1.2264 per share average for year                -              -              -                                      914,507

Common stock issued to acquire
 technology with zero value                        -              -              -                                           --

Common stock issued in exchange for
 real estate in on January 18, 2005
 at $1.00 per share                                -              -              -                                       80,800

Common stock issued for services
 rendered, in Sept., Oct. and
 November 2005, at $1.00 per share                 -              -              -                                       53,500

Common stock issued for payment
 of debts on March 11, 2005 at
 $1.00 per share                                   -              -              -                                        1,087

Stock subscriptions received, net                  -              -         10,398                                       10,398

Amortization of deferred compensation              -        109,000              -                                      109,000

Net loss for the year ended
 December 31, 2005                        (1,291,169)            --             --                                   (1,291,169)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2005              (2,675,555)      (436,000)       (78,182)                                     411,462
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash,
 from January to December 2006 at
 $1.0088 per share average for year                -              -              -                                    2,810,877

Stock subscriptions received, net                  -              -       (582,511)                                    (582,511)

Reclass deferred compensation due
 adoption SFAS 123r                                         436,000                                                          --

Amortization of deferred compensation              -                             -                                      109,000

Common stock issued for services
 rendered, on September 22, 2006,
 at $1.044 per share                               -              -              -                                       14,746

Common stock issued in exchange
 for investment in real estate in
 September 2006 at $2.00 per share                 -              -              -                                       45,000

Effect of reverse merger September 23,
 2006                                              -              -              -                                     (120,683)

Common stock issued for conversion
 of debt on September 23, 2005 at
 $0.045 per share                                  -              -              -                                      120,682

Common stock issued for services
 rendered, on September 23, 2006,
 at $2.00 per share                                -              -              -                                       50,000

Common stock issued for merger with
 Mobilestream Inc on December 31,
 2006, at $0.255 per share                   (10,498)                                                                 2,842,783

Cancellation of shares for merger
 with Mobilestream Inc                                                                                                       --

Preferred convertible stock issued
 for merger with Mobilestream.
 2 for 1 convertible into common,
 on December 31, 2006                                                                                                   503,374

Net loss for the year ended
 December 31, 2006                        (4,246,058)            --             --             --             --     (4,246,058)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2006             $(6,932,111)   $        --    $  (660,693)   $        --    $        --    $ 1,958,672
                                         ===========    ===========    ===========    ===========    ===========    ===========

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-45


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                          Preferred Stock A         Preferred Stock B               Common Stock
                                      ------------------------  ------------------------  --------------------------    (Restated)
                                                    Par Value                 Par Value                   Par Value     Additional
                                      Preferred      $.001      Preferred      $.001        Common         $.001         Paid-In
                                        Shares      $ Amount      Shares      $ Amount      Shares        $ Amount        Capital
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------

Common stock shares issued for cash:

Common stock issued for cash in
 March 2007, at $0.30 per share                                                                17,500             17          5,233

Common stock issued for cash from
 April to June 30, 2007, at $0.32 per
 share, regulation S offering                                                                 499,564            500        157,711

Common stock issued for cash on
 October 25, 2007, at $2.00 per share                                                           2,500              3          4,997

Common stock issued for cash on
 December 20, 2007, at $1.00 per share                                                      1,000,000          1,000        999,000

Common stock issued for Stock to
 be issued (liability) on March 7,
 2007, at $1.0777 per share                                                                   186,822            187        201,156

Stock subscriptions received, net                                                                   -              -              -

Amortization of deferred compensation                                                                                       109,000

Common Stock Shares issued for
 services rendered:

Common stock issued for services
 rendered, on March 19, 2007, at
 $1.00 per share                                                                                5,000              5          4,995

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share                                                                               20,000             20          9,980

Common stock issued for services
 rendered, on March 20, 2007, at
 $0.50 per share                                                                               11,000             11         10,989

Common stock issued for services
 rendered, on April 20, 2007, at
 $1.38 per share                                                                              250,000            250        344,750

Common stock issued for services
 rendered, on May 30, 2007, at
 $1.05 per share                                                                                3,417              3          3,301

Common stock issued for services
 rendered, on June 1, 2007, at
 $1.36 per share                                                                              194,500            195        264,325

Common stock issued for services
 rendered, on July 9, 2007, at
 $1.00 per share                                                                                4,700              5          4,695

Common stock issued for services
 rendered, on July 18, 2007, at
 $0.80 per share                                                                               37,500             37         29,963

Common stock issued for services
 rendered, on August 1, 2007, at
 $4.43 per share                                                                              100,000            100        442,900

Common stock issued for services
 rendered, on August 19, 2007, at
 $4.50 per share                                                                              250,000            250      1,124,750

Common stock issued for services
 rendered, on August 30, 2007, at
 $2.27 per share                                                                                3,745              4          8,496

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-46


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock shares issued for cash:

Common stock issued for cash in
 March 2007, at $0.30 per share                                                                                           5,250

Common stock issued for cash from
 April to June 30, 2007, at $0.32 per
 share, regulation S offering                                                                                           158,211

Common stock issued for cash on
 October 25, 2007, at $2.00 per share                                                                                     5,000

Common stock issued for cash on
 December 20, 2007, at $1.00 per share                                                                                1,000,000

Common stock issued for Stock to
 be issued (liability) on March 7,
 2007, at $1.0777 per share                                                                                             201,343

Stock subscriptions received, net                  -              -        475,000                                      475,000

Amortization of deferred compensation                                                                                   109,000

Common Stock Shares issued for
 services rendered:

Common stock issued for services
 rendered, on March 19, 2007, at
 $1.00 per share                                                                                                          5,000

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share                                                                                                         10,000

Common stock issued for services
 rendered, on March 20, 2007, at
 $0.50 per share                                                                                                         11,000

Common stock issued for services
 rendered, on April 20, 2007, at
 $1.38 per share                                                                                                        345,000

Common stock issued for services
 rendered, on May 30, 2007, at
 $1.05 per share                                                                                                          3,304

Common stock issued for services
 rendered, on June 1, 2007, at
 $1.36 per share                                                                                                        264,520

Common stock issued for services
 rendered, on July 9, 2007, at
 $1.00 per share                                                                                                          4,700

Common stock issued for services
 rendered, on July 18, 2007, at
 $0.80 per share                                                                                                         30,000

Common stock issued for services
 rendered, on August 1, 2007, at
 $4.43 per share                                                                                                        443,000

Common stock issued for services
 rendered, on August 19, 2007, at
 $4.50 per share                                                                                                      1,125,000

Common stock issued for services
 rendered, on August 30, 2007, at
 $2.27 per share                                                                                                          8,500

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-47


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                         Preferred Stock A          Preferred Stock B             Common Stock
                                      -----------------------    ------------------------  --------------------------   (Restated)
                                                   Par Value                   Par Value                   Par Value    Additional
                                      Preferred     $.001        Preferred      $.001        Common         $.001        Paid-In
                                        Shares     $ Amount        Shares      $ Amount      Shares        $ Amount       Capital
                                      ----------- -----------    -----------  -----------  -----------    -----------   -----------

Common stock issued for services
 rendered, on August 30, 2007, at
 $0.69 per share                                                                                30,041             30        20,698

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                 1,000              1         3,409

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                10,000             10        34,090

Common stock issued for services
 rendered, on October 1, 2007, at
 $2.60 per share                                                                               300,000            300       779,700

Common stock issued for services
 rendered, on October 9, 2007, at
 $2.69 per share                                                                                47,579             48       127,702

Common stock issued for services
 rendered, on October 22 2007, at
 $1.86 per share                                                                                50,000             50        92,950

Common stock issued for services
 rendered, on October 29 2007, at
 $2.25 per share                                                                               150,000            150       337,350

Common stock issued for services
 rendered, on November 9, 2007, at
 $3.23 per share                                                                               130,000            130       419,770

Common stock issued for services
 rendered, on November 19, 2007, at
 $3.50 per share                                                                                50,000             50       174,950

Common stock issued for services
 rendered, on November 26, 2007, at
 $3.01 per share                                                                                30,000             30        90,270

Common stock issued for services
 rendered, on December 3, 2007, at
 $2.00 per share                                                                                45,094             45        89,955

Common stock issued for services
 rendered, on December 4, 2007, at
 $3.15 per share                                                                                50,000             50       157,450

Common stock issued for services
 rendered, on December 11, 2007, at
 $2.50 per share                                                                               200,000            200       499,800

Common stock issued for services
 rendered, on December 17, 2007, at
 $1.446 per share                                                                              400,000            400       578,051

Common stock issued for services
 rendered, on December 17, 2007, at
 $2.50 per share                                                                               100,000            100       249,900

Common stock issued for services
 rendered, on December 18, 2007, at
 $3.02 per share                                                                                50,000             50       150,950

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-48



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                            Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for services
 rendered, on August 30, 2007, at
 $0.69 per share                                                                                                         20,728

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                                          3,410

Common stock issued for services
 rendered, on August 31, 2007, at
 $3.41 per share                                                                                                         34,100

Common stock issued for services
 rendered, on October 1, 2007, at
 $2.60 per share                                                                                                        780,000

Common stock issued for services
 rendered, on October 9, 2007, at
 $2.69 per share                                                                                                        127,750

Common stock issued for services
 rendered, on October 22 2007, at
 $1.86 per share                                                                                                         93,000

Common stock issued for services
 rendered, on October 29 2007, at
 $2.25 per share                                                                                                        337,500

Common stock issued for services
 rendered, on November 9, 2007, at
 $3.23 per share                                                                                                        419,900

Common stock issued for services
 rendered, on November 19, 2007, at
 $3.50 per share                                                                                                        175,000

Common stock issued for services
 rendered, on November 26, 2007, at
 $3.01 per share                                                                                                         90,300

Common stock issued for services
 rendered, on December 3, 2007, at
 $2.00 per share                                                                                                         90,000

Common stock issued for services
 rendered, on December 4, 2007, at
 $3.15 per share                                                                                                        157,500

Common stock issued for services
 rendered, on December 11, 2007, at
 $2.50 per share                                                                                                        500,000

Common stock issued for services
 rendered, on December 17, 2007, at
 $1.446 per share                                                                                                       578,451

Common stock issued for services
 rendered, on December 17, 2007, at
 $2.50 per share                                                                                                        250,000

Common stock issued for services
 rendered, on December 18, 2007, at
 $3.02 per share                                                                                                        151,000

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-49


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                          Preferred Stock A         Preferred Stock B               Common Stock
                                      -------------------------  --------------------------  ------------------------   (Restated)
                                                     Par Value                   Par Value                 Par Value    Additional
                                      Preferred       $.001      Preferred        $.001        Common       $.001        Paid-In
                                        Shares       $ Amount      Shares        $ Amount      Shares      $ Amount       Capital
                                      -----------   -----------  -----------    -----------  -----------  -----------   -----------

Common stock issued for services
 rendered, on December 21, 2007, at
 $3.00 per share                                                                                  40,000           40       119,960

Common stock issued for services
 rendered, on December 27, 2007, at
 $3.10 per share                                                                                  50,000           50       154,950

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share

Common stock Shares issued for
 services to be provided (see note #21):

Common stock issued for services
 to be provided, Service valued on
 August 31, 2007, at $3.41 per share
 recorded as prepaid                                                                             350,000          350     1,193,150

Common stock issued for services to
 be provided, service valued on
 September 14, 2007, at $2.29 per
 share recorded as prepaid                                                                       150,000          150       343,350

Common stock issued for services to
 be provided, valued on October 02,
 2007, at $2.47 per share recorded
 as prepaid                                                                                      350,000          350       864,150

Common stock issued for services to
 be provided, service vallued on
 October 02, 2007, at $2.40 per
 share recorded as prepaid                                                                        75,000           75       179,926

Treasury Stock, purchase at $.70 share                                                           (94,961)

Perferred Shares B issued for
 settlement of services                                                 1,000             1                                 399,999

Net loss for the period ended
 December 31, 2007                              -             -            -              -            -            -             -
                                      -----------   -----------  -----------    -----------  -----------  -----------   -----------

BALANCE AT DECEMBER 31, 2007           35,236,188   $    35,236        1,000    $         1   30,263,330  $    30,358   $20,279,849
                                      ===========   ===========  ===========    ===========  ===========  ===========   ===========

Common stock shares issued for cash:

Common stock issued for cash on
 February 19, 2008, at $2.00 per share                                                            17,000           17        33,983

Common stock issued for cash on
 March 5, 2008, at $1.61 per share                                                                31,057           31        49,969

Common stock issued for cash on
 March 18, 2008, at $1.00 per share,
 non-US citizens investment group                                                                850,669          851       849,818

Common stock issued for cash on
 March 26, 2008, at $1.00 per share,
 non-US citizens investment group                                                              1,138,500        1,138     1,137,362

Common stock issued for cash on
 March 26, 2008, at $1.18 per share                                                                9,000            9        10,611

Common Stock subscriptions received,
 net Jan. to March 2008

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-50



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                           Deficit                                                  Accumulated
                                         Accumulated                                                    Other
                                         during the     (Restated)                                  Comprehensive
                                         Development     Deferred     Subscription     Treasury        Income       (Restated)
                                            Stage       Compensation   Receivable        Stock          (Loss)        Total
                                         -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for services
 rendered, on December 21, 2007, at
 $3.00 per share                                                                                                        120,000

Common stock issued for services
 rendered, on December 27, 2007, at
 $3.10 per share                                                                                                        155,000

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share                                                                                                             --

Common stock issued for services
 rendered, on March 19, 2007, at
 $0.50 per share

Common stock Shares issued for
 services to be provided (see note #21)

Common stock issued for services
 to be provided, Service valued on
 August 31, 2007, at $3.41 per share
 recorded as prepaid                                                                                                  1,193,500

Common stock issued for services to
 be provided, service valued on
 September 14, 2007, at $2.29 per
 share recorded as prepaid                                                                                              343,500

Common stock issued for services to
 be provided, valued on October 02,
 2007, at $2.47 per share recorded
 as prepaid                                                                                                             864,500

Common stock issued for services to
 be provided, service vallued on
 October 02, 2007, at $2.40 per
 share recorded as prepaid                                                                                              180,001

Treasury Stock, purchase at $.70 share                                                    (66,473)                      (66,473)

Perferred Shares B issued for
 settlement of services                                                                                                 400,000

Net loss for the period ended
 December 31, 2007                       (10,486,886)             -              -              -              -    (10,486,886)
                                         -----------    -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 2007            $(17,418,997)   $         -    $  (185,693)   $   (66,473)   $         -    $ 2,674,281
                                        ============    ===========    ===========    ===========    ===========    ===========

Common stock shares issued for cash:

Common stock issued for cash on
 February 19, 2008, at $2.00 per share                                                                                   34,000

Common stock issued for cash on
 March 5, 2008, at $1.61 per share                                                                                       50,000

Common stock issued for cash on
 March 18, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                       850,669

Common stock issued for cash on
 March 26, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                     1,138,500

Common stock issued for cash on
 March 26, 2008, at $1.18 per share                                                                                      10,620

Common Stock subscriptions received,
 net Jan. to March 2008                                                     55,175                                       55,175

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-51



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                          Preferred Stock A        Preferred Stock B               Common Stock
                                      ------------------------  ------------------------  --------------------------    (Restated)
                                                    Par Value                 Par Value                   Par Value     Additional
                                      Preferred      $.001      Preferred      $.001        Common         $.001         Paid-In
                                        Shares      $ Amount      Shares      $ Amount      Shares        $ Amount        Capital
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------

Amortization of deferred compensation                                                                                        27,250

Common stock shares issued for
 services rendered:

Common stock issued for services
 rendered, on February 1, 2008, at
 $2.95 per share                                                                              100,000           100         294,900

Common stock issued for services
 rendered, on February 6, 2008, at
 $2.63 per share                                                                              150,000           150         394,350

Common stock issued for services
 rendered, on February 13, 2008, at
 $2.39 per share                                                                               12,500            13          29,862

Common stock issued for services
 rendered, on February 15, 2008, at
 $2.42 per share                                                                               20,000            20          48,380

Common stock issued for services
 rendered, on February 28, 2008, at
 $2.15 per share                                                                               25,000            25          53,725

Common stock issued for services
 rendered, on February 29, 2008, at
 $2.19 per share                                                                              175,000           175         383,075

Common stock issued for services
 rendered, on March 14, 2008, at
 $2.10 per share                                                                                5,000             5          10,495

Common stock issued for services
 rendered, on March 18, 2008, at
 $1.60 per share                                                                               30,000            30          47,970

Common stock issued for services
 rendered, on March 19, 2008, at
 $1.60 per share                                                                               20,000            20          31,980

Common stock issued for services
 rendered, on March 31, 2008, at
 $1.90 per share                                                                              350,000           350         664,650

Common Stock Warrants issued for
 services (BOD) on February 7, 2008,
 at $2.429                                                                                                                   14,580

Net loss for the period ended
 March 31, 2008                                 -            -            -            -            -              -              -
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------
BALANCE AT MARCH 31, 2008              35,236,188  $    35,236        1,000  $         1   33,197,056    $    33,292    $24,362,809
                                      ===========  ===========  ===========  ===========  ===========    ===========    ===========

Common stock shares issued for cash:

Common stock issued for cash on
 April 1, 2008, at $1.00 per share,
 non-US citizens investment group                                                           3,387,980          3,388      3,384,593

Common stock issued for cash on
 April 11, 2008, at $1.11 per share,
 non-US citizens investment group                                                           1,929,775          1,930      2,148,662

Common stock issued for cash on
 April 25, 2008, at $1.19 per share,
 non-US citizens investment group                                                           1,487,139          1,487      1,771,366

Common stock issued for cash on
 May 15, 2008, at $1.10 per share                                                              39,100             39         42,891

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-52



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                            Deficit                                                  Accumulated
                                          Accumulated                                                    Other
                                          during the     (Restated)                                  Comprehensive
                                          Development     Deferred     Subscription     Treasury        Income       (Restated)
                                             Stage       Compensation   Receivable        Stock          (Loss)        Total
                                          -----------    -----------    -----------    -----------    -----------    -----------

Amortization of deferred compensation                                                                                     27,250

Common stock shares issued for
 services rendered:

Common stock issued for services
 rendered, on February 1, 2008, at
 $2.95 per share                                                                                                         295,000

Common stock issued for services
 rendered, on February 6, 2008, at
 $2.63 per share                                                                                                         394,500

Common stock issued for services
 rendered, on February 13, 2008, at
 $2.39 per share                                                                                                          29,875

Common stock issued for services
 rendered, on February 15, 2008, at
 $2.42 per share                                                                                                          48,400

Common stock issued for services
 rendered, on February 28, 2008, at
 $2.15 per share                                                                                                          53,750

Common stock issued for services
 rendered, on February 29, 2008, at
 $2.19 per share                                                                                                         383,250

Common stock issued for services
 rendered, on March 14, 2008, at
 $2.10 per share                                                                                                          10,500

Common stock issued for services
 rendered, on March 18, 2008, at
 $1.60 per share                                                                                                          48,000

Common stock issued for services
 rendered, on March 19, 2008, at
 $1.60 per share                                                                                                          32,000

Common stock issued for services
 rendered, on March 31, 2008, at
 $1.90 per share                                                                                                         665,000

Common Stock Warrants issued for
 services (BOD) on February 7, 2008,
 at $2.429                                                                                                                14,580

Net loss for the period ended
 March 31, 2008                            (3,613,694)             -              -              -              -     (3,613,694)
                                          -----------    -----------    -----------    -----------    -----------    -----------
BALANCE AT MARCH 31, 2008                $(21,032,691)   $         -    $  (130,518)   $   (66,473)   $         -    $ 3,201,656
                                         ============    ===========    ===========    ===========    ===========    ===========

Common stock shares issued for cash:

Common stock issued for cash on
 April 1, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                      3,387,981

Common stock issued for cash on
 April 11, 2008, at $1.11 per share,
 non-US citizens investment group                                                                                      2,150,592

Common stock issued for cash on
 April 25, 2008, at $1.19 per share,
 non-US citizens investment group                                                                                      1,772,853

Common stock issued for cash on
 May 15, 2008, at $1.10 per share                                                                                         42,930

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-53



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                           Preferred Stock A         Preferred Stock B               Common Stock
                                      ------------------------  ------------------------  --------------------------    (Restated)
                                                    Par Value                 Par Value                   Par Value     Additional
                                      Preferred      $.001      Preferred      $.001        Common         $.001         Paid-In
                                        Shares      $ Amount      Shares      $ Amount      Shares        $ Amount        Capital
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------

Common stock issued for cash on
 June 12, 2008, at $1.00 per share,
 non-US citizens investment group                                                             236,909            237        236,672

Common stock issued for cash on
 June 23, 2008, at $1.00 per share                                                            250,000            250        249,750

Preferred stock B - converted to
 common stock on April 8, 2008                                       (1,000)          (1)     206,559            207           (206)

Preferred stock A - converted to
 common stock on June 25,2008          (1,791,064)      (1,791)                               895,532            895            896

Amortization of deferred compensation                                                                                        27,250

Common stock shares issued for
 services rendered:

Common stock issued for services
 rendered, on April 1, 2008, at
 $1.95 per share                                                                               70,000             70        136,430

Common stock issued for services
 rendered, on April 2, 2008, at
 $1.84 per share                                                                              108,478            108        199,492

Common stock issued for services
 rendered, on April 4, 2008, at
 $1.90 per share                                                                               20,000             20         37,980

Common stock issued for services
 rendered, on April 4, 2008, at
 $1.90 per share                                                                            1,066,666          1,067      2,025,598

Common stock issued for services
 rendered, on April 14, 2008, at
 $3.05 per share                                                                              150,000            150        457,350

Common stock issued for services
 rendered, on April 29, 2008, at
 $3.07 per share                                                                              883,333            883      2,710,949

Common stock issued for services
 rendered, on May 7, 2008, at
 $2.55 per share                                                                            1,000,000          1,000      2,549,000

Common stock issued for services
 rendered, on May 12, 2008, at
 $2.65 per share                                                                               20,000             20         52,980

Common stock issued for services
 rendered, on May 13, 2008, at
 $2.79 per share                                                                               50,000             50        139,450

Common stock issued for services
 rendered, on May 23, 2008, at
 $2.67 per share                                                                              102,000            102        272,238

Common stock issued for services
 rendered, on May 30, 2008, at
 $2.20 per share                                                                               66,011             66        145,158

Common stock issued for services
 rendered, on June 3, 2008, at
 $2.10 per share                                                                              150,000            150        314,850

Common stock issued for services
 rendered, on June 11, 2008, at
 $2.25 per share                                                                               88,750             89        199,599

                            The accompanying notes are an integral part of these financial statements.


                                                                      F-54



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                            Deficit                                                  Accumulated
                                          Accumulated                                                    Other
                                          during the     (Restated)                                  Comprehensive
                                          Development     Deferred     Subscription     Treasury        Income       (Restated)
                                             Stage       Compensation   Receivable        Stock          (Loss)        Total
                                          -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for cash on
 June 12, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                        236,909

Common stock issued for cash on
 June 23, 2008, at $1.00 per share                                                                                       250,000

Preferred stock B - converted to
 common stock on April 8, 2008                                                                                                (0)

Preferred stock A - converted to
 common stock on June 25,2008                                                                                                 --

Amortization of deferred compensation                                                                                     27,250

Common stock shares issued for
 services rendered:

Common stock issued for services
 rendered, on April 1, 2008, at
 $1.95 per share                                                                                                         136,500

Common stock issued for services
 rendered, on April 2, 2008, at
 $1.84 per share                                                                                                         199,600

Common stock issued for services
 rendered, on April 4, 2008, at
 $1.90 per share                                                                                                          38,000

Common stock issued for services
 rendered, on April 4, 2008, at
 $1.90 per share                                                                                                       2,026,665

Common stock issued for services
 rendered, on April 14, 2008, at
 $3.05 per share                                                                                                         457,500

Common stock issued for services
 rendered, on April 29, 2008, at
 $3.07 per share                                                                                                       2,711,832

Common stock issued for services
 rendered, on May 7, 2008, at
 $2.55 per share                                                                                                       2,550,000

Common stock issued for services
 rendered, on May 12, 2008, at
 $2.65 per share                                                                                                          53,000

Common stock issued for services
 rendered, on May 13, 2008, at
 $2.79 per share                                                                                                         139,500

Common stock issued for services
 rendered, on May 23, 2008, at
 $2.67 per share                                                                                                         272,340

Common stock issued for services
 rendered, on May 30, 2008, at
 $2.20 per share                                                                                                         145,224

Common stock issued for services
 rendered, on June 3, 2008, at
 $2.10 per share                                                                                                         315,000

Common stock issued for services
 rendered, on June 11, 2008, at
 $2.25 per share                                                                                                         199,688

                            The accompanying notes are an integral part of these financial statements.


                                                                      F-55


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                         Preferred Stock A         Preferred Stock B               Common Stock
                                      ------------------------  ------------------------  --------------------------    (Restated)
                                                    Par Value                 Par Value                   Par Value     Additional
                                      Preferred      $.001      Preferred      $.001        Common         $.001         Paid-In
                                        Shares      $ Amount      Shares      $ Amount      Shares        $ Amount        Capital
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------

Common stock issued for services
 rendered, on June 13, 2008, at
 $2.25 per share                                                                              125,000            125        281,125

Common stock issued for services
 rendered, on June 26, 2008, at
 $2.08 per share                                                                              242,000            242        503,118

Common stock issued for services
 rendered, on June 30, 2008, at
 $2.09 per share, "PROOF" trigger event                                                       650,000            650      1,357,850

Common Stock Warrants issued for
 services (BOD) on May 21, 2008,
 at $2.465                                                                                                                   14,795

Common Stock Warrants issued for
 services (POOF) on June 30, 2008,
 valued at .9087 per share, excerise
 price $1.50 Restated see note 20                                                                                           567,938

Other comprehensive income - net
 unrealized gain/(loss)

Net loss for the period ended
 June 30, 2008 - restated see note 20
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------
BALANCE AT JUNE 30, 2008               33,445,124  $    33,445            -  $         -   46,422,288    $    46,517    $44,190,583
                                      ===========  ===========  ===========  ===========  ===========    ===========    ===========

Common stock shares issued for cash:

Common stock issued for cash on
 July 1, 2008, at $1.00 per share,
 non-US citizens investment group                                                             391,730            392        391,338

Common stock issued for cash on
 July 21, 2008, at $1.00 per share,
 non-US citizens investment group                                                              73,480             73         73,407

Common stock issued for cash on
 August 21, 2008, at $.88 per share                                                            10,000             10          8,740

Common stock issued for cash on
 September 9, 2008, at $1.104 per share                                                        13,867             14         14,384

Common stock issued for cash on
 August 29, 2008, at $1.00 per share,
 non-US citizens investment group                                                           1,723,844          1,724      1,722,120

Preferred stock A - converted to
 common stock on August 13,2008       (33,440,124)     (33,440)                            16,720,062         16,720         16,720

Purchase Treasury stock on
 August 13, 2008 for $.25 a share                                                          (6,600,000)

Amortization of deferred compensation                                                                                        27,250

Common stock shares issued for
 services rendered:

Common stock issued for services
 rendered, on July 14, 2008, at
 $1.66 per share                                                                              200,000            200        331,800

Common stock issued for services
 rendered, on July 25, 2008, at
 $1.40 per share                                                                               75,000             75        104,925
                                      -----------  -----------  -----------  -----------  -----------    -----------    -----------

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-56

                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008


                                            Deficit                                                  Accumulated
                                          Accumulated                                                    Other
                                          during the     (Restated)                                  Comprehensive
                                          Development     Deferred     Subscription     Treasury        Income       (Restated)
                                             Stage       Compensation   Receivable        Stock          (Loss)        Total
                                          -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for services
 rendered, on June 13, 2008, at
 $2.25 per share                                                                                                         281,250

Common stock issued for services
 rendered, on June 26, 2008, at
 $2.08 per share                                                                                                         503,360

Common stock issued for services
 rendered, on June 30, 2008, at
 $2.09 per share, "PROOF" trigger event                                                                                1,358,500

Common Stock Warrants issued for
 services (BOD) on May 21, 2008,
 at $2.465                                                                                                                14,795

Common Stock Warrants issued for
 services (POOF) on June 30, 2008,
 valued at .9087 per share, excerise
 price $1.50 Restated see note 20                                                                                        567,938

Other comprehensive income - net
 unrealized gain/(loss)                                                                                  (142,312)     (142,312)

Net loss for the period ended
 June 30, 2008 - restated see note 20     (13,772,385)             -              -              -              -    (13,772,385)
                                          -----------    -----------    -----------    -----------    -----------    -----------
BALANCE AT JUNE 30, 2008                 $(34,805,076)   $         -    $  (130,518)   $   (66,473)   $  (142,312)   $ 9,126,166
                                         ============    ===========    ===========    ===========    ===========    ===========

Common stock shares issued for cash:

Common stock issued for cash on
 July 1, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                        391,730

Common stock issued for cash on
 July 21, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                         73,480

Common stock issued for cash on
 August 21, 2008, at $.88 per share                                                                                        8,750

Common stock issued for cash on
 September 9, 2008, at $1.104 per share                                                                                   14,398

Common stock issued for cash on
 August 29, 2008, at $1.00 per share,
 non-US citizens investment group                                                                                      1,723,844

Preferred stock A - converted to
 common stock on August 13, 2008                                                                                              --

Purchase Treasury stock on
 August 13, 2008 for $.25 a share                                                       (1,650,000)                   (1,650,000)

Amortization of deferred compensation                                                                                     27,250

Common stock shares issued for
 services rendered:

Common stock issued for services
 rendered, on July 14, 2008, at
 $1.66 per share                                                                                                         332,000

Common stock issued for services
 rendered, on July 25, 2008, at
 $1.40 per share                                                                                                         105,000
                                          -----------    -----------    -----------    -----------    -----------    -----------

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-57


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                          Preferred Stock A         Preferred Stock B             Common Stock
                                      ------------------------  ------------------------    ------------------------    (Restated)
                                                    Par Value                 Par Value                   Par Value     Additional
                                      Preferred      $.001      Preferred      $.001          Common       $.001         Paid-In
                                        Shares      $ Amount      Shares      $ Amount        Shares      $ Amount        Capital
                                      -----------  -----------  -----------  -----------    -----------  -----------    -----------

Common stock issued for services
 rendered, on August 8, 2008, at
 $1.03 per share                                                                                 75,000           75         77,175

Common stock issued for services
 rendered, on August 25, 2008, at
 $1.25 per share                                                                                  6,000            6          7,494

Common stock issued for services
 rendered, on September 8, 2008,
 at $.96 per share                                                                            1,500,000        1,500      1,438,500

Cancel employee stock issue in
 prior quarter September                                                                       (109,000)        (109)      (285,611)

Common Stock Warrants issued for
 services (BOD) on Sept. 23, 2008,
 at $2.25                                                                                                                    56,000

Common Stock Warrants issued for
 services on Sept. 3, 2008, at $2.75
 (New Millennium)                                                                                                            89,680

Common Stock Warrants exercised
 Cashless on July 3, 2008, at
 $1.42 POOF warrants restated see note 20                                                       325,957          326           (326)

Subscriptiion receivable - cancel balance                                                                                  (130,518)

Other comprehensive income - net
 unrealized gain/(loss)

Net loss for the period ended
 September 30, 2008 Restated
 see note 20                                    -            -            -            -              -            -
                                      -----------  -----------  -----------  -----------    -----------  -----------    -----------
BALANCE AT SEPTEMBER 30, 2008               5,000  $         5            -  $         -     60,828,228  $    67,523    $48,133,661
                                      ===========  ===========  ===========  ===========    ===========  ===========    ===========

                            The accompanying notes are an integral part of these financial statements.

                                                                              F-58



                                                    GLOBAL RESOURCE CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                      AT SEPTEMBER 30, 2008

                                              Deficit                                                    Accumulated
                                             Accumulated                                                    Other
                                             during the     (Restated)                                  Comprehensive
                                             Development     Deferred     Subscription     Treasury        Income       (Restated)
                                                Stage       Compensation   Receivable        Stock          (Loss)        Total
                                             -----------    -----------    -----------    -----------    -----------    -----------

Common stock issued for services
 rendered, on August 8, 2008, at
 $1.03 per share                                                                                                             77,250

Common stock issued for services
 rendered, on August 25, 2008, at
 $1.25 per share                                                                                                              7,500

Common stock issued for services
 rendered, on September 8, 2008,
 at $.96 per share                                                                                                        1,440,000

Cancel employee stock issue in
 prior quarter September                                                                                                   (285,720)

Common Stock Warrants issued for
 services (BOD) on Sept. 23, 2008,
 at $2.25                                                                                                                    56,000

Common Stock Warrants issued for
 services on Sept. 3, 2008, at $2.75
 (New Millennium)                                                                                                            89,680

Common Stock Warrants exercised
 Cashless on July 3, 2008, at
 $1.42 POOF warrants restated see note 20                                                                                        --

Subscriptiion receivable - cancel balance                                      130,518                                           --

Other comprehensive income - net
 unrealized gain/(loss)                                                                                     (819,015)     (819,015)

Net loss for the period ended
 September 30, 2008 Restated
 see note 20                                  (3,659,131)             -              -              -              -     (3,659,131)
                                             -----------    -----------    -----------    -----------    -----------    -----------
BALANCE AT SEPTEMBER 30, 2008               $(38,464,207)   $         -    $         -    $(1,716,473)   $  (961,327)   $ 7,059,182
                                            ============    ===========    ===========    ===========    ===========    ===========

                            The accompanying notes are an integral part of these financial statements.

                                                              F-59


                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and should be read in conjunction with the consolidated financial statements of Global Resources Corporation included in form 10-K for the year ending December 31, 2007. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that maybe expected for the year ended December 31, 2008. The figures from the condensed balance sheet as of December 31, 2007 are derived from the audited balance sheet per form 10-K for year ended December 31, 2007.

     Global Resource Corporation (the Company") was formed on July 19, 2002 in the state of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation ("Technology") at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into industrial products and chemicals and easily disposable waste material.


     The Company's business goals for exploitation of the Technology are as follows:

          1) The design, manufacture and sale of machinery and equipment units, embodying the technology;

          2)   The licensing of third parties to use that technology.

          3)   The construction of plants using that technology.

     At the present time, the process is in a laboratory mode. There will need to be a transition from the "one batch at a time" operation, used in the laboratory, to a commercial prototype in order to commercialize the process. A commercial prototype machine is under construction at Ingersoll Production Systems.

     The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

     In a similar decomposition process, the Company has designed machinery and equipment which will decompose "fluff", which is the non-metallic portions of scrap motor vehicles, primarily, the interiors. It appears that although scrap vehicles are specifically taken without the tires due to environmental rules, they are often removed but then placed ("hidden") in the trunk of the vehicle and crushed into it, thus "disposing" of the tires. The Company's machinery will, of course, permit any tires to be decomposed together with the other materials.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND  ORGANIZATION
         (CONTINUED)

     The Company is currently offering three models for tire decomposition: one which disposes of five tons per hour, one which disposes of ten tons per hour and one which disposes of fifteen tons per hour. The Company is soliciting orders and has issued various proposals to prospective customers.

     There are other potential applications for the microwave technology covered by the license, in addition to the application for decomposing waste tires and fluff. These include:

          1. Stimulation of production of mature oil and gas wells ("stripper" wells);

          2. Reduction of hydrocarbons in oil field drilling cuttings to permit on-site disposal;

          3.   Volatilization of heavy or slurry oil;

          4.   Recovery of oil from oil shale and oil sands; and

          5.   Medical applications.

     To date, the Company has allocated a substantial portion of its time and investment in bringing its product to the market and the raising of capital. The Company has not commenced any commercial operations as of September 30, 2008.

     On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for; a) 11,145,255 shares of the Company's Common Stock for the benefit of the holders of Mobilestream's common stock: b) the issuance by the Company for the benefit of the holders of Mobilstream's 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2008. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical cost in accordance with SFAS 141, BUSINESS COMBINATION,(PARAGRAPHS D11 -D18), entities under common control. The net asset and liabilities of Mobilestream equal approximately $2.0 million. The assets consisted primarily of cash of approximately $1,678,000 and fixed assets of $149,000 offset by liabilities of approximately $91,000. Mobilestream owned 37,500,000 shares of Carbon Recovery Corporation whose assets were acquired by the Company (see paragraph below); these shares were cancelled upon the acquisition of Mobilestream by the Company.

     On September 22, 2006, Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for 48,688,996 common shares and Global Resource Corporation warrants. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Prior to the Agreement, Carbon

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         (CONTINUED)

     Recovery Corporation had warrants outstanding. Pursuant to the Agreement, those outstanding warrants were exchanged for warrants of Global Resource Corporation. Specifically, Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. These warrants expire on December 31, 2008.

     The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the merger, Carbon Recovery Corporation changed its name to Global Resource Corporation.

     On December 11, 2007 the company adopted the following Amendments to the Articles of Incorporation: 1) Reduce the authorized number of shares of common stock which the Company may issue from 2,000,000,000 to 200,000,000 shares. 2) Increase the authorized number of preferred shares which the Company may issue from 50,000,000 to 100,000,000. 3) Reduce the number common shares into which share of 2006 Series of Convertible preferred stock which is convertable into common stock, from 2 shares of common stock to 1/2 of 1 share of common stock for each share of 2006 Convertible Preferred stock. 4) Indemnify the Company's directors and officers to the maximum extent permitted under the laws of the State of Nevada. 5) Limit the liability of the Company's directors and officers to the Company, our stockholders and creditors to the maximum extent provided under the Private Corporations Law of the State of Nevada (the "Nevada PCL"). 6) Permit the board of directors to declare reverse stock splits of our issued and outstanding shares without approval of the stockholders under section 78-2055 of the Nevada PCL.

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

     At September 30, 2008, the Company maintained cash and cash equivalent balances at four financial institutions, each of which is insured by the Federal Deposit Insurance Corporation up to $250,000. At September 30, 2008 the Company's uninsured cash balances total $3,118,700.

     SHORT-TERM INVESTMENTS

     Cash in excess of operating requirements is invested in certificates of deposits with an original maturity of greater than three months. (See note #16 for detail valuation)

     INVESTMENTS IN MARKETABLE SECURITIES

     Investments in marketable equity securities, all of which are classified as available for sale, are carried at their market value. Investments with a maturity date greater than three months but less than twelve months are included in short-term investments. Investments in equity stocks and bonds with a maturity date greater than twelve months are considered also available for sale and are carried at their market value in Long-term Investments on the balance sheet. The unrealized gains or losses of these investments are recorded as part of accumulated other comprehensive income(loss) which is included in the stockholders' equity statement and any realized gains or losses are recognized in statement of operations. (See note #16 for detail valuation)

     START-UP COSTS

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

     INCOME TAXES

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. (see note #7 for detail)

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     BUSINESS COMBINATIONS

     Effective December 31, 2006 the Company completed an acquisition of the assets of Mobilestream Corp. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their historical costs in accordance with SFAS 141, BUSINESS COMBINATIONS, PARAGRAPHS D11 - D18, entities under common control. All account amounts and shares amounts have been updated and presented to reflect the change.

     Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been updated and presented to reflect the change.

     STOCK-BASED COMPENSATION

     Effective January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation costs related to share-based payment transactions be recognized in the financial statements. The Company accounts for stock grants and stock options issued for services and compensation by employees under fair value method. The Company determined the fair market value of the options/warrants under the Black-Sholes pricing model. Stock grants to employees are valued at the fair market value on the grant date. The Company has issued 8,700,000 stock options to key executives, 3,500,000 of these options are awaiting shareholder approval (see note 12 & 13 below for more details)

     For non-employees, stock grants and warrants/options issued for services are valued at either the invoiced/contracted value of services provided or to be provided or the fair value of stock at the date the agreement is reached, which is every more readily determinable.

     EARNINGS (LOSS) PER SHARE OF COMMON STOCK

     Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be anti-dilutive.

     RECLASSIFICATIONS

     Certain amounts for the quarter ended September 30, 2007 have been reclassified in the comparative financial statements to be comparable to the presentation for the quarter ended September 30, 2008. These reclassifications had no effect on net loss. (Also see Note # 20 for restatement of 12/31/07 balance sheet).

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                  The following is a reconciliation of the computation for basic and diluted earnings per share:

                                                       Nine Months Ended
                                                         September 30,
                                                -------------------------------
                                                   2008               2007
                                                ------------      ------------
          Net loss                              ($21,045,210)     ($ 4,274,554)
                                                ------------      ------------

          Weighted-average common shares
          Outstanding (Basic)                     42,221,919        25,634,118
                                                ------------      ------------

          Weighted-average common shares
          Outstanding (Diluted)                   42,221,919        25,634,118
                                                ============      ============


     The weighted-average common stock equivalent for the remaining 5,000 shares of Preferred Stock A is 2,500. and the weighted-average common stock equivalent for the outstanding warrants is 21,891,749. There are also common stock purchase options; 5,200,000 approved and 3,500,000 awaiting shareholder approval, these warrants and options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of September 30, 2008 and 2007. (see note#12 below for detail on warrants & options)

     INVENTORIES

     Inventory is stated at the lower of cost or market. Cost is determined using actual job costs per machine. Currently the Company has no value stated for inventories. Prior quarter reported inventory has been reclassified to Construction in Progress (see note # 6 below)

     ADVERTISING COSTS

     The Company will expense the costs associated with advertising as they are incurred. The Company did not incur any advertising costs for the years ended September 30, 2008 and 2007.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs consist of all activities associated with the development and enhancement of products using the Company's microwave technology. R & D costs consist primarily of contract engineer labor and salaries of our in-house engineers, lab supplies used in testing and expenses of equipment used to test and develop our technology. Research and development costs are charged to R & D when incurred. The amounts charged as of September 30, 2008 and 2007 were $612,165 and $135,774 respectively.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     RECENT ACCOUNTING PRONOUNCEMENTS
     In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised
     2007), BUSINESS COMBINATIONS, which replaces SFAS No 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for use beginning, January 1, 2009 and will apply prospectively to business combinations completed on or after that date.

     In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS, AN AMENDMENT OF ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent's equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for us beginning January 1, 2008 and will apply prospectively. The adoption of SFAS No. 160 is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

     On January 1, 2007, the Company adopted the provisions of FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. The adoption of SFAS No. 156 did not have a material impact on the Company's financial position, results of operations, or cash flows.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 3 -  FIXED ASSETS

     Fixed assets as of September 30, 2008 were as follows:


                                                      Estimated
                                                       Useful
                                                       Lives
                                                      (Years)          Amount
                                                     -------------  -----------

          Testing Equipment                                5 - 7     $  454,013
          Vehicles                                             5         34,425
          Office & Computer Equip.                             5         41,997
          Leasehold improvements                               3         17,820
          Phone Equipment - leased                             3         32,432
          Construction in Progress                             3        745,818
                                                                     ----------
                                                           Total     $1,326,506
                                                                     ==========
          Less accumulated Depreciation & amortization                  206,721
                                                                     ----------
                               NET FIXED ASSETS                      $1,119,785
                                                                     ==========

     There was $70,107 and $72,222 charged to operations for depreciation expense for the nine months ended September 30, 2008 and 2007, respectively.

NOTE 4 - LOAN PAYABLE - OFFICER OF THE COMPANY

       On November 28, 2007 the Chief Financial Officer, Jeffery J. Andrews, loaned the Company $150,000 at a interest rate of prime plus 2%. In April 2008 the Company repaid $120,000. The remaining balance of $30,000, as well as, the accrued interest amount of $ 6,173, was paid in full in August 2008. Interest expense had been accrued and expensed monthly.

NOTE 5 - LOAN PAYABLE - EQUIPMENT

       In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                          2008
                                         --------
          Total Loans Payable            $ 62,232
          Less current maturities         (41,536)
                                         --------
              Long-Term payable          $ 20,696
                                         ========

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008



NOTE 5 -      LOAN PAYABLE - EQUIPMENT (CONTINUED)

                     The amount of principal maturities of the loans payable by years is as follows:

                                               2008             10,265
                                               2009             35,416
                                               2010             16,213
                                                             ----------
                                                             $  62,232
                                                             ==========

NOTE 6 -  CONSTRUCTION IN PROGRESS

         Construction in progress consists of a "Proof of Concept" machine currently under construction. Modifications to the original design have been made to improve efficiencies. It was determined that these modifications made some parts obsolete, so a charge of $303,449 was charged to R & D expense and Construction in progress (WIP inventory classified in Q2) was reduced in the second quarter 2008. Once this "Proof of Concept" machine is completed it will be used to demonstrated the capabilities and technology for future years and is not planned to be sold.


  NOTE 7 - PROVISION FOR INCOME TAXES

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At September 30, 2008 the deferred tax assets consist of the following:

                                                                 2008
                                                              ------------
          Deferred  taxes  due to net  operating  loss        $ 11,539,000
          carryforwards
          Less: Valuation Allowance                            (11,539,000)
                                                              ------------
          Net Deferred Tax asset                              $       --
                                                              ------------

       At September 30, 2008, the Company had deficits accumulated during the development stage in the approximate amount of $38,269,448 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 8 -  CAPITAL LEASES

       In June 2006 the Company entered into a three year capital lease related to the purchase of new phone equipment. The monthly lease payments are $1,293 per month. As of September 30, 2008 the minimum lease payments under the capital lease are as follows:

                                For the periods Ending Sept. 30       Amount
                                                                     --------
                                              2008                   $  3,880
                                              2009                   $ 15,516
                                              2010                   $ 15,516
                                              2011                   $  7,758
                                                                     --------
                                                                     $ 42,700
                                                                     ========

NOTE 9 - OPERATING LEASES

       The Company has two separate lease agreements: The Company leases office space in New Jersey, under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the lease expires on May 31, 2009. The Company also leases manufacturing space in Rockford, Ill. Under a lease agreement that commenced May 1, 2008, the monthly lease payments are $2,703 per month and the lease expires on April 30, 20010. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

       Minimum lease payments under the operating lease are as follows:

                                For the periods Ending Sept. 30       Amount
                                                                     --------
                                               2008                  $ 23,109
                                               2009                    54,138
                                               2010                    10,812
                                                                     --------
                                                                     $ 88,059
                                                                     ========

NOTE 10 - ALLEVIATION OF GOING CONCERN

       At December 31, 2007, the Company reported that it had incurred substantial net losses for the years ended December 31, 2007 and 2006 and the Company had not commenced operations to have a revenue stream to support itself. These factors raised substantial doubt about the Company's ability to continue as a going concern at that time.

       During the nine months ended September 30, 2008, the Company has raised over $11 million dollars in cash through a private placement of common stock. With this additional capital, given projected cash flow expenditures over the next twelve months, Company's management considers the facts and circumstances which raised substantial doubt about the Company's ability to continue as going concern to be alleviated.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 10 -  ALLEVIATION OF GOING CONCERN (CONTINUED)

     The Company currently has $4.1 million in cash and cash equivalents and short-term investments. $2.7 million in debt securities in long-term investments (see note #16). If the Company did not raise any additional cash as of September 30, 2008 it would still have funds available to meet its cash operating expenses and inventory and capital expenditures requirements. Total cash expenditure are projected to be $5 million for the twelve month period following the date of financial statements being reported; Cash operating expenses are projected to be $1 million a quarter, or $4 million total for the twelve month period. Inventory and other capital expenditures for the twelve month period are projected to be $1 million.

     The Company also expects to successfully demonstrate its "Proof Concept" microwave reactor system by end of the fourth quarter 2008.

NOTE 11 -   RELATED PARTY TRANSACTION

     On May 17, 2007, the Company authorized the purchase of Company stock from Lois Pringle, wife of the Company's then Chief Executive officer. The Company purchased 94,961 shares for $66,471 in cash.

     On August 13, 2008, the Company authorized the purchase of Company stock from Frank Pringle, the Company's Chairman. The Company purchased 6,600,000 shares for $1,650,000 in cash.

     In January 2005 the Company formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by the President of the Company. The Company's President and his spouse, a Director of the Company, own all of the limited liability interests of Careful Sell. The Company's President was also the Manager of Careful Sell. Under the revised agreement the Company entered into a Technology Contribution Agreement (the "Agreement"), with Careful Sell. Careful Sell was the owner of all the rights to the inventions of the Company's President. The Agreement transferred to the Company the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. The terms of the Agreement include a provision whereby the Company will pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, the Company issued to Careful Sell a total of 37,500,000 shares of common stock of the Company. This Agreement supersedes a prior agreement not formalized between the Company and Careful Sell in 2002.

     In January 2006 Careful Sell merged with PSO Enterprises, Inc., a Delaware corporation ("PSO"). At that time the separate existence of Careful Sell ceased and PSO continued as the surviving corporation. At that time the members of Careful Sell were issued 10,000,000 shares of PSO representing a 100% interest in PSO. In February 2006 PSO reverse merged into Mobilestream Oil.

     In order to clarify the ownership and licensure of certain intellectual property licensed to Carbon Recovery, on September 22, 2006 Mobilestream Oil, Inc., Mr. Pringle and his wife, Lois Augustine

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008



NOTE 11 - RELATED PARTY TRANSACTION (CONTINUED)

     Pringle entered into a combined technology license agreement (the "Combined Technology License Agreement"). This Agreement confirmed (i) Mobilestream as the sole owner of the licensed intellectual property, and (ii) the exclusive license of the intellectual property by Mobilestream to Carbon Recovery. In the same agreement, Carbon Recovery assigned all of its interest in the intellectual property license to the Company, and the Company agreed to pay Mobilestream royalty payments in perpetuity that varied with the use made of the intellectual property and the revenues received by the Company. The Company's royalty obligations under the Combined Technology License Agreement were terminated by virtue of the merger of the interests of the licensor and the licensee when the Company acquired substantially all of the assets of Mobilestream.

NOTE 12 -  STOCKHOLDERS' EQUITY

  COMMON STOCK

     The following details the common stock transactions for the Nine months ended September 30, 2008:

     The Company has issued 11,550,950 shares of common stock for $12,137,256 in cash.

     Common stock issued for services by non-employees:

     The Company issued 7,232,838 shares of common stock to non-employees for services rendered; these services were value at $14,539,624. The more readily determinable value of services was determined to be the stock market price at the date the stock was issued.

     Common stock issued for services by employees:

     The Company issued common stock under the "2008 Employee Compensation and Stock Option Plan". A total of 233,000 shares were issued during the nine months ended September 30, 2008, and were valued at $484,640. This $484,640 was expensed as salaries in G & A in 2008. The value of services was determined to be the stock market price at the date the stock was issued. 225,000 of the total 233,000 shares, valued at $468,000 was issued to the Company's Chairman, Frank Pringle in the nine months ended September 30, 2008.

  PREFERRED STOCK

     The following details the preferred stock transactions for the nine months ended September 30, 2008:

     In June 2008 Frank Pringle, Chairman converted 1,791,064 shares of Preferred stock A into 895,532 shares of common stock. Preferred Stock A has rights to convert 1 share of preferred into 1/2 of 1 share of the Company's common stock.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008



NOTE 12 -  STOCKHOLDERS' EQUITY( CONTINUED)


  PREFERRED STOCK (CONTINUED)

     On August 13, 2008 Frank Pringle, Chairman converted all of his 33,440,000 shares of Preferred stock A into 16,720,062 shares of common stock.

     Preferred Stock A has voting rights to elect a majority of the Board of Directors as long as the Preferred Stock A remained outstanding, as well as the right, in the event of the liquidation, dissolution or winding-up of the Company, to receive a preferred distribution of $.001 per share, before any distribution to junior series of Preferred Stock or the Common Stock.

     In April 2008 all of the Preferred stock B, 1,000 shares, was converted into 206,559 shares of common stock. These shares could be converted into common stock after 1 year, for which Rule 144 will apply, by dividing the $400 stated capital by the average of the closing bid prices of such common stock for the twenty (20) consecutive trading days prior to and including the day of conversion. Preferred stock B had no other rights attached other than conversion

     WARRANTS

     The Company issued 10,577,802 warrants in the first nine month of 2008 and they have a weighted average exercise price of $1.96. Of this total, 9,461,802 warrants were issued in conjunction with sale of common stock in a private placement, with an average exercise price of $2.00, and an expiration date of December 2009. These warrants were issued together with the sale of common stock and had no expense associated to the Company's profit and loss. In addition the Company issued 40,000 warrants with an average warrant price of $2.41 for services performed in first three quarters of 2008 and the expense was valued at $85,375, these warrants will expire in 5 years. An addition 76,000 warrants were issued for services in September and expense was valued at $89,680, they have exercise price of $2.75 and are exercisable until September 3, 2009. Warrants issued for services were valued using the Black-Scholes option-pricing model (see below for volatility, risk free interest rates and other terms).

     On June 30, 2008 Professional Offshore Opportunity Fund, Ltd. ("POOF") exercised 625,000 warrants issued to it in a private placement in December 2007. The exercise was done via a cashless conversion at an exercise price of $1.50 per share as a result of which the Company issued 325,957 shares of its common stock to POOF.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 12 -     STOCKHOLDERS' EQUITY( CONTINUED)

     WARRANTS (CONTINUED)

               A summary of the status of the Company's outstanding stock warrants as of September 30, 2008 is as follows:

                                                               Weighted Average
                                                Shares          Exercise Price
                                               -----------        ---------

          Outstanding at December 31, 2007      11,941,947        $   3.38

          Granted                               10,577,802        $   1.96

          Exercised                                625,000            1.50

          Forfeited  / expired                                    $      --
                                               -----------        ---------

          Outstanding at September 30, 2008     21,894,749        $   2.75
                                               -----------        ---------
          Exercisable at September 30, 2008     21,894,749        $   2.75
                                               -----------        ---------

       The fair value of each warrant granted during 2008 is estimated on the date grant using the Black-Scholes option-pricing model with the following assumptions:

                                           2008                   2007             2006
                                        ------------          -----------       ----------
          Dividend yield                    --                    --               --
          Expected volatility            79% - 156%           146 - 149%          240%
          Risk-free interest rate        2.21% - 2.88%        3.26 - 3.49%       4.97%
          Expected life                  .5 - 5 yrs           1 - 1.5 yrs        1 yrs

     These warrants are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of September 30, 2008 and 2007 because of our deficient income.

     OPTIONS

     In March 2005 the Company issued 200,000 common stock purchase options (under Carbon Recovery Corporation) to the CFO. They have an exercise price of $1.00 per share and will be 100% vested as of 12/31/2008. In September 2008 as part of employment contracts, the Company authorized 8,500,000 stock options to key executives, with 5,000,000 approved (new CEO Eric Swain) and 3,500,000 options subject to shareholder approval (see note 13 commitments for details). These options have an exercise price of $1.18. 1,000,000 of Mr. Swain's options vested immediately and upon approval by shareholders (expected in 2009), another 700,000 options (together with the initial 1,000,000, 1,700,000 or 20% of the total) vest immediately. The remaining 6,800,000 options will vest in equal annual installments of 1,700,000 options on September 23, 2009 and on each anniversary thereafter for the next three years, provided that the executives are employed by the Company at each vesting date.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 12 -     STOCKHOLDERS' EQUITY( CONTINUED)

         OPTIONS (CONTINUED)

         A summary of the status of the Company's outstanding employee stock options as of September 30, 2008 is as follows:

      ---------------------------------------------------------------------------------------------------------------
                                                             Number of Option   Weighted Average   Number of Vested
                                                                  shares         Exercise price      option shares
      ---------------------------------------------------------------------------------------------------------------
      Options as of December 31, 2007                             200,000             $1.00             160,000
      -------------------------------------------------------------------------------------------- ----------------
              Granted                                            5,000,000            $1.18            1,000,000
              Exercised                                              0
              Forfeited / expired                                    0
      Outstanding at September 30, 2008                          5,200,000            $1.17            1,160,000


       The fair value of each option granted during 2008 is estimated on the date grant using the Black-Scholes option-pricing model with the following assumptions: Dividend yield is 0%; Expected Volatility is 156%; Risk-free interest rate is 2.88%; Expected life 5 years

       As of September 30, 2008 the total unrecognized compensation cost related to unvested stock options was $5,450,000, which is expected to be recognized over a weighted-average period of 5 years beginning October 1, 2008.

       The 3,700,000 options waiting shareholder approval are not included in summary table above because options under an arrangement that is subject to shareholder approval are not deemed to be granted until that approval is obtained unless approval is essentially a formality which the Company has deemed not to be the case.

       As of September 30, 2009 1,000,000 options are vested and no options have been exercised. The weighted average exercise price is $1.18. These options are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of September 30, 2008 and 2007

       TREASURY STOCK

       On August 13, 2008 the Company purchased 6,600,000 shares of the Company's Common Stock from Frank Pringle, Chairman for $1,650,000 in cash. (see note 11 above).

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 13 - COMMITMENTS AND CONTINGENCIES

       On May 21, 2008 the Board of Directors approved a consulting agreement with 888 Corporation, a corporation controlled by then President and CEO, Frank G. Pringle. Under the consulting agreement the Company has agreed to pay Mr. Pringle a consulting fee for the life of the pending patents, estimated to be 12 years. This consulting agreement replaces a prior employment agreement and is effective as of January 1, 2008. Under this consulting agreement Mr. Pringle is entitled to an annual fee of $378,000 for years 2008 and 2009, $448,000 in years 2010 and 2011, $538,000 in years 2012 and 2013 and to a maximum of $668,000 beginning in 2014 and beyond and is payable in equal monthly installments during the term of the Consulting Agreement. If the Consulting Agreement terminates, then the Company is obligated to pay Mr. Pringle a royalty in the same amounts, for the same time periods, payable in the same manner. Under the Consulting Agreement, the Company pledged its pending patents as collateral security for the payments to the Mr. Pringle. The Company also executed a conditional assignment of the pending patents to the corporation Mr. Pringle controls, such that the Mr. Pringle can file the assignment with the U.S. Patent and Trademark Office ("PTO") if the Company were to default under the Consulting Agreement and the default were not cured. In order to make the filing with the PTO, Mr. Pringle must obtain a certification of our Chief Executive Officer or Chief Financial Officer that a default has occurred and has not been cured. Defaults under the Consulting Agreement are defined as our missing two consecutive payments or our failing to make three payments in any one calendar year. If the Company defaults under the Consulting Agreement, ownership of our pending patents could revert to Mr. Pringle. In such event, the Company would be unable to continue its business without entering into a license agreement or similar agreement with the Mr. Pringle. For complete details of the contract see the Company's current report on form 8-K filed with the SEC on May 21, 2008, exhibit 10.16.

       In 2005 the Company granted the President 545,000 shares of common stock as deferred compensation, the market value of the stock on the date of agreement was $1 per share and was used to determined fair value of this transaction. The common stock vested to the President over a five-year period commencing January 1, 2005, with 27,250 shares vesting quarterly, 109,000 shares vesting annually and is expensed in the financial statements at a rate of $27,250 a quarter, annually $109,000 per year, until December 31, 2009. As of December 31, 2007, there was $218,000 unrecognized compensation costs related to non-vested shares. The total fair value of shares vested during the years ended December 31, 2005 to 2007, was $327,000.

       On August 13, 2008 Mr. Pringle resigned as CEO of the Company but will continue to serve as Chairman.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

       In June 2007 the Company entered into purchase agreement with Ingersol Production Systems of Rockford, Illinois to build a commercial prototype. The total purchase commitment is approximately $900,000. The prototype is expected to be completed in fourth quarter 2008. The Company has currently paid approximately $800,000 as of September 30, 2008, this amount is reflected in the balance sheet as part of the fixed assets as Construction in progress and in the income statement as R & D expense. In addition to Ingersol Production systems there are various other suppliers with which the Company has purchase commitments with, these purchase commitment are approximately $300,000 and the Company has paid approximately 250,000 as of September 30, 2008. These amounts are also reflected in the financial statements in the construction in progress account.

       On December 21, 2007 the Company entered into a certain Securities Purchase Agreement with Professional Offshore Opportunity Fund, Ltd. ("POOF") pursuant to which POOF agreed to purchase 1,250,000 shares of the Company's common stock together with warrants for additional 625,000 shares at an exercise price of $1.50 per share. The Company received $1,000,000 from PROOF with the balance of $250,000 being held in escrow, together with the 250,000 common stock shares being purchased pending certain future events. In addition, the Company has issued to the Escrow an additional 650,000 shares to be delivered to POOF or returned to the Company, depending upon those certain future events (the "Trigger Event"). The Trigger Event occurred because the Company did not get an effective registration statement for the Shares, Warrants and Warrant Shares by June 30, 2008. In June, POOF authorized its option to purchase from the escrow the 250,000 shares for $250,000. On June 30, 2008 the Company also issue 650,000 shares from the escrow account to POOF as liquidating damages for not having successful registration statement. The market share price of the stock on June 30th was $2.09 and was used to calculate the liquidating damages expense of $1,358,500 which was recorded in the statement of operations in June 2008. There were also 625,000 warrants issued, with excise price of $1.50 as part of liquidating damages for failure to file a successful registration statement. These warrants were excised in a cashless transaction on July 3, 2008. The Company recognized an expense of $567,938 on June 30, 2008. The POOF warrants were valued using the Black-Scholes option-pricing model with the following assumptions: Dividend yield is 0%; Expected Volatility is 79.1%; Risk-free interest rate is 2.21%; Expected life 6 months. (also see note #20 for 2008 restatements).

       On July 14, 2008 the Company cancelled the previously reported Amended Letter of Intent which it had entered into with Warwick Communications, Inc. on December 17, 2007 and which had been amended on March 25, 2008. No definitive agreement had been entered into and no license, as contemplated in the Letter of Intent, was issued.

       On September 23, 2008, the Board of Directors approved employment letter agreements with (i) the President of the Company, Jeffrey Kimberly, (ii) the Chief Operating Officer of the Company, Wayne Koehl, and (iii) the Chief Financial Officer of the Company, Jeffrey Andrews. These letter agreements amended and restated the terms and conditions of employment of each of these executives of the Company.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 13 -     COMMITMENTS AND CONTINGENCIES (CONTINUED)

       Mr. Kimberly's employment letter provides for a term of five years at an annual salary for January 1, 2009 of $300,000, with an increase to $375,000 if the Company reaches certain sales goals. Any other increase in annual salary is subject to approval of the Chief Executive Officer of the Company and the Board. Subject to approval by the shareholders of the Company, Mr. Kimberly will be granted an option to purchase one million five hundred thousand (1,500,000) shares of Common Stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008, $1.18. The options will be exercisable from and after their respective vesting date, and for a period of ten (10) years thereafter. Options for three hundred thousand (300,000) shares of Common Stock shall vest immediately on September 23, 2008 and options for three hundred thousand (300,000) additional shares of Common Stock shall vest on September 23 of each successive year between the 2010 and 2013 inclusive, provided that Mr. Kimberly is still employed on the relevant vesting date. Mr. Kimberly will be entitled to receive bonuses of between 0.75% and 1.00% of the Company's gross profits on sales of equipment after the Company reaches certain sales milestones. The Company shall pay the monthly loan payments on Mr. Kimberly's car for two years and then pay off all of the remaining loan balance on this automobile.

       Mr. Andrews' employment letter provides for a term of five years at an annual salary for 2008 of $180,000, with an increase to $225,000 if the Company reaches certain sales goals. Any other increase in annual salary is subject to approval of the Chief Executive Officer of the Company and the Board. Subject to approval by the shareholders of the Company, Mr. Andrews will be granted an option to purchase one million (1,000,000) shares of Common Stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008, $1.18. The options will be exercisable from and after their respective vesting date, and for a period of ten (10) years thereafter. Options for two hundred thousand (200,000) shares of Common Stock shall vest immediately on September 23, 2008 and options for two hundred thousand (200,000) additional shares of Common Stock shall vest on vest on September 23 of each successive year between 2010 and 2013 inclusive, provided that Mr. Andrews is still employed on the relevant vesting date. Mr. Andrews will be entitled to receive bonuses of between 0.75% and 1.00% of the Company's gross profits on sales of equipment after the Company reaches certain sales milestones.

       Mr. Koehl's employment letter provides for a term of five years at an annual salary for 2009 of $225,000, with an increase to $250,000 if the Company reaches certain sales goals. Any other increase in annual salary is subject to approval of the Chief Executive Officer of the Company and the Board. Subject by approval of the shareholders of the Company, Mr. Koehl will be granted an option to purchase one million (1,000,000) shares of common stock of the Company. The exercise price for these options was set at the market closing bid quotation on September 15, 2008, $1.18. The options will be exercisable from and after their respective vesting date, and for a period of ten (10) years thereafter. Options for two hundred thousand (200,000) shares of Common Stock shall vest immediately on September 23, 2008 and options for two hundred thousand (200,000)

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

       additional shares of Common Stock shall vest on September 23 of each successive year between 2010 and 2013 inclusive, provided that Mr. Koehl is still employed on the relevant vesting date. Mr. Koehl will be entitled to receive bonuses of between 0.75% and 1.00% of the Company's gross profits on sales of equipment after the Company reaches certain sales milestones. Mr. Koehl shall also receive a monthly automobile allowance of five hundred dollars ($500).

       On September 24, 2008, the Board of Directors of Global Resource Corporation approved the appointment of Eric Swain as Chief Executive Officer of the Company. In connection with the appointment of Mr. Swain, the Board approved a summary of terms of a proposed employment agreement to be entered into between the Company and Mr. Swain. Mr. Swain's summary of terms provides for an employment term of five years at an annual salary of $450,000 from the date of the execution of the employment agreement through December 31, 2009, with an increase to $525,000 on January 1, 2010 if the Company reaches at least one sales goal as defined in the summary of terms. Any other increase in annual salary is to be determined in the employment contract. Mr. Swain shall be entitled to eighteen months of severance payments equal to his current salary if the Company terminates his employment without cause or if he terminates his employment with good reason.

       Mr. Swain will be granted an option to purchase five million (5,000,000) shares of Common Stock. The exercise price for these options was set at the market closing bid quotation on September 15, 2008. The options will be exercisable from and after their respective vesting date, and for a period of fifteen (15) years thereafter. Options for one million (1,000,000) shares of Common Stock shall vest immediately and options for one million (1,000,000) additional shares of Common Stock shall vest on January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013, provided that Mr. Swain is still employed on the relevant vesting date. Mr. Swain will be entitled to receive bonuses, payable in the form of Common Stock or options to purchase Common Stock equal to 0.75% of the Company's gross profits on each sale of equipment over twenty-five million dollars ($25,000,000). Mr. Swain shall also receive a monthly automobile allowance of nine hundred dollars ($900). The Company has agreed that, if Mr. Swain should incur costs (including legal expenses) arising from his previous employment, the Company would reimburse Mr. Swain for any such costs. The Company has also agreed to appoint Mr. Swain to the Board.

NOTE 14 - DEPOSITS

         The June 30, 2008 balance of Deposits, totaling $73,639, consists of a $45,000 investment in land which occurred in 2006, $29,860 deposit made in August of 2007 on a future lease for additional equipment and the balance of $1,365 lease deposit for offices. The lease deposit for equipment is expected to be returned to the Company in 2008.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 15 -  PATENTS

         The Company currently has three utility patent applications pending in the United States Patent and Trademark Office ("PTO") and approximately ten corresponding utility patent applications pending in international patent offices in commercially relevant countries. Additional provisional patent applications have been filed and/or are currently being prepared for filing in the PTO. The Company's patent applications cover it's proprietary microwave technology for recovering hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams. Currently Patents costs are expensed and are valued at zero on the balance sheet; once approved they will be valued at their fair market value. The Company has pledged pending patents rights as collateral for payments to a corporation controlled by Mr. Pringle, Chairman (see note#13 consultant agreement).


NOTE 16 - INVESTMENTS -SHORT-TERM AND LONG-TERM MARKETABLE SECURITIES

       Cash in excess of operating requirements is invested in notes, bonds and equity securities.

       The following table summarizes the Company's marketable securities investments as of September 30, 2008:

                                                                Cost          Fair Market     Unrealized gain /
                                                                                 Value            (Loss)
                                                              ---------        ---------        ---------
                     SHORT-TERM INVESTMENTS
                         Certificates of Deposits               288,000          287,933              (67)
                                                              =========        =========        =========

                     LONG-TERM INVESTMENTS
                         Fixed-rate capital securities          125,000          112,354          (12,646)
                         Corporate Bonds                      1,826,949        1,644,856         (182,094)
                         Preferred Stocks                     1,681,410          914,890         (766,520)
                                                              ---------        ---------        ---------

                               TOTAL LONG-TERM INV.           3,633,359        2,672,100         (961,260)
                                                              =========        =========        =========

     The total unrealized gains or (losses) of these investments are $961,327, they were recorded directly to the "accumulated other comprehensive income(loss)" account in the stockholders' equity section of the balance sheet and net realized gains or losses, in the amount of $43,232 were recognized in the statement of operations.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008


NOTE 17- SUPPLEMENTAL DISCLOSURE NON-CASH ACTIVITY FROM CASH FLOW STATEMENT
-----------------------------------------------------------------------------------------------------------------------
                                                      09/30/2008          09/30/2007       July 19, 2002 (Inception)
                                                                                                 to 09/30/2008
-----------------------------------------------------------------------------------------------------------------------

Common stock issued for land                              $0                                                 $ 125,800

Common stock issued as chartable contribution             $0                                                  $ 50,000

Common stock issued to covert accounts                    $0                                                   $ 1,807
payable to equity

Preferred stock issued for services                       $0                   $ 400.000                     $ 400,000

Conversion of debenture into common stock                                                                    $ 123,683

Capital Lease - phone equipment                        $32,432                                                 $32,432
-----------------------------------------------------------------------------------------------------------------------

NOTE 18 - SUBSEQUENT EVENTS

     Subsequent to the balance sheet date of September 30, 2008 the following transactions occurred:

     The company issued 747,976 shares of common stock for $747,976 in cash in the month of October, $747,976 of this cash was included as cash and stock to be issued in the September 30th balance sheet.

     On November 12, 2008, Global Resource Corporation (the "Company") entered into a Severance Agreement with Frank G. Pringle, the Chairman of its Board of Directors, and 888 Corporation, a New Jersey corporation owned directly or indirectly by Pringle (the "Severance Agreement"). Pursuant to the Severance Agreement, the Company has agreed to pay Mr. Pringle $200,000.00 per year for the six (6) year period commencing on January 1, 2009 subject to Mr. Pringle and 888 Corp.'s continued compliance with the terms of the Severance Agreement. Pursuant to the Severance Agreement, Mr. Pringle agreed to return 225,000 shares of Company Common Stock previously issued to him and to resign as a member of the Company's Board of Directors and in all other capacities. Mr. Pringle also agreed to restrict the amount of shares of Company Common Stock that he or his affiliates may sell to the following amounts: an aggregate of Four Hundred Thousand (400,000) shares of Company Common Stock in the three (3) month period beginning February 1, 2009, an aggregate of Three Hundred Thousand (300,000) shares of Company Common Stock in the three (3) month period beginning May 1,2009 and an aggregate of Two Hundred Fifty Thousand (250,000) shares of Company Common Stock in any three month period thereafter beginning with the three (3) month period beginning August 1, 2009. The foregoing restrictions remain in place until Mr. Pringle has less than 5,000,000 shares of Company Common Stock and any transfers by Mr. Pringle in accordance with the foregoing restrictions remain subject to the Company's right of first refusal to purchase the stock. The Severance Agreement also provides for: (i) the immediate termination of the Consulting Agreement between the Company and 888 Corp. dated as of January 1, 2008 (though the Company

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 18 -  SUBSEQUENT EVENTS (CONTINUED)

has agreed to pay 888 Corp. the remainder of any payments otherwise due there under through December 31, 2008); (ii) a nine year non-compete and non-solicitation agreement from Mr. Pringle; (iii) certain representations, warranties and covenants from Mr. Pringle and associated indemnification obligations; and (iv) mutual general releases and non-disparagement provisions.


NOTE 19 -  RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS
           ENDED DECEMBER 31, 2003 AND 2002

The Company has restated its previously issued financial statements for the period July 19, 2002 (inception) through December 31, 2002 and its financial statements for the year ended December 31, 2003. In 2002 the Company had a transaction in which it reflected the issuance of 150,000 shares of preferred stock, par value $10, in exchange for an intangible asset valued at $1.5 million dollars. The intangible asset was subsequently deemed impaired and accordingly was expensed in 2002. The financial statements have been restated as the transaction was subsequently rescinded, as the preferred stock shares were not formally issued and no expense should have been recorded. In 2003 the Company had initially reflected the issuance of 1,455,000 shares of common stock to two of its founders as being issued for services provided, valued at $727,500. The Company has restated its financial statements to reflect the common stock as re-issuance of founders' shares and, as such, no expense should have been initially associated with the issuance of the founders shares. These transactions resulted in a decrease in net loss applicable to accumulated deficits of $727,500 and $1,500,000 for the year ended December 31, 2003 and December 31, 2002, respectively. Annual net loss of $203,659 and $508,508 as restated, and a decrease in the accumulated deficits during the development stage to $712,617 and $508,508, respectively for years 2003 & 2002.


The impact of these adjustments on the Company's financial results as originally reported are summarized below:



                                                              Year Ended                           Year Ended
                                                          December 31, 2003                     December 31, 2002
                                                  -------------------------------         --------------------------------
                                                   As Reported        As Restated         As Reported          As Restated
                                                  ------------      --------------        ------------        ------------

          Accumulated deficit                     $(2,939,667)        $  (712,167)        $(2,008,508)        $  (508,508)
          Net Loss from Operations                $  (931,159)        $  (203,659)        $(2,008,508)        $  (508,508)
          Basic and diluted Loss per share        $     (0.19)        $     (0.04)        $     (0.42)        $     (0.11)
          Net Assets                              $    26,693         $    26,693         $   (15,208)        $   866,239


                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 20 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS
          ENDED DECEMBER 31, 2007 AND   SEPTEMBER  30, 2008

     SUMMARY OF CHANGES TO THE BALANCE SHEET ORIGINALLY SUBMITTED IN 10K FOR DECEMBER 31, 2007

          1. Reclassified contra prepaid equity from the Stockholders' Equity section of the balance sheet, in the amount of $1,808,042 to current assets section as prepaid services (also see new note #? Prepaid above). The total current assets balance was changed to $2,588,467 from $780,425 and the total assets were changed to $3,036,462 from $1,228,420. Stockholders' Equity was revised to $2,674,281 from $866,239.

          2. Elimination of Deferred Compensation in the amount of $218,000 from the stockholders equity section to comply with SFAS 123R, additional paid capital was reduced by the $218,000. This change had a neutral impact on stockholders' equity.

     SUMMARY OF CHANGES TO THE BALANCE SHEET ORIGINALLY SUBMITTED IN 10-Q FOR SEPTEMBER 30, 2008

          1. The recording of expenses associated with warrants for services that were issued in June and Sept. 2008 Additional paid in capital was increased by $194, 759 and deficit accumulated in the development stage was corresponding offset for same amount, net impact was no change to net assets or the stockholders' equity.

     SUMMARY OF CHANGES TO THE STATEMENT OF OPERATIONS ORIGINALLY SUBMITTED IN 10-Q FOR SEPTEMBER 30, 2008.

          1. As part of the liquidating damages associated with POOF transaction (see note 13 above) 625,000 warrants, were issued on June 30, 2008, with an excise price of $1.50. The Company should have recognized an expense of $567,938 on June 30, 2008. The expense was not recorded until July 2008 in the amount of $462,859. These warrants were excised in a cashless transaction on July 3, 2008. For the period ending June 30, 2008, the financial statement will be restated to reflect the expense of $567,938 and the September 30, 2008 period ending financials will be revised to eliminate the expense of $462,859, the year to date operating loss as of September 30, 2008 will be increased by $105,079. The POOF warrants were valued using the Black-Scholes option-pricing model with the following assumptions: Dividend yield is 0; Expected Volatility is 79.1%; Risk-free interest rate is 2.21%; Expected life 6 months.

          2. Warrants issued for service to non-employees were inadvertently not recorded in September 2008. 76,000 warrants were issued on September 3, 2008 to non-employee and should have been expensed to the P&L in the amount of $89, 680. These warrants were valued using the Black-Scholes option-pricing model with the following assumptions: Dividend yield is 0; Expected Volatility is 217.7%; Risk-free interest rate is 2.24%; Expected life 2 years.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

NOTE 20 -  RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE YEARS
           ENDED DECEMBER 31, 2007 AND SEPTEMBER 30, 2008 (CONTINUED)

     SUMMARY OF CHANGES TO THE CASH FLOW STATEMENT ORIGINALLY SUBMITTED IN 10-Q FOR SEPTEMBER 30, 2007

          1. The following account balances were reclassified: "Common stock issued for services" was changed to $15,024,264 from $15,487,123 and "warrants issued for services" was revised to $742,993 from $85,375 per the adjustments above.

Revisions to the original footnotes were made to include and add additional information contained in the financial statements. The following footnotes note were revised: 1, 2, 11, 12, 13, 16, 18, 19, 20 and 21.

The impact of these adjustments on the Company's financial results as originally reported are summarized below:

                                                              Year Ended                                 Year Ended
                                                         September 30, 2008                         December 31, 2007
                                                  ---------------------------------         ---------------------------------
                                                   As Reported          As Restated          As Reported          As Restated
                                                  -------------        -------------        -------------        -------------
          Accumulated deficit                     $(38,269,448)        $(38,464,207)        $(17,418,997)        $(17,418,997)
          Net Loss from Operations                $(20,850,451)        $(21,045,210)        $(10,486,886)        $(10,486,886)
          Basic and diluted Loss per share        $      (0.49)        $      (0.50)        $      (0.40)        $      (0.40)
          Net Assets                              $  7,059,182         $  7,059,182         $    866,239         $  2,674,281



NOTE 21 -  PREPAID SERVICES

During September and October 2007 the Company issued an aggregate 925,000 shares of stock to non-employees for services to be performed. The agreements were valued at the fair value of the stock at the commitment date in the amount of $2,581,500 as that was deemed to be the more readily determinable value. Per the agreements the services are being provided over one year. The fair value of the stock of $2,581,5000 is being amortized over a 12 month period, the unamortized amount as of December 31, 2007 is $1,808,042. Through September 31, 2008 an amount of $1,808,042 of compensation expense was recorded related to the amortization of prepaid services.

                PART II---INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. Other Expenses of Issuance and Distribution.

          SEC Registration Fee                        $   210
          Legal and Accounting Fees and Expenses*     $40,000
          Transfer Agent and Registrar Fees*          $ 5,000
          Printing Expenses*                          $ 5,000
          Miscellaneous*                              $ 5,000
          Total                                       $55,210
          *Estimated


ITEM 14. Indemnification of Directors and Officers

     Global Resource Corporation's Articles of Incorporation, as amended, contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Private Corporations Law of Nevada. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. Global Resource Corporation believes that these provisions will assist Global Resource in attracting or retaining qualified individuals to serve as Directors.

ITEM 15. Recent Sales of Unregistered Securities

     Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by the Company, the number of options and warrants issued by the Company, and the principal amount of debt instruments issued by the Company since December 15, 2005, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.


     Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

     The information below gives effect to all stock splits, reverse stock splits and stock dividends to date.

     On September 22, 2006 the Company acquired substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Agreement") with Carbon Recovery Corporation ("CRC"). Under the CRC Agreement, on September 22, 2006 the Company issued to Carbon Recovery the following: (i) 48,688,996 shares of the Company's Common Stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC.

     On September 22, 2006 the Company issued 25,000 shares of its Common Stock to Ms. Mary Radomsky as compensation for her services as former director and CEO of the Company from May to September 22, 2006.

     On September 26, 2006 the Company issued 2,560,974 shares of its Common Stock out of a total of 2,681,837 such shares to two holders of the Company's 8% convertible debenture in connection with the conversion of $102,345 principal amount of, and $18,337.68 in accrued interest, of the debentures. The remaining 120,863 shares issuable upon the conversion were subsequently issued as a result of certain ownership percentage limitations set forth in the convertible debenture.

     On December 29, 2006 the Company issued 14,123 shares of Common Stock to a consultant in partial payment for services.

     Between November 2005 and December 31, 2006 the Company issued 2,786,286 shares of its Common Stock for $2,810,877 cash.

     On December 31, 2006 the Company closed an acquisition for substantially all of the assets and certain liabilities of Mobilestream Oil, Inc. (the "Mobilestream Acquisition") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Agreement") with Mobilestream Oil, Inc. ("Mobilestream"). Under the Mobilestream Agreement, on January 3, 2007 the Company issued to Mobilestream the following: (i) 11,145,255 shares of the Company's Common Stock (the "Mobilestream Acquisition Common Stock"); and (ii) 27,205,867 Common Stock purchase warrants having an exercise price of $4.75 per share and an expiration date of December 31, 2007 (the "Mobilestream Warrants") on the basis of one Mobilestream Warrant for each three shares of Mobilestream common stock or Mobilestream 2006 Series Convertible Preferred Stock. Although intended for the Mobilestream Liquidating Trust and for eventual distribution to Frank G. Pringle, the Company issued directly in a private placement to Frank G. Pringle 35,236,188 shares of the Company's 2006 Series Convertible Preferred Stock (the "2006 Mobilestream Acquisition Preferred Stock"). In addition, the Company acquired 37,500,000 shares of its own Common Stock from Mobilestream as one of the assets in the Mobilestream Acquisition.

     On March 8, 2007 the Company issued 186,822 shares of its Common Stock to 25 non-US persons under a Regulation S offering for $201,342 actually received in 2006.

     On March 19, 2007 the Company issued 25,000 shares of its Common Stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $15,000.

     On March 20, 2007 the Company issued 11,000 shares of its Common Stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $11,000.

     In March 2007 the Company issued 17,500 shares of its Common Stock in exchange for $5250 in cash.

     On May 30, 2007 the Company issued 3,147 shares of its Common Stock to Coast to Coast Funding Consultants for consulting services valued at $3304.50.

     On July 9, 2007 the Company issued 4700 shares of its Common Stock to Kenneth Dicks for consulting services valued at $4700.

     During the three months ended June 30, 2007 the Company issued 499,564 shares of its Common Stock for $157,711 in cash in a Regulation S offering.

     On July 18, 2007 the Company issued 37,500 shares of its Common Stock to a consultant for engineering services valued at $30,000.

     On August 28, 2007 the Company issued 800,000 Common Stock Purchase Warrants to each of Ademas Fund, LLLP (then known as Black Diamond Fund LLLP) and Nutmeg Mercury Fund, LLLP in connection with the rescission of, and settlement of, a set of claims and counterclaims arising out of a private placement transaction.

     On August 30, 2007 the Company issued 30,041 shares of its Common Stock to Four Seasons Financial Group in exchange for consulting services valued at $20,728.

     On August 30, 2007 the Company issued 3,745 shares of its Common Stock to Coast to Coast Funding Consulting in exchange for consulting services valued at $8,500.

     On August 31, 2007, the Company issued 1,000 shares of its Common Stock to Jerry Sainsbury for services valued at $1000.

     On August 31, 2007, the Company issued 10,000 shares of its Common Stock to Todd Heinzl for consulting services valued at $34,100.

     On August 31, 2007, the Company issued 350,000 shares of its Common Stock to Daniel Katz for services valued at $1,193,500.

     On September 14, 2007, the Company issued 150,000 shares of its Common Stock to Joseph Bianco for services valued at $343,500.

     On October 2, 2007, the Company issued 350,000 shares of its Common Stock to C. Jones Consulting, Inc. for marketing and investor relations services valued at $864,500.

     On October 2, 2007, the Company issued 75,000 shares of its Common Stock to Leading Edge for consulting services valued at $180,000.

     On October 22, 2007, the Company issued 50,000 shares of its Common Stock to Patrick Hogan for services valued at $93,000.

     On October 25, 2007, the Company sold 2,500 shares of its Common Stock to Robert T. Leach for $5000.

     On October 29, 2007, the Company issued 150,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $337,500.

     On November 9, 2007, the Company issued 130,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $419,900.

     On November 19, 2007, the Company issued 50,000 shares of its Common Stock to Aero Financial, Inc. for services valued at $175,000.

     On November 26, 2007, the Company issued 30,000 shares of its Common Stock to Robert Sullivan for services valued at $90,300.

     On December 3, 2007 the Company issued 45,094 shares of its Common Stock to Todd Heinzl for services relating to a listing on the Frankfurt Stock Exchange valued at $90,000.

     On December 4, 2007 the Company issued 50,000 shares of its Common Stock to Worldwide Strategic Partners, Inc. for consulting services valued at $157,000.

     On December 11, 2007, the Company issued 200,000 shares of its Common Stock to Tommy Viewig and Brian Conway for consulting services valued at $500,000.

     On December 17, 2007 the Company issued a total of 400,000 shares of its Common Stock upon conversion of the MJACC Series Convertible Preferred Stock valued at $432,000.

     On December 17, 2007 the Company issued a total of 100,000 shares of its Common Stock to Starr Consulting/Thomas Pierson, in settlement of a pending litigation by them against the Company, valued at $250,000.

     On December 18, 2007 the Company issued a total of 50,000 shares of its Common Stock to Worldwide Strategic Partners, Inc. for consulting services valued at $151,000.

     On December 21, 2007 the Company (i) sold 1,000,000 shares of its Common Stock to Professional Opportunity Offshore Fund, Ltd. for $1,000,000, (ii) issued an additional 900,000 shares of its Common Stock to be held in escrow in connection with the transaction, 250,000 of which were subject to purchase for $250,000 and the remaining 650,000 shares were subject to release from escrow for no consideration if the Company does not meet certain registration statement requirements or the price of its stock falls below $1.00 per share prior to June 30, 2008, and (iii) issued a warrant to purchase 625,000 shares of its Common Stock at an exercise price of $1.50 per share.

     On December 21, 2007 the Company issued 40,000 shares of its Common Stock to Robert Sullivan for consulting services valued at $120,000.

     On December 27, 2007 the Company issued a total of 50,000 shares of its Common Stock upon a partial cashless exercise of certain Common Stock purchase warrants issued in settlement of two claims arising from a dispute involving Nutmeg Mercury Fund, LLLP and Ademas Fund LLLP (formerly known as Black Diamond Fund, LLLP), in the respective amounts of 31,250 and 18,750 shares, valued respectively at $96,875 and $58,125.

     On February 1, 2008 the Company issued a total of 100,000 shares of its Common Stock to Robert Sullivan for investor relation services valued at $295,000.

     On February 6, 2008, the Company issued a total of 150,000 shares of its Common Stock to Tomas Viewig and Brian Conway for investor relation services valued at $394,500.

     On February 13, 2008 the Company issued 12,500 shares of its Common Stock to Todd Heinzl for consulting services valued at $29,875.

     On February 15, 2008 the Company issued 20,000 shares of its Common Stock to Robert Sullivan and Associates and Steve Urbanski for consulting services valued at $48,400.

     On February 19, 2008 the Company issued 5,000 shares of its Common Stock to Kelly Meddick for $10,000.

     On February 19, 2008 the Company issued 12,000 shares of its Common Stock to Fred Mayers for $24,000.

     On February 28, 2008 the Company issued 25,000 shares of its Common Stock to Brian Conway for consulting services valued at $53,750.

     On February 29, 2008 the Company issued 175,000 shares of its Common Stock to Brian Conway for consulting services valued at $383,250.

     On March 5, 2008 the Company issued 31,057 shares of its Common Stock to David Barnes for $50,000.

     On March 14, 2008 the Company issued 5,000 shares of its Common Stock to Carl Everleigh for scientific consulting services valued at $10,500.

     On March 18, 2008 the Company issued 30,000 shares of its Common Stock to Carl Everleigh for scientific consulting services valued at $48,000.

     On March 18, 2008 the Company issued a total of 850,669 shares of its Common Stock (as a part of 850,669 Units) to a group of non-U.S. citizens for a total investment of $850,669.

     On March 18, 2008, as a part of the 850,669 Units sold to the group of non-U.S. citizens, the Company issued a total of 850,669 Common Stock Purchase Warrants, exercisable at $2.00 per share.

     On March 19, 2008 the Company issued 20,000 shares of its Common Stock to Robert Sullivan and Associates and Steve Urbans for consulting services valued at $32,000.

     On March 26, 2008 the Company issued a total of 1,138,500 shares of its Common Stock (as a part of 1,138,500 Units) to a group of non-U.S. citizens for a total investment of $1,138,500.

     On March 26, 2008 as a part of the 1,138,500 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,138,500 Common Stock Purchase Warrants, exercisable at $2.00 per share.

     On March 31, 2008 the Company issued 350,000 shares of its Common Stock to Robert Sullivan & Associates for consulting services valued at $665,000.

     On April 1, 2008 the Company issued a total of 3,387,980 shares of its Common Stock (as a part of 3,387,980 Units) to a group of non-U.S. citizens for a total investment of $3,387,980.

     On April 1, 2008 the Company issued 70,000 shares of its Common Stock to Joseph Bianco for consulting services valued at $136,500.

     On April 1, 2008, as a part of the 3,387,980 Units sold to the group of non-U.S. citizens, the Company issued a total of 3,387,980 Common Stock Purchase Warrants, exercisable at $2.00 per share.

     On April 2, 2008 the Company issued a total of 108,478 shares of its Common Stock upon a partial cashless exercise of certain Common Stock purchase warrants issued in settlement of two claims arising from a dispute involving Nutmeg Mercury Fund, LLP and Ademas Fund LLLP (formerly known as Black Diamond Fund,
LLLP), in the respective amounts of 89,728 and 18,750 shares, valued respectively at $165,099 and $34,500.

     On April 4, 2008, the Company issued 10,000 shares of its Common Stock to each of Robert Sullivan and Associates and Steve Urbanski for their respective consulting services valued at $38,000.

     On April 4, 2008, the Company issued 1,066,666 shares of its Common Stock to TJV Management Corp., for consulting services valued at $2,026,666.

     On April 11, 2008, the Company issued total of 1,929,775 shares of its Common Stock (as a part of 1,929,775 Units) to a group of non-U.S. citizens for a total investment of $1,929,775.

     On April 11, 2008, as a part of the 1,929,775 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,929,775 Common Stock Purchase Warrants, exercisable at $2.00 per share.

     On April 14, 2008 the Company issued 150,000 shares of its Common Stock to Jane Auderied for consulting services valued at $457,500

     On April 25, 2008 the Company issued a total of 1,487,139 shares of its Common Stock (as a part of 1,487,139 Units) to a group of non-U.S. citizens for a total investment of $1,772,853.94.

     On April 25, 2008, as a part of the 1,487,139 Units sold to the group of non-U.S. citizens, the Company issued a total of 1,487,139 Common Stock Purchase Warrants, exercisable at $2.00 per share.

     On April 29, 2008 the Company issued a total of 833,333 shares of its Common Stock (350,000 and 533,333 shares, respectively) to Robert Sullivan and Associates and Steve Urbanski for consulting services valued at $892,500 and $1,359,999, respectively.

     On May 7, 2008 the Company issued 1,000,000 shares of its Common Stock to TJV Management Corp. for consulting services valued at $2,550,000.

     On May 12, 2008 the Company issued 20,000 shares of its Common Stock to Martin Canouse for consulting services valued at $53,000.

     On May 13, 2008 the Company issued 50,000 shares of its Common Stock to Robert Sullivan and Associates, Worldwide Strategic Partners, American International Finance, Ltd. and Steve Urbanski in the respective amounts of 7,500, 22,500, 12,500 and 7,500 for consulting services with a respective value of $20,925, $62,775, $34,875 and $20,925.

     On May 15, 2008 the Company issued 39,100 shares of its Common Stock to Adam Swainson for $42,930.

     On May 30, 2008 the Company issued 66,011 shares of its Common Stock to Nutmeg Mercury Fund, LLP upon a partial cashless exercise of certain Common Stock purchase warrants issued in settlement of its claims, valued at $145,224.

     On June 3, 2008 the Company issued 150,000 shares of its Common Stock to Robert Sullivan and Associates for consulting services valued at $315,000.

     On June 11, 2008 the Company issued 88,750 shares of its Common Stock to Todd Heinzl for consulting services valued at $199,687.50

     On June 12, 2008 the Company issued a total of 236,909 shares of its Common Stock (as a part of 236,909 Units) to a group of non-U.S. citizens for a total investment of $236,909.

     On June 12, 2008, as a part of the 236,909 Units sold to the group of non-U.S. citizens, the Company issued a total of 236,909 Common Stock Purchase Warrants, exercisable at $2.00 per share.

     On June 13, 2008 the Company issued a total of 125,000 shares of its Common Stock for consulting services in the following amounts to Robert Sullivan and Associates (5,000 shares), Brian Ettinger (57,500 shares), Steve Urbanski (5,000), Ron Russo (28,750, shares) and Harrymax Consultants, LLC (28,750 shares) for consulting services valued respectively at $11,250, $129,375, $11,250, $64,687.50 and $64,687.50.

     On June 23, 2008 the Company sold 250,000 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. for $250,000.

     On June 30, 2008 the Company issued 650,000 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. for no consideration pursuant to the terms and conditions of an escrow agreement between the Company and the Fund, valued at $1,358,500.

     On June 25, 2008 the Company issued 895,532 shares of its Common Stock to Frank G. Pringle upon his conversion of 1,791,064 shares of the Company's 2006 Series of Convertible Preferred Stock for no consideration pursuant to the terms of the 2006 Series of Convertible Preferred Stock.

     On July 1, 2008 the Company sold 391,730 shares of its Common Stock to a private investor for $391,730.

     On July 3, 2008 the Company issued 325,957 shares of its Common Stock to Professional Offshore Opportunity Fund, Ltd. as a cashless exercise of common stock purchase warrants owned by the Fund.

     On July 14, 2008 the Company issued 100,000 shares of its Common Stock to Alliance Advisors for investor relations services valued at $166,000.

     On July 14, 2008 the Company issued 100,000 shares of its Common Stock to Robert Sullivan and Associates for consulting services valued at $166,000.

     On July 21, 2008 the Company sold 73,480 shares of its Common Stock to a private investor for $73,480.

     On July 25, 2008 the Company issued 75,000 shares of its Common Stock to Private Capital Group for financial consulting services valued at $105,000.

     On August 8, 2008 the Company issued 75,000 shares of its Common Stock to Private Capital Group for financial consulting services valued at $77,250.

     On August 13, 2008 the Company issued 16,720,062 shares of its Common Stock to Frank G. Pringle upon his conversion of 33,440,124 shares of the Company's 2006 Series of Convertible Preferred Stock for $1,791.06, representing the par value of the shares surrendered.

     On August 21, 2008 the Company sold 10,000 shares of its Common Stock to Austin Whittaker for $10,000.

     On August 25, 2008 the Company sold 10,000 shares of its Common Stock to Fiona Lavery for $10,000.

     On September 4, 2008, the Company issued 13,867 shares of its Common Stock to individual investors for $14,397.80.

     On September 9, 2008 the Company issued 1,500,000 shares of its Common Stock to Paul Sweeney for consulting services under an investor relations agreement, valued at $1,440,000.

     On September 18, 2008 the Company issued 76,000 warrants to purchase shares of its Common Stock to New Millennium PR Communications for public relations services.

     On September 29, 2008, the Company issued 1,723,844 shares of its Common Stock to 15 individual investors for an aggregate cash consideration of $1,723,844.

     On October 7, 2008 the Company issued a total of 497,375 shares of its Common Stock to a group of non-U.S. citizens for a total investment of $497,375, cash was received in September 2008 was recorded as part of stock to be issued.

     On October 15, 2008 the Company issued a total of 241,000 shares of its Common Stock to a group of non-U.S. citizens for a total investment of $241,000, cash was received in September 2008 was recorded as part of stock to be issued.

     On October 15, 2008 the Company issued 60,000 shares of its Common Stock to Kalvervo Pesso for consulting services valued at $75,000.

     On October 15, 2008 the Company issued 125,000 shares of its Common Stock to Private Capital Group Inc. for consulting services valued at $187,500.

     On October 15, 2008 the Company sold 10,000 shares of its Common Stock to private investor for $10,000.

     On October 24, 2008 the Company issued 100,000 shares of its Common Stock to Investor Advantage LLC for consulting services valued at $137,000.

     On October 31, 2008 the Company issued 150,000 shares of its Common Stock to Brian Ettinger for consulting services valued at $232,500.



ITEM 16. Exhibits and Financial Statement Schedules.

Exhibits required by Item 601 of Regulation S-K. The following exhibits are filed as a part of, or incorporated by reference into, this Registration
Statement:

Number   Description
------   -----------


3.1      Articles of Incorporation of E-mail Mortgage.com, Inc., filed as
         Exhibit 3 to the Company Registration Statement on Form SB-2, SEC File Number 333-51058, filed on December 1, 2001 (the "2001 Registration Statement") and incorporated herein by reference.

3.1.1 Certificate of Amendment of Articles of Incorporation, filed as Exhibit 3(i) to the Company's Registration Statement on Form 8-A, filed on September 17 2004 (the "2004 Registration Statement"), and incorporated herein by reference.

3.1.2 Certificate of Designation of Series A Convertible Preferred Stock, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

3.1.4    Amendment to Articles of Incorporation of the Company*.

3.1.7 Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company*.

3.1.8 Amendment to Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company*.

3.1.9 Certificate of Amendment to Articles of Incorporation of the Company, filed as Exhibit 3.19 to Amendment No. 1 to the Registration Statement on Form S-1, SEC File Number 333-151584, filed on October 22, 2008 (the "POOF Registration Statement"), and incorporated herein by reference.

3.2      Company By-laws, filed as Exhibit 3.2(iii) to the POOF
         Registration Statement, and incorporated herein by reference.

4.1 Specimen Common Stock Certificate filed as Exhibit 4.1 to the Company's 2002 Registration Statement, and incorporated herein by reference.


4.2 $25,000 8% Convertible Debenture issued September 15, 2004 from the Company to Javelin Holdings, Inc. filed as Exhibit 4 to the Company's Current Report on Form 8-K filed on November 15, 2004, and incorporated herein by reference.

4.3 Form of 8% Convertible Debenture filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

4.4 2004 Stock Option Plan filed as Exhibit 4 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed on July 17, 2005, and incorporated herein by reference.

4.5 2007 Employee Compensation and Stock Option Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-141442, filed on March 20, 2007, and incorporated herein by reference.


4.6      Form of Carbon Recovery Acquisition Class B Warrant dated September 26,
         2006*.

4.6.1 Form of Carbon Recovery Acquisition Class D Warrant dated September 26, 2006*.

4.6.2 Form of Carbon Recovery Acquisition Class E Warrant dated September 26, 2006*.

4.6.3    Form of Mobilestream Acquisition Warrant dated December 31, 2006*.

4.6.4    Black Diamond Fund, L.P. Warrant*.

4.6.5    Nutmeg/Mercury Fund, L.P. Warrant*.

4.6.6    Form of Augustine Warrant for George Birch*.

4.6.6.1  Form of Augustine Warrant for Jonathan Simon*.

4.6.7 Warrant dated December 21, 2007 for 625,000 shares of the Company's common stock issued to Professional Offshore Opportunity Fund, Ltd. ("POOF")*.

4.6.8    Terence Taylor Warrant*.

4.6.9    Form of 2008 private placement Warrant*.

4.6.10 Form of New Millenium PR Warrant, filed as Exhibit 4.6.10 to the POOF Registration Statement and incorporated herein by reference.

4.6.11 Form of directors warrant, filed as Exhibit 4.6.11 to the POOF Registration Statement and incorporated herein by reference.

4.7 2008 Employees Compensation Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-148916, filed on January 29, 2008, and incorporated herein by reference.

5.1      Opinion of Sol V. Slotnik, P.C., filed herewith.


10.1 Agreement and Plan of Reorganization dated as of October 29, 2003, 2001, by and between Advanced Healthcare Technologies, Inc. and Nutratek, Ltd., filed as Exhibit 99 to the Company's Current Report on Form 8-K filed on January 12, 2004, and incorporated herein by reference.


10.2 Stock Purchase Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 2.1 to the Company's Report on Form 8-K filed on July 15, 2004, and incorporated herein by reference.

10.3 Release and Indemnity Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 10.1 to the Company's Report on Form 8-K filed on July 15, 2004, and incorporated herein by reference.

10.4 Articles of Merger by and between E-mail Mortgage.com, Inc. and Mariner Health Care, Inc. dated as of July 29, 2002 filed as Exhibit
         99.1 to the 2004 Registration Statement, and incorporated herein by reference.


10.5 Operating Agreement dated as of January 11, 2005 by and between Global Resource Corporation and Well Renewal, LLC filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.


10.6 Agreement and Plan of Reorganization dated as of July 26, 2006 by and between Global Resource Corporation and Carbon Recovery Corporation*.

10.6.1 Carbon Recovery Corporation Liquidating Trust Agreement made this 22nd day of September 2006 between Carbon Recovery Corporation and Olde Monmouth Stock Transfer Co., Inc. as Trustee*.


10.7 Form of Indemnity Agreement between the Company and each of its directors and executive officers filed as Exhibit 10.4 to the Company's Current Report on Form 8-K dated September 22, 2006, filed on September 27, 2006, and incorporated herein by reference.

10.8 Pledge Agreement dated November 18, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed on October 31, 2006, and incorporated herein by reference.

10.9 Settlement Agreement dated December 15, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.2 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.

10.10 Combined Technology Agreement dated November 28, 2006 by and among the Company, Carbon Recovery Corporation, Frank G. Pringle, Lois Augustine Pringle, and Mobilestream Oil Corporation*.

10.11 Plan and Agreement of Reorganization dated as of November 28, 2006 by and between the Company and Mobilestream Oil Corporation*.

10.11.1 Mobilestream Liquidating Trust Agreement made this 29th day of December 2006 between Mobilestream Oil, Inc. and Olde Monmouth Stock Transfer Co., Inc. as Trustee*.

10.12 Securities Purchase Agreement, dated as of December 21, 2007, by and between the Company and Professional Offshore Opportunity Fund, Ltd. ("POOF")*.

10.13 Registration Rights Agreement dated as of December 21, 2007, by and between the Company and POOF*.

10.14 Escrow Agreement dated as of December 21, 2007 by and among the Company, POOF and Sullivan & Worcester, LLP dated as of December 21, 2007*.

10.15    Form of Subscription Agreement #1*.

10.16 Consulting agreement dated as of January 1, 2008 by and between 888 Corporation and the Company*.


10.17 Settlement agreement dated as of January 15, 2008 by and among Global Resource Corporation, Patrick F. Hogan, Terence Taylor, Tomahawk Trading Corp., and Frank G. Pringle*.

10.18 Employment agreement dated as of November 7, 2007 by and between Jeffrey T. Kimberly and the Company*.

10.19 Consultant agreement dated as of November 26, 2007 by and between the Company and Worldwide Strategic Partners, Inc.*.

10.20 Consultant agreement dated as of May 26, 2008 by and between the Company and Worldwide Strategic Partners, Inc.*.

10.21 Investor relations agreement dated as of September 8, 2008 by and between the Company and Paul J. Sweeney*.

10.22 Stock redemption agreement dated as of August 13, 2008 by and between the Company and Frank G. Pringle, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated August 13, 2008, filed on August 18, 2008, and incorporated herein by reference.

10.23 Term sheet employment agreement dated September 23, 2008 by and between the Company and Wayne Koehl, filed as Exhibit 10.1 to the September
         23, 2008 Current Report on Form 8-K, and incorporated herein by reference.

10.24 Term sheet employment agreement dated September 23, 2008 by and between the Company and Jeffrey T. Kimberly filed as Exhibit 10.2 to the September 23, 2006 Current Report on Form 8-K, and incorporated herein by reference.

10.25 Term sheet employment agreement dated September 23, 2008 by and between the Company and Jeffrey A. Andrews, filed as Exhibit 10.3 to the September 23, 2008 Current Report on Form 8-K, and incorporated herein by reference.

10.26 Summary of terms of proposed employment agreement (undated) by and between the Company and Eric Swain, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 24, 2008, filed on October 2, 2008, and incorporated herein by reference.

10.27 Form of confidentiality agreement between the Company and each director filed as Exhibit 10.2 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2008 filed on November 11, 2008 (the "September 30, 2008 Form 10-Q"), and incorporated herein by reference.

10.28 Form of confidentiality agreement between the Company and each executive officer, filed as Exhibit 10.3 to the September 30, 2008 Form 10-Q, and incorporated herein by reference.

10.29 Consultant agreement dated as of October 1, 2008 with LP (Origination) Limited, filed as Exhibit 10.5 to the September 30, 2008 Form 10-Q, and incorporated herein by reference.

10.30 Option agreement dated October 14, 2008 between the Company and Eric Swain, filed as Exhibit 10.6 to the September 30, 2008 Form 10-Q, and incorporated herein by reference.

10.31 Rescission agreement dated as of September 30, 2008 between the Company and Wayne Koehl, filed as Exhibit 10.7 to the September 30, 2008 Form 10-Q, and incorporated herein by reference.

10.32 Severance agreement dated as of November 12, 2008 between the Company and Frank G. Pringle, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 12, 2008, filed on November 17, 2008 and incorporated herein by reference.

23.1 Consent of Bagell, Josephs, Levine and Company, L.L.C., filed herewith.

23.3 Consent of Sol V. Slotnik, P.C. (included in Exhibit 5.1), filed herewith.

*Filed as an exhibit to the Registration Statement on Form S-1, SEC File Number 333-152118, filed on July 3, 2008.


ITEM 17. UNDERTAKINGS


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (a)  The undersigned registrant hereby undertakes:


          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


Provided, however, That:

          A. Paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

         B. Paragraphs (a)1(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         5. That, for purposes of determining liability under the Securities Act to any purchaser:

         (i) A. If the registrant is relying on Rule 430B: Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) As part of a registration statement relating to an offering, other than registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         To determine any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Berlin, State of New Jersey, on December 16, 2008.

(Registrant) GLOBAL RESOURCE CORPORATION


By (Signature and Title)                   /s/ Eric Swain
                                           ------------------------------------
                                           Eric Swain, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates stated:


Signature                                   Title                                                    Date


  /s/ Eric Swain
------------------------                 Chief Executive Officer,                                December 16, 2008
                                         Chairman of the Board of Directors
      Eric Swain                         (Principal Executive Officer)

/s/ Jeffrey J. Andrews
------------------------                 Chief Financial Officer                                 December 16, 2008
Jeffrey J. Andrews                       (Principal Financial and
                                         Accounting Officer)


                                         Director
------------------------
Frederick A. Clark


/s/ Kim Thorne O'Brien                   Director                                                December 15, 2008
------------------------
Kim Thorne O'Brien


/s/ Lincoln Jones III                    Director                                                December 15, 2008
------------------------
Lincoln Jones III


/s/ Jonathan L. Simon                    Director                                                December 16, 2008
------------------------
Jonathan L. Simon




                                         Director

------------------------
Paul J. Sweeney


/s/ Peter A. Worthington                 Director                                                December 15, 2008
------------------------
Peter A. Worthington



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